Exhibit 4.10

Certain information identified as [***] has been excluded because it is both not material and is the type that the Company treats as private or confidential. EXECUTION VERSION

30 MAY 2022

NEOGAMES S.A.
(as Parent)
and
NEOGAMES CONNECT S.À R.L.
(as Original Borrower)
and
THE ENTITIES LISTED IN PART 1 OF SCHEDULE 1
(as Original Guarantors)
and
THE FINANCIAL INSTITUTIONS LISTED IN PART 2 OF SCHEDULE 1
(as Original Lenders)
and
GLOBAL LOAN AGENCY SERVICES LIMITED
(as Agent)
and
GLAS TRUST CORPORATION LIMITED
(as Security Agent)

SENIOR TERM FACILITIES AGREEMENT
99 Bishopsgate London EC2M 3XF, United Kingdom www.lw.com

CONTENTS

Clause	Page

SCHEDULE 1	203

THE ORIGINAL PARTIES

SCHEDULE 2	205

CONDITIONS PRECEDENT

SCHEDULE 3	209

REQUESTS AND NOTICES

SCHEDULE 4	210

FORM OF TRANSFER CERTIFICATE

SCHEDULE 5	211

FORM OF ASSIGNMENT AGREEMENT

SCHEDULE 6	212

FORM OF ACCESSION DEED

SCHEDULE 7	213

FORM OF RESIGNATION LETTER

SCHEDULE 8	214

FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 9	215

TIMETABLES

SCHEDULE 10	216

AGREED SECURITY PRINCIPLES

SCHEDULE 11	224

FORM OF INCREASE CONFIRMATION

SCHEDULE 12	225

FORMS OF NOTIFIABLE DEBT PURCHASE NOTICE

SCHEDULE 13	226

FORM OF ACCORDION FACILITY NOTICE

SCHEDULE 14	227

FORM OF ACCORDION LENDER ACCESSION DEED

SCHEDULE 15	228

THE INITIAL GUARANTORS

THIS AGREEMENT is made on the date stated on the front cover

BETWEEN:

(1)
NEOGAMES S.A., a public limited company (société anonyme) incorporated under the laws of Luxembourg, with its registered office at 63-65, rue de Merl, L-2146 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B186309 (the “Parent”);

(2)
NEOGAMES CONNECT S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 63-65, rue de Merl, L-2146 Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B262811 (the “Original Borrower”);

(3)
NEOGAMES CONNECT LIMITED, a private limited liability company incorporated under the laws of Malta with its registered office at Level 3, Valletta Buildings, South Street, Valletta, Malta and registered with the Malta Business Registry under number C 101275 (“Bidco”);

(4)	THE ENTITIES listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)
GLOBAL LOAN AGENCY SERVICES LIMITED, a company incorporated under the laws of England and Wales and with registration number 08318601 with its registered office at 55 Ludgate Hill, Level 1, West, London, England, EC4M 7JW, as agent of the other Finance Parties (the “Agent”); and

(7)
GLAS TRUST CORPORATION LIMITED, a company incorporated under the laws of England and Wales and with registration number 07927175 with its registered office at 55 Ludgate Hill, Level 1, West, London, England, EC4M 7JW, as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)	each Lender (or an Affiliate of any of them) and each Lender under (and as defined in) the Super Senior RCF Agreement (or any Affiliate (as defined therein) of any of them);

(b)
a bank or financial institution which has a rating for its long‑term unsecured and non credit‑enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Agent (as instructed by the Majority Lenders acting reasonably).

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) or any other form agreed between the Agent and the Parent.

“Accordion Facility” means a term loan facility described in Clause 2.2 (Accordion Facility).

“Accordion Facility Commitment” means, subject to Clause 2.2 (Accordion Facility), in relation to any Lender, the amount in the Base Currency of any Accordion Facility Commitment assumed by it in accordance with Clause 2.2 (Accordion Facility) or transferred to it under this Agreement, or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Accordion Facility Commitment Date” means, in relation to an Accordion Facility, the date on which that Accordion Facility Commitment is established in accordance with Clause 2.2 (Accordion Facility).

“Accordion Facility Notice” means the notice substantially in the form set out in Schedule 13 (Form of Accordion Facility Notice) or any other form agreed between the Agent and the Parent.

“Accordion Lender” has the meaning given to it in Clause 2.2 (Accordion Facility).

“Accordion Lender Accession Deed” means an accession deed substantially in the form set out in Schedule 14 (Form of Accordion Lender Accession Deed) or any other form agreed between the Agent and the Parent.

“Accordion Loan” means a loan made or to be made under an Accordion Facility or the principal amount outstanding from the time being of that loan.

“Accounting Principles” means generally accepted accounting principles in the jurisdiction of incorporation of the relevant member of the Group including IFRS.

“Accounting Reference Date” means 31 December.

“Acquisition” means the acquisition (beneficial or otherwise) by the Parent of up to 100 per cent. of the Target Shares and warrants to subscribe for Target Shares to be consummated by way of:

(a)	the Offer;

(b)	any purchases in the open market;

(c)	(if applicable) a Squeeze Out Procedure; and/or

(d)	a private sale, contribution or transfer.

“Acquisition Costs” means all fees, costs and expenses and all stamp, registration and other Taxes incurred by the Parent or any other member of the Group in connection with the Acquisition or the Transaction Documents or the financing of the Acquisition or in connection with the refinancing of any indebtedness of the Group and/or the Target Group on or prior to the deadline set out in paragraph (a) of Clause 24.35 (Conditions subsequent).

“Acquisition Documents” means the Press Release, the Offer Documents and any documents entered into in connection with a Squeeze Out Procedure.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Additional Original Issue Discount” means the Facility B Additional OID (as defined in the Closing Letter).

“Affected Lender” has the meaning given to that term in paragraph (b)(i) of Clause 38.4 (Structural Adjustment).

“Affiliate” means:

(a)	in relation to any person other than a Finance Party, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company;

(b)	in relation to any Finance Party other than a fund, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Finance Party; or

(c)	in relation to any Finance Party which is a fund, a Related Fund.

“Agent’s Spot Rate of Exchange” means:

(a)	the applicable spot rate of exchange as obtained by the Agent from the applicable Bloomberg screen; or

(b)
(if there is no applicable spot rate of exchange from an applicable Bloomberg screen) any other publicly available spot rate of exchange agreed between the Agent and Obligors’ Agent (each acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 10.00 a.m. (London time) on a particular day.

“Agreed Certain Funds Obligor” means, in relation to an Accordion Facility, any member of the Group designated as an “Agreed Certain Funds Obligor” by the Parent and the relevant Accordion Lenders who have agreed to provide an Agreed Certain Funds Utilisation in accordance with the provisions of Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period).

“Agreed Certain Funds Period” means, in relation to an Accordion Facility which all of the Accordion Facility Lenders providing such Accordion Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period), the period specified in the relevant Accordion Facility Notice.

“Agreed Certain Funds Utilisation” means, in relation to an Accordion Facility which all of the Accordion Facility Lenders providing such Accordion Facility have agreed shall be provided on a “certain funds basis” in accordance with the provisions of Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period), a Loan made or to be made under the relevant Accordion Facility during the Agreed Certain Funds Period.

“Agreed Security Principles” means the principles set out in Schedule 10 (Agreed Security Principles).

“Ancillary Facility” means any “Ancillary Facility” made available under (and as defined in) the Super Senior RCF Agreement.

“Anti‑Corruption Laws” means any anti‑corruption or anti‑bribery law, regulation, or measure applicable to any of the assets or operations of the Parent and any member of the Group including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the UK Bribery Act 2010 (the “Bribery Act”), and any law or measure that implements the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the United Nations Convention Against Corruption.

“Anti‑Money Laundering Laws” means all laws or regulations of any jurisdiction applicable to an Obligor or the Parent that relate to money laundering, counter‑terrorist financing auditor record keeping and reporting requirements relating to money laundering or counter‑terrorist financing.

“Approved List” means the list of permitted lenders agreed between the Parent and the Majority Lenders and provided to the Agent pursuant to Clause 4.1 (Initial conditions precedent) (as the same may be amended from time to time in accordance with paragraph (h) of Clause 26.2 (Conditions of assignment or transfer)) provided that such list shall not be deemed to include any Competitor only to the extent that such Competitor is not already a Lender.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Audit Laws” means the EU Regulation (537/2014) on specific requirements regarding statutory audit of public‑interest entities and repealing Commission Decision 2005/909/EC and the EU Directive (2014/56/EU) amending Directive 2006/43/EC on statutory audits of annual accounts and consolidated accounts and any law or regulation which implements that EU Directive (2014/56/EU).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to Facility B1, the period from and including the date of this Agreement to and including the end of the Certain Funds Period;

(b)	in relation to Facility B2, the period from and including the date of first utilisation of Facility B1 and ending on the Termination Date; and

(c)
in relation to the Accordion Facility, the period from and including the date of establishment of the relevant Accordion Facility in accordance with Clause 2.2 (Accordion Facility) to and including such date as may be agreed between the Parent and the Lenders in respect of the Accordion Facility in accordance with Clause 2.2 (Accordion Facility).

“Available Accordion Amount” means the sum of:

(a)	an amount equal to $20,000,000 (less the amount of any Financial Indebtedness incurred and outstanding under this paragraph (a) or under the General Debt Basket at such time); and

(b)	an amount equal to the Ratio Debt Amount,

provided that (x) when calculating the Available Accordion Amount, at the Parent’s option, paragraph (b) above shall be deemed utilised prior to paragraph (a) above and (y) when calculating the Available Accordion Amount, any amount previously incurred in reliance on the General Debt Basket shall not, for the avoidance of doubt, be permitted to be reclassified under paragraph (b) above.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Loan, the Base Currency Amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Case Model” has the meaning given to that term in paragraph 4 (Financial Information) of Part 1 of Schedule 2 (Conditions precedent).

“Base Currency” means euro.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is the Specified Time for the delivery of a Utilisation Request), as adjusted to reflect any repayment, prepayment, consolidation or division of a Loan.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Base Reference Banks, in relation to EURIBOR:

(a)
(other than where paragraph (b) applies) as the rate at which the relevant Base Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(b)
if different, as the rate (if any and applied to the relevant Base Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator, provided that:

(i)	if, in either case, any such rate applicable to a Facility B Loan is below zero, EURIBOR will be deemed to be zero; and

(ii)
if, in either case, any such rate applicable to an Accordion Loan is below the percentage floor agreed with the relevant Accordion Lenders in the Accordion Facility Notice for those Accordion Facility Commitments in respect of EURIBOR, EURIBOR will be deemed to be such percentage rate specified in such Accordion Facility Notice.

“Base Reference Banks” means, in relation to EURIBOR, the principal London offices of two or more banks as have been appointed by the Agent (as instructed by the Majority Lenders) in consultation with the Parent from time to time.

“Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any US Obligor incurs or otherwise has any direct or indirect obligation or liability, contingent or otherwise.

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Borrowings” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Margin and any base rate floor applicable pursuant to paragraph (b)(i) of the definition of “EURIBOR” (as the case may be)) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)
in relation to the period beginning on the Closing Date and ending on 31 December 2022, the Base Case Model delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 22.4 (Budget).

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Stockholm and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day,

provided that for the purposes of the first utilisation of Facility B1 and the calculation of periods under this Agreement and the Certain Funds Period, “Business Day” shall (at the Parent’s option) have the meaning given to that term (or equivalent term) in, and any period of Business Days shall be determined in accordance with, the Acquisition Documents.

“BXC” means funds and accounts managed, advised or sub-advised by Blackstone Alternative Credit Advisors LP and/or its affiliates.

“BXC Lender” means any fund or account managed, advised or sub-advised by Blackstone Alternative Credit Advisors LP and/or its affiliates which is a Lender.

“Capital Expenditure” means any expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure and where assets are acquired as part of a part exchange transaction only taking into account any incremental payment paid or payable by a member of the Group for such asset above the value attributed in that transaction for the asset disposed of by a member of the Group as part of the part exchange transaction.

“Cash” means, at any time (without double counting), cash in hand and cash at bank and credited to an account in the name of a member of the Group and which is deposited in an account to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable within 60 days after the relevant date of calculation;

(b)
repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition (other than customary conditions under Permitted Security constituted by a netting or set‑off arrangement entered into by members of the Group in the ordinary course of their banking arrangements); and

(c)	there is no Security over that cash except for Transaction Security or (if such Security does not block the use of the cash) any Permitted Security,

provided that any cash which would be excluded under any of paragraphs (a) to (c) above shall constitute “Cash” if the indebtedness which (in the case of paragraph (a)) prevents such cash from being repayable or (in the case of paragraph (b)) which is required to be discharged prior to that cash being repaid or (in the case of paragraph (c)) benefits from the Security over such cash is included in the calculation of Consolidated Total Net Debt.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)
any investment in marketable debt obligations issued or guaranteed by the government of the United States, the United Kingdom, Israel, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States, the United Kingdom, Israel, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)
which has a credit rating of either A‑2 or higher by Standard & Poor’s Rating Services or F2 or higher by Fitch Ratings Ltd or P‑2 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long‑term unsecured and non‑credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A‑2 or higher by Standard & Poor’s Rating Services or F2 or higher by Fitch Ratings Ltd or P‑2 or higher by Moody’s Investors Service Limited;

(ii)	which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above; and

(iii)	can be turned into cash on not more than 60 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security over such Cash Equivalent Investments except for Transaction Security or (if such Security does not block the use of such Cash Equivalent Investments) any Permitted Security or Security which secures indebtedness which is included in the calculation of Consolidated Total Net Debt.

“Cashflow” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Certain Funds Period” means, in respect of Facility B, the period commencing on (and including) the date of this Agreement to (and including) 11:59 p.m. (London time) on the earlier of:

(a)	the Closing Date;

(b)	the Offer Withdrawal Date; and

(c)	19 September 2022,

or, in each case, such later time and date as agreed by the Majority Lenders (acting reasonably and in good faith).

“Certain Funds Utilisation” means any Utilisation made or to be made under Facility B during the Certain Funds Period.

“Change of Control” means:

(a)	the Parent ceases to legally and beneficially own and control directly 100% of the issued share capital (or equivalent ownership interests) of:

(i)	the Original Borrower;

(ii)	NeoGames Systems Ltd.;

(iii)	NeoGames Systems LLC; or

(iv)	NeoGames S.R.O.;

(b)	the Parent and NeoGames Systems Ltd collectively cease to legally and beneficially own and control directly 100% of the issued share capital (or equivalent ownership interests) of NeoGames US, LLP;

(c)	the Original Borrower ceases to legally and beneficially own and control directly 100% of the issued share capital of Bidco;

(d)
from the Closing Date until and excluding the Pushdown Start Date only, the Parent legally and beneficially owns directly any lower percentage of the issued share capital of the Target than the percentage of the issued share capital of the Target acquired by the Parent on the Closing Date;

(e)
from the date on which the Parent owns and controls 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis) until and excluding the Pushdown Start Date only, the Parent ceases to legally and beneficially own and control directly 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis);

(f)
from the Pushdown Start Date until and excluding the Control Date only, the Original Borrower and Bidco collectively cease to legally and beneficially own and control in aggregate 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis); or

(g)
from the Control Date only, Bidco ceases to legally and beneficially own and control directly 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis).

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Clean‑Up Date” means:

(a)	in respect of the Acquisition, the date falling 90 days after the Control Date; and

(b)	in respect of any Permitted Acquisition made by a member of the Group after the Closing Date, the date falling 90 days after such acquisition.

“Clean‑Up Period” means:

(a)	in respect of the Acquisition, the period from the Control Date until 11:59 p.m. (London time) on the date falling 90 days after the Control Date; and

(b)
in respect of any Permitted Acquisition made by a member of the Group after the Closing Date, the period from the completion of the relevant acquisition until 11:59 p.m. (London time) on date falling 90 days after such acquisition.

“Closing Date” means the first date on which both:

(a)	the Initial Settlement Date has occurred; and

(b)	an initial drawdown under Facility B1 has occurred.

“Closing Date JV” means:

(a)	NeoPollard Interactive LLC; and

(b)	any joint venture, partnership or similar business arrangement resulting from any Michigan JV Contract.

“Closing Letter” means the closing letter dated 17 January 2022 between the Parent, the Original Borrower and Blackstone Alternative Credit Advisors LP.

“Code” means the US Internal Revenue Code of 1986, as amended from time to time and any successor statute.

“Commitment” means a Facility B Commitment and/or an Accordion Facility Commitment.

“Commitment Letter” means the commitment letter (including the exhibits thereto) dated 17 January 2022 between the Parent, the Original Borrower and Blackstone Alternative Credit Advisors LP setting out Blackstone Alternative Credit Advisors LP’s commitment to provide the facilities described therein.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Companies Act 1915” means the Luxembourg Act dated 10 August 1915 concerning commercial companies, as amended.

“Competitor” means:

(a)	any competitor of the Group in any of the principal activities of the Group (a “Principal Competitor”);

(b)	any person that is an Affiliate of or is acting (in relation to the Facilities) on behalf of a Principal Competitor; or

(c)
a person who has the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting (or equivalent) of a Principal Competitor or a person who falls within paragraph (b) above or who holds beneficially more than 50 per cent. of the issued share capital of a Principal Competitor or a person who falls within paragraph (b) above (any such person, a “Competitor Shareholder”), any Affiliate of a Competitor Shareholder, any trust of which a Competitor Shareholder or any of its Affiliates is a trustee, any partnership of which a Competitor Shareholder or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Competitor Shareholder or any of its Affiliates provided that nothing in this paragraph (c) shall apply to or be construed to refer to or to include BXC, and further provided that, notwithstanding the foregoing, a person which falls within paragraph (b) or (c) above shall not be a Competitor provided that it is an Original Lender or an Affiliate of an Original Lender, a bank or Independent Debt Fund or its ownership of, or affiliation to (or other rights in respect of (excluding rights arising pursuant to security granted by a Competitor in support of indebtedness)) the issued share capital of a Principal Competitor is administered by persons operating behind appropriate information barriers or policies and procedures implemented and maintained as required by law, or regulation and in any event to the extent required to ensure that (i) such administration is independent from such person’s interests under the Finance Documents and (ii) any information provided under the Finance Documents is not disclosed or otherwise made available to any person(s) operating behind such information barrier.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or any other form agreed between the Agent and the Parent.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group or the Target Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or the Target Group or any of its or their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or Target Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or

(B)	is identified in writing at the time of delivery as non‑confidential by any member of the Group or the Target Group or any of its or their advisers; or

(C)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group, the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA on the date of this Agreement or in any other form agreed between the Parent and the Agent, in each case, provided that the Parent is capable of relying on it and provided that the form recommended by the LMA may not be amended in any material respect without the prior consent of the Parent.

“Consolidated EBITDA” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Consolidated Pro Forma EBITDA” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Consolidated Total Net Debt” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Control Date” means the date on which Bidco owns and controls 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis).

“Current Assets” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Current Liabilities” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub‑participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub‑participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debt Service” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Declared Default” means the occurrence of an Event of Default which has resulted in the Agent (a) exercising any of its rights or issuing a notice under and in accordance with paragraph (ii) or (iv) of Clause 25.17 (Acceleration) or (b) demanding the repayment of a Loan which at that time was payable on demand as the result of the Agent having exercised its rights under paragraph (iii) of Clause 25.17 (Acceleration) and, in each case, such notice has not been withdrawn.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default (provided that, in relation to any event or circumstance which is subject to a materiality condition or threshold before such event or circumstance would constitute an Event of Default, such event or circumstance shall not constitute a Default until a determination has been made that such materiality condition or threshold has been satisfied).

“Defaulting Lender” means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, custodian, nominee, attorney or co‑trustee appointed by the Security Agent.

“Disqualified Equity Interests” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems‑related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Drawn Proceeds” means the cash proceeds from the utilisation of an Accordion Facility, any Committed Term Facility Drawings or any Additional Borrowings which are held in cash or as Cash Equivalent Investments (including Cash Equivalent Investments which have been acquired with such cash proceeds) by a member of the Group (without prejudice to and prior to being applied in accordance with Clause 3.1 (Purpose) or (in the case of Committed Term Facility Drawings and Additional Borrowings) the purpose of such drawings or borrowings).

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EFTA Member Country” means Iceland, Liechtenstein, Norway and Switzerland.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man‑made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any US Obligor and any person treated as a single employer with, any US Obligor under Section 414(b), (c), (m) or (o) of the Code or under common control with any US Obligor under Section 4001 of ERISA.

“ERISA Event” means any of the following:

(a)
a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan;

(b)	the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

(c)	the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan;

(d)	with respect to any Multiemployer Plan, the filing of a notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA;

(e)	the filing of a notice of intent to terminate a Title IV Plan (or treatment of plan amendment as termination) under Section 4041 of ERISA;

(f)	the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;

(g)	the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due;

(h)	the imposition of a lien under Section 412 or 430(k) of the Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate;

(i)
the final determination by the IRS or another Governmental Authority that a Benefit Plan or any trust thereunder fails to qualify for tax exempt status under Section 401 or 501 of the Code or other requirements of law to qualify thereunder;

(j)	a Title IV Plan is in “at risk” status within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code;

(k)	a Multiemployer Plan is in “endangered status”, “critical status” or “critical and declining status” within the meaning of Section 305 of ERISA or Section 432(b) of the Code; and

(l)
any other event or condition that might reasonably be expected to constitute ground under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 13.1 (Unavailability of Screen Rate),

provided that:

(i)	if, in either case, any such rate applicable to a Facility B Loan is below zero, EURIBOR will be deemed to be zero; and

(ii)
if, in either case, any such rate applicable to an Accordion Loan is below the percentage agreed with the relevant Accordion Lenders in the Accordion Facility Notice for those Accordion Facility Commitments, EURIBOR will be deemed to be such percentage rate specified in such Accordion Facility Notice.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Exceptional Items” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Excess Cashflow” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Excess Cashflow Deduction Amount” means, in respect of a Financial Year, an amount equal to the aggregate of:

(a)	$ [***] (the “Excess Cashflow De Minimis”) (which, for the avoidance of doubt, may not be subject to any carry forward or carry back between Financial Years);

(b)
the aggregate of any voluntary prepayments or debt buy-backs and debt purchase transactions made in respect of Facility B1 and in each case any associated premium, make-whole or penalty payments at any time during the applicable Financial Year, to the extent not funded from the proceeds of long-term Financial Indebtedness; and

(c)
any actual expenditure during the applicable Financial Year in relation to acquisitions, investments, capital expenditure, restructurings, reinvestment in or other application in respect of the business of the Group or other group initiatives, provided that paragraphs (b) and (c) shall be deemed utilised prior to paragraph (a) and provided further that if (for the purposes of this definition) any amount contemplated under paragraph (b) and/or (c) above has already been deducted pursuant to paragraph (b) and/or (d) of the definition of “Excess Cashflow”, such amount shall not also be deducted under paragraph (b) and/or (c) above.

“Excess Cashflow Voluntary Prepayment” has the meaning as defined in, and as regulated by, Clause 8.6 (Excess Cash Flow Voluntary prepayments).

“Excluded Jurisdiction” means Czech Republic and Ukraine.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Debt” means

[***].

“Exit Event” has the meaning given to that term in Clause 9.1 (Exit).

“Facility” means Facility B1, Facility B2 or an Accordion Facility.

“Facility B Commitment” means a Facility B1 Commitment and/or a Facility B2 Commitment.

“Facility B Lender” means, at any time, a Lender providing a Facility B Commitment or a Facility B Loan.

“Facility B Loan” means a Facility B1 Loan and/or a Facility B2 Loan.

“Facility B1” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2 (The Facilities).

“Facility B1 Commitment” means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B1 Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)
in relation to any other Lender, the principal amount in the Base Currency of any Facility B1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B1 Loan” means a loan made or to be made under Facility B1 or the principal outstanding for the time being of that loan.

“Facility B2” means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2 (The Facilities).

“Facility B2 Commitment” means:

(a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B2 Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)
in relation to any other Lender, the principal amount in the Base Currency of any Facility B2 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B2 Loan” means a loan made or to be made under Facility B2 or the principal outstanding for the time being of that loan.

“Facility Office” means:

(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a withholdable payment described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)
in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA,

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

(a)	the Closing Letter;

(b)
any letter or letters dated on or about the date of this Agreement between, on the one hand, any of the Original Lenders, the Agent, the Security Agent and, on the other hand, the Parent setting out any of the fees referred to in Clause 14 (Fees);

(c)
any agreement setting out fees payable to a Finance Party referred to in Clause 2.2 (Accordion Facility) or paragraph (e) of Clause 2.3 (Increase) of this Agreement or under any other Finance Document; and

(d)	any other letter described on its face as a Fee Letter and made between the Parent and/or the Original Borrower and the applicable Finance Parties.

“Finance Charges” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Finance Document” means this Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, each Increase Confirmation, the Intercreditor Agreement, any Resignation Letter, any Accordion Facility Notice, any Accordion Lender Accession Deed, any Selection Notice, any Transaction Security Document, any Utilisation Request and any other document designated as a Finance Document by the Agent and the Parent.

“Finance Party” means the Agent, the Security Agent or a Lender.

“Financial Indebtedness” means indebtedness in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)	moneys raised under or pursuant to bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)
any finance or capital lease or hire purchase contract which would, in accordance with the Accounting Principles as at the Closing Date, be treated as a finance or capital lease, but only to the principal element thereof;

(e)
receivables sold or discounted (other than to the extent there is no recourse (other than customary recourse for non‑recourse receivables financings) and they meet the requirements for de‑recognition under the Accounting Principles);

(f)
any counter‑indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying payment obligation (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(g)
any amount of any liability relating to an advance purchase or deferred payment (including any deferred consideration or deferred contingent consideration (including deferred purchase price and related amounts) from the acquisition of BtoBet Ltd by the Target Group which was announced on 17 September 2020 but otherwise excluding any earn out or other deferred contingent consideration in relation to any Permitted Acquisition (including the Acquisition)) unless (i) the primary reasons for entering into the agreement is not to raise finance or finance the acquisition or construction of the relevant asset or service in question or (ii) the agreement is in respect of the supply of assets or services and the due date for payment is not for more than 180 days after the date of supply;

(h)
the sale price of any asset to the extent paid by the person liable before the time of sale or delivery where such advance payment is arranged primarily as a method of raising finance unless such arrangements are entered into customarily by customers of the Group and are not paid more than 180 days prior to the date of supply;

(i)
any amount raised by the issue of redeemable shares (other than any held by a member of the Group) which mature prior to the latest Termination Date in respect of the Facilities or are otherwise classified as borrowings under the Accounting Principles;

(j)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close‑out of that Treasury Transaction, that amount) shall be taken into account);

(k)
any amount raised under any other transaction which has the commercial effect of a borrowing (including, for the avoidance of doubt, any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement); and

(l)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above.

“Financial Quarter” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Fixed Charge Cover Ratio” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 13.4 (Cost of funds).

“Funds Flow Statement” has the meaning given to that term in paragraph 6 (Funds Flow Statement) of Part 1 of Schedule 2 (Conditions precedent).

“General Debt Basket” means the permission to incur Financial Indebtedness pursuant to paragraph (r) of the definition of “Permitted Financial Indebtedness”.

“Government Entity” means: (a) any national, federal, state, county, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government; (b) any public international organization (such as the World Bank, United Nations); (c) any department, agency, or instrumentality thereof, including any company, business, enterprise or other entity owned or controlled, in whole or in part, by any government, or (d) any political party.

“Government Official” means: (a) any full‑ or part‑time officer or employee of any Government Entity, whether elected or appointed; (b) any person acting in an official capacity or exercising a public function for or on behalf of any Government Entity; or (c) any political party officials, or candidates for political office.

“Group” means the Parent and its Subsidiaries from time to time including, once acquired, the Target Group.

“Group Initiative” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Guarantor” means an Original Guarantor, an Initial Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Guarantor Coverage Test” has the meaning given to it in Clause 24.31 (Guarantors and Security).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hostile Investor” means an entity who engages in investment strategies, the primary purpose of which is to purchase loans or other debt securities with a view to owning the equity or gaining control of a business.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) or any other form agreed between the Agent and the Increase Lender.

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Incremental Equivalent Debt” means one or more facilities incurred or borrowed by the Original Borrower which are not documented under this Agreement but which are incurred by way of loans, notes or other financing or debt arrangements (including any guarantee, letter of credit or ancillary facility), including as new or existing facility commitments, loans, or note issuance and/or as an additional tranche or class of, or an increase of, or an extension of, any facilities which are not documented under this Agreement, loans, notes or other financing or debt arrangements (in each case, whether or not in existence at the Incremental Equivalent Debt Commencement Date and including arrangements existing at the time a person becomes a member of the Group (whether by acquisition, merger, consolidation or combination) or assumed in connection with the acquisition of assets, merger, consolidation or combination or otherwise); including by way of any loan, note (in each case in a public or private offering, Rule 144A or other offering), bond or otherwise; issued or incurred, provided that (unless otherwise agreed by the Majority Lenders) each of the following applicable conditions are met:

(a)
subject to Clause 1.9 (Calculation Adjustments), no Event of Default is continuing or would occur from the establishment or utilisation of that Incremental Equivalent Debt (as determined (i) in respect of any Incremental Equivalent Debt to be established for a purpose described under paragraph (c)(i) of Clause 3.1 (Purpose), the proceeds of which are required to be provided on a “certain funds” basis, on the Incremental Equivalent Debt Commencement Date and (ii) in respect of any other purpose, on the Incremental Equivalent Debt Commencement Date and on the utilisation date in respect of such Incremental Equivalent Debt); and

(b)
the amount of such Incremental Equivalent Debt, when aggregated with the aggregate amount of all other Accordion Facility Commitments and Incremental Equivalent Debt commitments in force and outstanding (whether drawn or undrawn) at the same time such Incremental Equivalent Debt commitments are committed shall not exceed the Available Accordion Amount;

(c)
that Incremental Equivalent Debt shall not have any scheduled amortising repayments prior to the Termination Date for Facility B and the final repayment date for that Incremental Equivalent Debt shall be no earlier than the Termination Date for Facility B;

(d)	that Incremental Equivalent Debt shall rank pari passu with Facility B and shall not benefit from any guarantee or Security which does not also benefit the Facility B Lenders;

(e)	no Incremental Equivalent Debt Creditor is a member of the Group;

(f)
that Incremental Equivalent Debt shall not provide for any voluntary or mandatory prepayments other than in accordance with equivalent provisions to those contained in Clause 8 (Illegality, Voluntary Prepayment and Cancellation) and Clause 9 (Mandatory Prepayment and Cancellation); and

(g)	any Incremental Equivalent Debt shall otherwise be made available on the terms and conditions that the Incremental Equivalent Debt Creditors may agree with the Parent, provided that:

(i)
the yield on MFN Incremental Equivalent Debt will be no more than [***] % per annum (calculated on a fully drawn basis) above the yield applicable to Facility B on the Closing Date unless the Parent offers to increase the Margin on Facility B so that the yield on such MFN Incremental Equivalent Debt would not exceed the yield applicable to Facility B as at the Closing Date ((assuming such increase was made on the Closing Date) by more than [***] % per annum; and yield shall be calculated as the weighted average cost of all economics, including without limitation, Margin, interest rate, any interest rate floor, call premia/fees, warrants, arrangement fees, upfront fees, OID and any other return of any nature (with such OID, arrangement and other upfront fees being equated to interest based on an assumed three year life to maturity));

(ii)
subject to paragraph (i) above, the commitment fee, any arrangement fee, OID and other upfront fees payable to the Incremental Equivalent Debt Creditors (as the case may be) shall be that agreed between the Parent and the relevant Incremental Equivalent Debt Creditors; and

(iii)	the Incremental Equivalent Debt shall be repayable on the termination date for that Incremental Equivalent Debt.

“Incremental Equivalent Debt Commencement Date” means, in respect of any Incremental Equivalent Debt, the date, as elected by the Parent, on which the Incremental Equivalent Debt has been (or will be) issued, committed or available for utilisation.

“Incremental Equivalent Debt Creditor” means the person or persons making available the Incremental Equivalent Debt.

“Incremental Equivalent Debt Finance Documents” means each document which relates to or evidences the terms of any Incremental Equivalent Debt (including any credit or loan agreement, indenture, notes, fee letter, syndication letter, engagement letter, hedging letter, guarantee or security document and any other instrument or document designated as a “Incremental Equivalent Debt Finance Document” by the Parent).

“Independent Debt Fund” means, in relation to any person or any Affiliate or Related Fund of such a person, any trust, fund or other entity (other than a Hostile Investor) which has been established primarily for the purpose of purchasing or investing in loans or debt securities (but which has not been formed specifically with a view to investing in the Facilities) and which is managed independently from all other trusts, funds or other entities managed or controlled by that person or that Affiliate which have been established for the primary or main purpose of investing in the share capital of companies (and, for the avoidance of doubt, but without limitation, an entity, trust or fund shall be treated as being managed independently from all other trusts, funds, or other entities managed or controlled by that person or that Affiliate or Related Fund, if it has a different general partner (or equivalent)).

“Information Package” means the Reports and the Base Case Model.

“Initial Guarantor” means each of the companies listed in Schedule 15 (The Initial Guarantors).

“Initial Settlement Date” means the date on which the first payment is made to the shareholders of the Target as required by the Offer.

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official;

(e)
institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained, in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d));

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)
any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know‑how and other intellectual property rights and interests (which may on or after the date of this Agreement subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may on or after the date of this Agreement subsist).

“Intercreditor Agreement” means the intercreditor agreement dated on or prior to the Closing Date and made between, amongst others, the Parent, the Agent, the Security Agent, the Lenders and certain others.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest).

“Interim Facility 1” has the meaning given to that term in the Interim Facility Agreement.

“Interim Facility 2” has the meaning given to that term in the Interim Facility Agreement.

“Interim Facility Agreement” means the interim facility agreement dated 17 January 2022 between the Parent, the Original Borrower and [***] as lenders.

“Interpolated Screen Rate” means, for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“Intra-Group Lender” has the meaning given to that term in the Intercreditor Agreement.

“Israeli Companies Law” means the Israeli Companies Law, 1999.

“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018.

“Joint Venture” means any joint venture entity entered into by a member of the Group with any other person that is not a member of the Group, whether a company, unincorporated firm, undertaking, association, joint venture or partnership that is not a member of the Group or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent and the Security Agent under Clause 4.1 (Initial conditions precedent) or Clause 28 (Changes to the Obligors).

“Legal Reservations” means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement or validity by laws relating to insolvency, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under applicable limitation laws including the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non‑payment of stamp duty may be void and defences of set‑off or counterclaim;

(c)
the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted by an assignment may be recharacterised as a charge;

(d)
the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that an English Court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the court itself has made an order for costs;

(f)
the principle that the legality, validity, binding nature or enforceability of any security under a Transaction Security Document which is not governed by the laws of the jurisdiction where the asset or assets purported to be secured under that Transaction Security Document are situated may be flawed;

(g)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(h)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)
any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Accordion Facility), Clause 2.3 (Increase) or Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Leverage” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a Facility B Loan or an Accordion Loan.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Major Default” means any circumstances constituting an Event of Default under any of:

(a)	Clause 25.1 (Non‑payment);

(b)
Clause 25.3 (Other obligations) insofar as it relates to a breach of Clause 24.6 (Merger), 24.7 (Change of business), 24.8 (Acquisitions), 24.9 (Joint ventures), 24.11 (Holding Companies), 24.13 (Pari passu ranking), 24.14 (Negative pledge), 24.15 (Disposals), 24.17 (Loans or credit), 24.18 (No Guarantees or indemnities), 24.19 (Dividends and share redemption), 24.20 (Subordinated Debt) or 24.21 (Financial Indebtedness) or 24.22 (Share capital);

(c)	Clause 25.4 (Misrepresentations) insofar as it relates to a breach of any Major Representation;

(d)	Clause 25.6 (Insolvency), Clause 25.7 (Insolvency proceedings) or Clause 25.8 (Creditors’ process); or

(e)	Clause 25.15 (Repudiation and rescission of agreements);

in each case as it relates to:

(i)
in the case of the Acquisition, the Original Borrower and Bidco only (and excluding the Parent and any procurement obligations on the part of the Parent, the Original Borrower and/or Bidco with respect to any other member of the Group (including the Target Group)); and

(ii)
in the case of any other Permitted Acquisition or an Agreed Certain Funds Utilisation for any other purpose, the relevant Agreed Certain Funds Obligor(s) (and excluding any procurement obligations on the part of the relevant Agreed Certain Funds Obligor with respect to any other member of the Group).

“Major Representation” means a representation or warranty under any of Clauses 21.2 (Status) to 21.8 (Insolvency) (inclusive), Clause 21.18 (Anti‑corruption laws), Clause 21.25 (Centre of main interests), Clause 21.26 (Sanctions) and Clause 21.27 (Anti‑money laundering), in each case as it relates to:

(a)
in the case of the Acquisition, the Original Borrower and Bidco only (and excluding the Parent and any procurement obligations on the part of the Parent, the Original Borrower and/or Bidco with respect to any other member of the Group (including the Target Group)); and

(b)
in the case of any other Permitted Acquisition or an Agreed Certain Funds Utilisation for any other purpose, the Agreed Certain Funds Obligor(s) (and excluding any procurement obligations on the part of the Agreed Certain Funds Obligor with respect to any other member of the Group).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate 66⅔% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66⅔% or more of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)	in relation to any Facility B Loan, [***] per cent. per annum;

(b)
in relation to an Accordion Loan, the rate per annum agreed by the Parent and the relevant Accordion Lender pursuant to Clause 2.2 (Accordion Facility) and specified by the Parent in the relevant Accordion Facility Notice (and accepted by the relevant Accordion Lenders);

(c)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(d)	in relation to any other Unpaid Sum, the highest rate specified above.

“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Board of Governors of the United States Federal Reserve System.

“Material Adverse Effect” means any event or circumstance which has a material adverse effect on:

(a)	the business, assets or financial condition of the Group (taken as a whole); or

(b)
the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents (taking into account the resources immediately available to the Group without breaching the terms of the Finance Documents); or

(c)
subject to the Legal Reservations and Perfection Requirements, the validity or enforceability of, or the effectiveness or (subject to Permitted Security) ranking of any Security granted or purporting to be granted pursuant to, any of the Finance Documents and which is not remedied within ten Business Days (running concurrently with any other grace period) of the earlier of (i) the Parent becoming aware of such matter or (ii) the Agent giving notice to the Parent requesting that the relevant matter be remedied.

“Material Company” means, at any time:

(a)	the Parent;

(b)	the Original Borrower;

(c)	Bidco;

(d)	the Target;

(e)
any member of the Group which is the direct Holding Company of a Material Company (except an entity which is the direct Holding Company of a Material Company which is solely a Material Company by virtue of this paragraph (e)) (a “Material Company Holding Company”); and

(f)	any other member of the Group selected by the Parent, acting reasonably from time to time, to accede as a Guarantor for the purpose of satisfying the Guarantor Coverage Test.

“Material Intellectual Property” means any intellectual property owned or exclusively licensed (as licensee) or, to the extent the loss of such license would reasonably be expected to have a Material Adverse Effect, non-exclusively licensed (as licensee), by the Obligors that is material to the operation of the business activities and operations of the Parent and/or its subsidiaries and joint ventures (including each Closing Date JV), taken as a whole.

“Material Intra-Group Loan” means any intra-group loans between an Obligor as intra-group lender and other member or members of the Group which individually or in aggregate exceed EUR [***].

“Maximum Aggregate ECF Amount” means an amount equal to [***] per cent. of the aggregate principal amount of all Loans made under Facility B which are drawn on or before the Closing Date.

“MFN Accordion Facility” means any Accordion Facility which:

(a)	is a floating rate term loan facility denominated in euro;

(b)	is incurred pursuant to the Ratio Debt Amount;

(c)	matures prior to the date falling one year after the Termination Date for Facility B;

(d)	is incurred within the first six months after the Closing Date; and

(e)	is not incurred for the purposes of financing any Permitted Acquisition, investment and/or capital expenditure.

“MFN Incremental Equivalent Debt” means any Incremental Equivalent Debt which:

(a)	is a floating rate term loan facility denominated in euro;

(b)	is incurred pursuant to the Ratio Debt Amount;

(c)	matures prior to the date falling one year after the Termination Date for Facility B;

(d)	is incurred within the first six months after the Closing Date; and

(e)	is not incurred for the purposes of financing any Permitted Acquisition, investment and/or capital expenditure.

“Michigan JV Contract” means:

(a)	the joint venture agreement dated as of 14 January 2014 between (among others) Neogames Network Limited and Pollard Banknote Limited; and

(b)
any other contractual obligation made by Pollard Banknote Limited or any of its affiliates, relating to a contract with the State of Michigan, Bureau of State Lottery, for the development, implementation, operational support and maintenance of an online lottery system and various lottery games.

“Minimum Acceptance Condition” means the condition specified in the applicable Offer Document which requires the Offer being accepted to such extent that the Parent becomes the owner of shares representing not less than [***] per cent. of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis), provided that, for the avoidance of doubt, it is hereby acknowledged and agreed that the shares tendered directly to the Parent for and on behalf of Elyahu Azur on or prior to the date of this Agreement shall be deemed to constitute an acceptance of the Offer for the purposes of this definition and included in the calculation of the Minimum Acceptance Condition.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period and “Monthly” shall be construed accordingly.

“Multi‑account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any direct or indirect obligation or liability, contingent or otherwise.

“Net Proceeds” has the meaning given to that term in Clause 9.2 (Disposal and Insurance Proceeds).

“New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders).

“Non‑Cashflow Sources” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Non‑Clean‑Up Default” means an Event of Default referred to in Clauses:

(a)	25.1 (Non‑payment);

(b)	25.2 (Financial covenant and COMI change);

(c)	25.6 (Insolvency); and

(d)	25.7 (Insolvency proceedings).

“Non‑Consenting Lender” has the meaning given to that term in Clause 38.7 (Replacement of Lender).

“Non‑Group Entity” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Non‑Obligor” means a member of the Group which is not an Obligor.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (h) of Clause 27 (Restrictions On Debt Purchase Transactions).

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” means the takeover offer under the Offer Regulations to all holders of the Target Shares made by the Parent as a voluntary offer pursuant to the terms of the Acquisition Documents, as that offer and/or those Acquisition Documents may from time to time be amended, extended, revised or waived in accordance with the terms of the Finance Documents.

“Offer Document” means:

(a)	the Press Release;

(b)	the offer document (Sw. Erbjudandehandling) in respect of the Offer, reflecting the Press Release; and

(c)	any additional press release, revised offer document or supplemental offer document in connection with the Parent’s offer to acquire the Target Shares.

“Offer Regulations” means the Swedish Corporate Governance Board’s Takeover Rules for certain trading platforms (as amended) and statements and rulings by the Swedish Securities Council (Sw. Aktiemarknadsnämnden).

“Offer Withdrawal Date” means the date on which the Offer (as extended or revised from time to time) irrevocably lapses or terminates, or is permanently withdrawn by the Parent.

“Option Acquisition” means the (direct or indirect) acquisition by a member of the Group of certain options which have been disclosed by the Company to BXC prior to the date of this Agreement.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Options Purchase Agreements” means those agreements entered into between the Parent and each relevant optionholder whose options will be used by the Parent for the purposes of waiving the Minimum Acceptance Condition in accordance with paragraph (c) of Clause 24.36 (Offer undertakings).

“Original Jurisdiction” means, in relation to the Parent or an Obligor, the jurisdiction under whose laws the Parent or such Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Issue Discount” means the Facility B Closing Fees (as defined in the Closing Letter).

“Original Obligor” means the Original Borrower or an Original Guarantor.

“Parent’s Auditors” means a recognised firm of independent auditors of international standing appointed by the Parent to be its statutory auditors.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)).

“Pension Items” means any income or charge attributable to a post‑employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme.

“Perfection Requirements” means the making or procuring of the necessary registrations, filings, endorsements, notarisations, stampings and/or notifications of the Transaction Security Documents or the Transaction Security created thereunder necessary for the validity and enforceability thereof.

“Permitted Acquisition” means:

(a)	the Acquisition;

(b)
an acquisition by a member of the Group (other than the Parent) of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction;

(c)	an acquisition of shares or securities in a Joint Venture which are not owned by a member of the Group pursuant to a Permitted Share Issue, a Permitted Merger or a Permitted Joint Venture;

(d)
any acquisition that the Group and/or the Target Group (other than by the Parent, to the extent such acquisition is of shares, securities or any other asset owned by another member of the Group) is legally committed to make pursuant to arrangements existing on the Closing Date;

(e)	an acquisition of securities which are Cash Equivalent Investments;

(f)
the incorporation or establishment of a limited liability company or other limited liability entity or the acquisition of a limited liability company or other limited liability entity by a member of the Group other than the Parent, in each case:

(i)
incorporated or established in an EEA Member Country, an EFTA Member Country, the United Kingdom, the United States, Canada, Israel and/or any jurisdiction in which a member of the Group is incorporated or established;

(ii)	which is not incorporated or established in a Sanction Jurisdiction or subject to Sanctions;

(iii)	which has not previously traded and which does not have any material liabilities (contingent or actual); and

(iv)	which, on incorporation, establishment or acquisition, becomes a member of the Group;

(g)
any other acquisition by a member of the Group (other than by the Parent, to the extent such acquisition is of shares, securities, a business, division, unit, undertaking or collection of assets owned by another member of the Group) of all or the majority of the shares of a limited liability company or other limited liability entity or (if the acquisition is made by a limited liability company or other limited liability entity) a business, division, unit, undertaking or collection of assets (each an “Acquired Entity”) where:

(i)	no Default is continuing on the date on which a legally binding commitment is entered into for the relevant acquisition;

(ii)	the Acquired Entity carried on as a going concern and is engaged in a business that satisfies the requirements of Clause 24.7 (Change of business);

(iii)
the Acquired Entity is incorporated or established in an EEA Member Country, an EFTA Member Country, the United Kingdom, the United States, Canada, Israel and/or any jurisdiction in which a member of the Group is incorporated or established and the Acquired Entity is not incorporated or established in a Sanction Jurisdiction or subject to Sanctions;

(iv)	the Acquired Entity, immediately following completion of the acquisition, has no material contingent liabilities (outside the ordinary course of trading) other than where such contingent liabilities:

(A)	have been accounted for in the Total Purchase Price for the relevant acquisition;

(B)	are indemnified in full by the relevant vendor;

(C)	are cash covered or fully insured by a reputable third party professional insurer;

(D)	are adequately reserved against in the financial statements of the Acquired Entity; or

(E)	would otherwise be permitted under this Agreement;

(v)
the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) of the Acquired Entity for the twelve month period falling immediately prior to the Group legally committing to the relevant acquisition (adjusted pro forma to take into account any applicable Pro Forma Synergies (assuming completion of the acquisition has occurred)) are either positive or, if negative, are not negative by an amount equal to or in excess of [***]% of the Consolidated Pro Forma EBITDA as at the date the most recent financial statements were delivered to the Agent in accordance with Clause 22.1 (Financial statements); and

(vi)
where the Total Purchase Price exceeds the greater of USD [***] (or its equivalent in other currencies) and [***]% of Consolidated Pro Forma EBITDA, the Parent shall deliver to the Agent (on behalf of the Lenders) copies of any third party legal and financial due diligence reports commissioned by a member of the Group in connection with the acquisition (in each case on a non-reliance basis and, where requested by the relevant report provider, hold harmless basis) by the date falling 10 Business Days after the completion of the applicable acquisition (unless the relevant report provider has a general policy of not permitting such disclosure to persons other than the entity which has commissioned the report); and

(h)	any acquisition to which the Majority Lenders have given their prior written consent.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)
of trading assets (but not, for the avoidance of doubt, any shares, options, businesses, Real Property or Material Intellectual Property) made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)
the Disposing Company had given fixed asset Transaction Security over the asset, the Acquiring Company must (if not automatically subject to Transaction Security once acquired) grant fixed asset Transaction Security over that asset; and

(iii)
the Disposing Company had given floating charge (or other equivalent “all-asset”) Transaction Security over the asset, the Acquiring Company must (if not automatically subject to Transaction Security once acquired and the concept of a floating charge or other “all-asset” security exists in its jurisdiction of incorporation) grant floating charge (or other equivalent “all-asset”) Transaction Security over that asset;

(c)
of any assets from an Obligor to a member of the Group who is not an Obligor provided that the aggregate amount transferred pursuant to this paragraph (c) in any Financial Year of the Parent from Obligors to members of the Group who are not Obligors (net of the value of any assets transferred from members of the Group who are not Obligors to Obligors and net of any consideration paid for that disposal) does not exceed USD [***] (or its equivalent in other currencies);

(d)
of assets (other than shares, options and businesses) in exchange for other assets comparable or superior as to type, value and quality provided that if Security had been granted over the asset being disposed of, equivalent Security (subject to the Agreed Security Principles) must be granted over the acquired asset;

(e)
of assets (other than shares, options and businesses) which are obsolete, worn-out, no longer used or useful or redundant and any surrender of tax losses by a member of the Group to another member of the Group;

(f)	of Cash or Cash Equivalent Investments in exchange for Cash or other Cash Equivalent Investments;

(g)	constituted by a licence or sub‑licence of intellectual property rights or a disposal of intellectual property rights which (in each case) does not breach Clause 24.26 (Intellectual Property);

(h)	to a Joint Venture, to the extent permitted by Clause 24.9 (Joint ventures);

(i)	arising as a result of a Permitted Transaction, Permitted Merger or any Permitted Security;

(j)	which is a lease or licence of Real Property in the ordinary course of business;

(k)	of rights relating to Treasury Transactions;

(l)
of shares in any member of the Group in connection with management or employee incentive or remuneration schemes not exceeding in aggregate USD [***] (or its equivalent) at any time (as such basket may be increased in accordance with Clause 9.9 (Basket adjustment));

(m)	that the Group and/or the Target Group is legally committed to make pursuant to contractual arrangements existing on the Closing Date;

(n)	of assets which become the subject of a finance or capital lease, vendor finance or a factoring arrangement permitted by the definition of “Permitted Financial Indebtedness”;

(o)	to which the Majority Lenders have given their prior written consent;

(p)	of an intra‑Group loan as a result of the conversion of such intra‑Group loan into equity;

(q)
of cash and Cash Equivalent Investments and investments in connection with prize, jackpot, deposit, payment processing and player account management operations, customer deposits or winnings or funds owing to or held on behalf of any gaming authority, client or customer, in each case, in the ordinary course of business;

(r)
of investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(s)
of assets for cash where the higher of the market value and consideration receivable net in each case of the expenses of disposal and any Tax payable, or reserved for, in respect of such disposal (when aggregated with the net market value or net consideration received for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed USD [***] (or its equivalent in other currencies) in any Financial Year of the Parent (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment)).

“Permitted Distribution” means:

(a)	the payment of a dividend or other distribution to the Parent to enable it to make any Permitted Payment;

(b)
the payment of a dividend or other distribution made by a member of the Group (other than the Parent) to its shareholders provided that if the member of the Group is not a wholly‑owned Subsidiary the payment attributable to its minority shareholders shall be no greater than proportionate to their shareholding (unless the rights attaching to their shareholding entitle them to a greater proportion in which case not exceeding such greater proportion); and

(c)	a Permitted Payment.

“Permitted Financial Indebtedness” means:

(a)	Financial Indebtedness under:

(i)	the Finance Documents; and

(ii)	the Super Senior Finance Documents provided that:

(A)	the aggregate of all amounts outstanding and amounts available but not outstanding thereunder do not exceed the Super Senior Cap at any time;

(B)
the terms of the Super Senior Facilities (including any ancillary facilities made thereunder but excluding those terms, for the avoidance of doubt, which relate to pricing and tenor) do not contain more restrictive conditions than, or additional representations, undertakings or events of default to, those enjoyed by the Lenders under this Agreement, unless (x) such undertakings are financial covenants solely granted for the benefit of the lenders under the Super Senior Facilities, (y) such other undertakings are customarily specific for a super senior revolving facility or mechanically required to implement such Financial Indebtedness or (z) the Finance Parties are offered the benefit of such more restrictive conditions or additional representations, undertkaings or events of default (as the case may be) to apply to the Facilities, and, if the Agent (acting on the instructions of the Majority Lenders) accepts such offer, the terms of this Agreement have been amended to give effect to such more restrictive conditions;

(C)	each creditor providing such Financial Indebtedness has acceded to the Intercreditor Agreement as a Super Senior Lender (as defined in the Intercreditor Agreement); and

(D)	no creditor in respect of such Financial Indebtedness is a member of the Group or a direct or indirect shareholder of the Parent; and

(iii)	Incremental Equivalent Debt Finance Documents;

(b)	Financial Indebtedness arising under any Permitted Investor Injections;

(c)	Financial Indebtedness arising under any Subordinated Debt;

(d)	Financial Indebtedness to the extent covered by a letter of credit, guarantee or indemnity issued under the Super Senior Facility or under an Ancillary Facility;

(e)	Financial Indebtedness for or in respect of any Permitted Hedging Transaction;

(f)	Financial Indebtedness arising under a Permitted Loan, a Permitted Guarantee, a Permitted Transaction or as permitted by Clause 24.30 (Treasury Transactions);

(g)
Financial Indebtedness of any person acquired by a member of the Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased (other than by capitalisation of interest) or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of completion of the acquisition;

(h)	Financial Indebtedness arising under cash pooling management arrangements entered into in the ordinary course of trading of the Group;

(i)
Financial Indebtedness arising under finance or capital leases provided that the aggregate capital value of all items so leased under such outstanding leases by members of the Group does not exceed USD [***] (or its equivalent in other currencies) at any time;

(j)
Financial Indebtedness arising under factoring arrangements provided that the aggregate principal amount of such factoring arrangements entered into by members of the Group does not exceed USD [***] (or its equivalent in other currencies) outstanding at any time;

(k)	Financial Indebtedness where such Financial Indebtedness is to be, and is, repaid on or prior to the deadline set out in paragraph (a) of Clause 24.35 (Conditions subsequent);

(l)
any Financial Indebtedness incurred by any member of the Group exclusively for working capital purposes provided that the aggregate principal amount of Financial Indebtedness incurred by members of the Group pursuant to this paragraph (l) does not exceed USD [***] (or its equivalent in other currencies) outstanding at any time;

(m)
to the extent constituting Financial Indebtedness, payment and custodial obligations in the ordinary course of business in respect of prize, jackpot, deposit, payment processing and player account management operations, customer deposits or winnings or funds owing to or held on behalf of any gaming authority, client or customer, including obligations with respect to funds that may be placed in trust accounts, and letters of credit securing the foregoing;

(n)	with respect to cash management services, bank products and other similar arrangements, Financial Indebtedness in an amount not to exceed USD [***] (or its equivalent in other currencies) at any time;

(o)	any other Financial Indebtedness to which the Majority Lenders have given their prior written consent;

(p)
Financial Indebtedness in respect of any vendor loan or deferred consideration (excluding any earn-out or other contingent consideration obligations) in connection with any Permitted Acquisition, provided that the amount of such vendor loans or deferred consideration does not exceed [***]% of the total consideration in relation to the relevant Permitted Acquisition;

(q)
Financial Indebtedness arising under any Purchase Money Obligations, where, the aggregate the principal amount of such Purchase Money Obligations does not at any time exceed an aggregate amount equal to USD [***] at any time; and

(r)
Financial Indebtedness not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed USD [***] in aggregate at any time (as such basket may be reduced to the extent paragraph (a) of the “Available Accordion Amount” is utilised as Incremental Equivalent Debt or pursuant to Clause 2.2 (Accordion Facility)).

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments and the granting of guarantees and indemnities in the ordinary course of trade;

(b)
any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade or an indemnity in relation to such bond granted by a financial institution;

(c)
any guarantee of a Joint Venture the extent that it is permitted under Clause 24.9 (Joint ventures) and which does not result in any financial limit set out in the definition of “Permitted Joint Venture” being exceeded or, in the case of the Closing Date JVs, the aggregate amount guaranteed does not exceed USD [***] (or its equivalent);

(d)	any guarantee in respect of Permitted Financial Indebtedness;

(e)	any guarantee given in respect of the netting or set‑off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Security”;

(f)
any guarantee given by a member of the Group to a landlord (in relation to a lease obligation of a member of the Group under an occupational lease for bona fide operations of the Group) on arm’s length terms and in the ordinary course of trade or any guarantee or counter‑indemnity in favour of financial institutions or other persons which have guaranteed lease obligations of a member of the Group;

(g)
any guarantee or indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which guarantee or indemnity is in a customary form and subject to customary limitations and not exceeding the value of the asset acquired or disposed of;

(h)	any guarantee or indemnity given by a member of the Group in respect of the obligations of one or more Obligors;

(i)
a guarantee by an Obligor of the obligations of a member of the Group not being an Obligor provided that the aggregate amount guaranteed does not exceed USD [***]  (or its equivalent), less any amounts outstanding under paragraph (g) of the definition of “Permitted Loan” at any time (as such basket may be increased in accordance with Clause 9.9 (Basket adjustment)); less the amounts subscribed for by Obligors in Non‑Obligors under paragraph (a) of the definition of “Permitted Share Issue” at any time;

(j)	a guarantee by a member of the Group which is not an Obligor of the obligations of another member of the Group which is not an Obligor;

(k)
guarantees granted by persons or undertakings acquired pursuant to a Permitted Acquisition, a Permitted Disposal or a Permitted Joint Venture existing at the date of such Permitted Acquisition, a Permitted Disposal or Permitted Joint Venture;

(l)	guarantees or counter‑indemnities arising under a Permitted Hedging Transaction;

(m)
any guarantee made in substitution for an extension of credit permitted under the definition of “Permitted Loan” (without double counting) (other than loans within the category set out in paragraph (m) of the definition of “Permitted Loan”) to the extent that the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of “Permitted Loan” to the person whose obligations are being guaranteed provided that the guarantee reduces the ability to make a Permitted Loan commensurately;

(n)	a guarantee arising under mandatory provisions of tax or applicable law or regulation;

(o)	a customary guarantee or indemnity given in favour of directors and officers of any member of the Group in respect of their functions as such;

(p)
any authorised guarantee agreement (as such term is used in the Landlord and Tenant (Covenants) Act 1995) entered into in respect of leasehold real property disposed of in accordance with this Agreement;

(q)	guarantees in respect of pension liabilities of the Group;

(r)	guarantees that are to be, and are, released on the Closing Date;

(s)	any guarantees by any member of the Group or any member of the Target Group existing on the Closing Date;

(t)	any guarantee to which the Majority Lenders have given their consent;

(u)
any existing guarantee granted by any member of the Group or any member of the Target Group in respect of the Existing Debt, and which guarantee shall be promptly released concurrently with the prepayment of the Existing Debt on or prior to the deadline set out in paragraph (a) of Clause 24.35 (Conditions subsequent);

(v)
any guarantee required in connection with Security permitted under paragraph (t) of the definition of “Permitted Security” and which guarantee shall be automatically and promptly released concurrently with the release of such Security as contemplated by paragraph (t) of the definition of “Permitted Security”;

(w)
any guarantee by a member of the Group in respect of any purchase obligations of a member of the Group or Permitted Joint Ventures under supplier agreements and in respect of obligations of or to customers, distributors, franchisees, lessors, licensors, contractual counterparties, licensees and sublicensees in the ordinary course of business;

(x)
any guarantee (including, for the avoidance of doubt, bid bonds or tender guarantees) to guarantee the performance by a member of the Group of bids, government, trade and other similar contracts (other than for borrowed money); and

(y)
any guarantee not falling within the preceding paragraphs where the aggregate amount guaranteed by members of the Group under all such guarantees does not at any time exceed USD [***] (or its equivalent in other currencies) (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment));

“Permitted Hedging Transaction” means:

(a)
any hedging of interest rate liabilities in respect of any Permitted Financial Indebtedness or the hedging of actual or projected foreign exchange exposures arising in connection with any Permitted Financial Indebtedness; and

(b)
any Treasury Transaction entered into for the hedging of actual or projected exposures (including without limitation foreign exchange and commodity price hedging) arising in the ordinary course of trading of a member of the Group, including for the purposes of pre-hedging any such projected exposures, and not for speculative purposes.

“Permitted Investor Injection” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Permitted Joint Venture” means:

(a)	Joint Ventures acquired as part of a Permitted Acquisition;

(b)	the Closing Date JVs; and

(c)	Joint Ventures engaged in a business that satisfies the requirements of Clause 24.7 (Change of business), provided that:

(i)
the Joint Venture is incorporated or established in an EEA Member Country, an EFTA Member Country, the United Kingdom, the United States, Canada, Israel and/or any jurisdiction in which a member of the Group is incorporated or established and is not incorporated or established in a Sanctioned Jurisdiction and is not subject to Sanctions; and

(ii)	in any Financial Year:

(A)
all investments in which (including the amount of any contribution of capital, purchase of shares, stocks and securities or equity interests of, loan, guarantee or indemnity, the disposal of any asset to (to the extent that such asset is disposed of for less than its full market value), or the taking on of any liability of) net of distributions actually received by members of the Group in cash from Joint Ventures after the Closing Date;

(B)
all outstanding loans or credit made to Permitted Joint Ventures made during that relevant Financial Year under paragraph (d) of the definition of “Permitted Loan” net of any repayments on such loans in that relevant Financial Year; and

(C)
any amounts guaranteed during that relevant Financial Year under paragraph (c) of the definition of “Permitted Guarantee” net of any cancellations of such guarantees made in that relevant Financial Year, in aggregate does not exceed USD [***] (or its equivalent in other currencies) in each Financial Year (or its equivalent) (as such basket may be increased in accordance with Clause 9.9 (Basket adjustment) or such higher amount to which the Majority Lenders have given their prior written consent).

“Permitted Loan” means:

(a)
any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities and any advance payment made in the ordinary course of trade;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, “Permitted Financial Indebtedness” or arising on a Permitted Disposal;

(c)	any loan or credit which constitutes, or relates to, a Permitted Transaction, a Permitted Payment or Permitted Financial Indebtedness;

(d)	a loan or credit made as an investment in or to a Permitted Joint Venture and which does not result in any financial limit set out in the definition of “Permitted Joint Venture” being exceeded;

(e)	a loan made by an Obligor to another Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

(f)	any loans made or credit granted by a member of the Group existing on the Closing Date (or committed to be made or granted prior to the Closing Date);

(g)
any other loan made by an Obligor to a member of the Group which is not an Obligor made after the Closing Date so long as the aggregate principal amount of the Financial Indebtedness under any such loans incurred pursuant to this paragraph (g) does not exceed USD [***] (or its equivalent in other currencies), less any amounts guaranteed under paragraph (i) of the definition of “Permitted Guarantee” at any time after the date of this Agreement (as such basket may be increased in accordance with Clause 9.9 (Basket adjustment)) and less any amounts subscribed for by Obligors for shares in Non‑Obligors under paragraph (a) of the definition of “Permitted Share Issue” at any time after the Closing Date;

(h)
any loan made by a member of the Group for the purpose of funding an employee share option programme for employees of any member of the Group, provided that the aggregate of all such loans does not exceed USD [***] (or its equivalent in other currencies) at any time;

(i)
a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed USD [***] (or its equivalent in other currencies) at any time;

(j)	any loan by any member of the Group to the Parent to facilitate any Permitted Payments;

(k)	any loan arising under or required to complete a Permitted Transaction;

(l)	any loan made for the purposes of enabling an Obligor to meet its payment obligations under the Facilities and/or the Super Senior Facilities and/or any Incremental Equivalent Debt;

(m)	any credit balance on an account of a member of the Group with a financial institution;

(n)	any loan for the purpose of funding a payment under paragraph (b) of the definition of “Permitted Payment”;

(o)	a loan or the granting of a credit to another member of the Group, in each case for cash pooling purposes in the ordinary course of day to day trading;

(p)	any loan or credit existing at the time of, or as part of, the acquisition of an entity pursuant to a Permitted Acquisition;

(q)	any loan to which the Majority Lenders have given their consent; and

(r)
any loan not otherwise permitted by the preceding paragraphs in an aggregate amount outstanding at any time, not exceeding USD [***] (or its equivalent in other currencies) (as such basket may be increased in accordance with Clause 9.9 (Basket adjustment)), provided that any Material Intra-Group Loan under any of the above paragraphs shall only constitute a Permitted Loan to the extent that such Material Intra-Group Loan is evidenced in writing and is governed by a governing law which is the same as the governing law of any Transaction Security over such Material Intra-Group Loan or any other governing law which does not adversely affect the validity or enforceability of such Transaction Security.

“Permitted Merger” means any reorganisation, amalgamation, demerger, merger, consolidation, liquidation or corporate reconstruction of a member of the Group (other than the Original Borrower, Bidco and the Target) where all of the business and assets (if any remaining after such event) of that member remain within the Group provided that:

(a)
if such member of the Group is a Borrower and does not resign as such prior to or simultaneously with the occurrence of the relevant event, the surviving entity assumes all obligations as a Borrower of the member of the Group it has merged with;

(b)	if such member of the Group is a Guarantor, the Guarantor Coverage Test would still be complied with immediately following such reorganisation;

(c)
if that member of the Group was an Obligor immediately prior to such reorganisation being implemented, all of the business and assets of that member (if any remaining after such event) are retained by one or more other Obligors; and

(d)
if that member of the Group is not an Obligor, so long as any assets distributed as a result of such reorganisation are distributed to other members of the Group (or if such member of the Group was not a wholly owned Subsidiary, on a pro rata basis to the shareholdings of the shareholders), and, in each case:

(i)
such reorganisation will not adversely affect any Transaction Security (but excluding any Transaction Security over the issued share capital of an Obligor which is transferred to another Obligor or the issued share capital of an Obligor that has ceased to exist provided that such shares will become subject to Transaction Security created on substantially the same terms as under the Transaction Security Document under which that Transaction Security was previously created and that the rights of the Finance Parties under such new Transaction Security will not in any way be less advantageous than under the existing Transaction Security (disregarding for this purpose the commencement of any new hardening period solely as a result of the creation of such new Transaction Security, provided that the Parent and each applicable member of the Group shall use all reasonable efforts to ensure that such new hardening period does not arise from the creation of such new Transaction Security to the greatest extent possible under applicable law)); or

(ii)
if the surviving entity is a Guarantor, that surviving entity grants a debenture or other relevant form of Security in accordance with the Agreed Security Principles as a condition precedent to such reorganisation, amalgamation, demerger, merger, consolidation or corporate reconstruction and Transaction Security continues to exist or is granted in accordance with the Agreed Security Principles over that surviving entities share capital (or other ownership interests).

“Permitted Payment” means:

(a)
payments (by way of dividends, repayments of loans and interest, the making of new loans or any other payment or distribution, each an “approved payment”) to fund the payment, prepayment or repayment of Tax and regulatory costs of the Parent to the extent it solely relates to or is otherwise attributable to the Group;

(b)
payments (by way of an approved payment) to departing management (or any investment company or trust established by any such person) or employee benefit trust established by (or in relation to) the Group (or to any Holding Company of the Parent to fund any such payment), to fund the redemption or purchase of any of the management equity (together with the purchase or repayment of any related loans or loan notes) and/or to make other compensation payments to departing or former management in an aggregate amount not exceeding USD [***] (or its equivalent in other currencies) over the life of the Facilities;

(c)
a payment of a dividend by the Parent, by way of an approved payment, a payment of interest on or repayment of principal of Subordinated Debt or a reduction in share capital or redemption of shares of the Parent, provided that:

(i)	the aggregate amount of such payments does not exceed [***] per cent. of Retained Excess Cashflow;

(ii)
Leverage (calculated by reference to the most recent financial statements delivered to the Agent in accordance with Clause 22.1 (Financial statements)) is less than [***]:1.00 but greater than or equal to [***]:1.00 (calculated on a pro forma basis taking account of such payment);

(iii)	no Default is continuing or would result from such payment; and

(iv)
the Fixed Charge Cover Ratio (calculated by reference to the most recent financial statements delivered to the Agent in accordance with Clause 22.1 (Financial statements)), pro forma for such payment, would have been equal to or greater than [***]:1.00 as at the last Quarter Date;

(d)
a payment of a dividend by the Parent, by way of an approved payment, a payment of interest on or repayment of principal of Subordinated Debt or a reduction in share capital or redemption of shares of the Parent, provided that Leverage (calculated by reference to the most recent financial statements delivered to the Agent in accordance with Clause 22.1 (Financial statements) is less than [***]:1.00 (calculated on a pro forma basis taking account of such payment) and no Default is continuing or would result from such payment;

(e)
payments (by way of an approved payment) to any Holding Company of the Parent to meet any reasonable administrative costs, insurance premiums and costs to maintain corporate existence incurred in the ordinary course of its business provided such costs do not exceed (when aggregated with payments under paragraph (f) below) USD [***] (or its equivalent in other currencies) in any Financial Year;

(f)
payments (by way of an approved payment) to any Holding Company of the Parent to pay amounts payable on a regular, arm’s length basis under service contracts or fee arrangements with any of its initial or future directors, executives, managers or consultants provided such payments do not exceed (when aggregated with payments under paragraph (e) above) USD [***] (or its equivalent in other currencies) in any Financial Year;

(g)
payments to facilitate the issue of new shares and/or declaration of dividends (or any other approved payment) by the Parent (including any payment made by a member of the Group (directly or indirectly) to the Parent to enable it to make such payments) in order to settle consideration payable in connection with the Offer (in each case, in accordance with the Structure Memorandum), provided that the total value of such consideration (in cash and/or shares) received by each selling shareholder who receives a portion of their consideration after the Closing Date, when aggregated with consideration already received by such shareholders in connection with the Offer, is no greater than the total value of consideration received by those selling shareholders that received all of their consideration in cash and shares in full on or around the Closing Date in accordance with the terms of the Offer in each case, such consideration calculated on a per-share-sold basis and valued in accordance with the valuation as set out in the Offer Documents in the form thereof as at the date of this Agreement (or such form subject to amendments or waivers which (i) could not reasonably be expected to materially and adversely affect the interests of the Lenders under the Finance Documents (taken as a whole) and/or (ii) have been made with the consent of the Majority Lenders (such consent not to be unreasonably withheld, delayed or conditioned));

(h)
payments (including loans) to facilitate, or made in connection with, the Option Acquisition provided that the aggregate amount of such payments shall not exceed EUR [***] (or its equivalent in other currencies) over the life of the Facilities; and

(i)
any other payment to which the Majority Lenders have given their prior written consent (but a disposal of cash or Cash Equivalent Investments contemplated in paragraph (f) of the definition of “Permitted Disposal” shall not be a considered as a payment within this paragraph (i) which has already been consented to by the Majority Lenders).

“Permitted Security” means:

(a)
any Transaction Security, including cash collateral, to secure obligations under the Finance Documents including any Accordion Facility and (subject to the Intercreditor Agreement) Security or Quasi‑Security (including Transaction Security) to secure obligations under the Super Senior Finance Documents, the Incremental Equivalent Debt Finance Documents and the Hedging Agreements (as defined in the Intercreditor Agreement);

(b)
any lien or right of set‑off arising by operation of law or regulation or a contract having a similar effect and in the ordinary course of trade and not as a result of any default or omission by any member of the Group which has been outstanding for more than 60 days;

(c)
Security or Quasi‑Security over bank accounts and any netting or set‑off arrangement in each case entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi‑account Overdraft and any cash pooling arrangements in place at the relevant time) and any Security or Quasi‑Security arising under the general terms and conditions of any bank or financial institution (i) providing clearing services to the Group or (ii) with which a member of the Group maintains any bank account or depositary account;

(d)
any payment or close‑out netting or set‑off arrangement pursuant to, or cash collateralisation of, any Permitted Hedging Transaction or existing in the ordinary course of business between any member of the Group and its respective suppliers and customers or the providers of the Group’s day‑to‑day banking arrangements;

(e)
Security arising by operation of law and in the ordinary course of day to day trading or by contract to substantially the same effect provided that it does not extend beyond the Security arising by operation of law;

(f)
Security (including cash collateral) provided in respect of performance bonds and guarantees issued in the ordinary course of trading to the extent such Security is required by the relevant public authority or customer or provider or the relevant bond or guarantor;

(g)
Security granted or arising over any shares issued (including shares issued prior to the date of this Agreement) in connection with any employee or management share option or unit or benefit trust scheme operated by any member of the Group;

(h)	any Security or Quasi‑Security over or affecting any asset acquired by a member of the Group after the Closing Date if:

(i)	the Security or Quasi‑Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased (otherwise than by a capitalisation of interest) in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi‑Security is removed or discharged within three Months of the date of acquisition of such asset;

(i)
any Security or Quasi‑Security over or affecting any asset of any company which becomes a member of the Group after the Closing Date, where the Security or Quasi‑Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi‑Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased (otherwise than by a capitalisation of interest) in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi‑Security is removed or discharged within three Months of that company becoming a member of the Group;

(j)
any Security or Quasi‑Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trade and, unless disputed in good faith, not arising as a result of any default or omission by any member of the Group that is continuing for a period of more than 60 days;

(k)	any Quasi‑Security arising in connection with a disposal which is a Permitted Disposal or arising in connection with a Permitted Acquisition;

(l)	any Security arising as a result of legal proceedings discharged within 30 days or otherwise contested in good faith (and not otherwise constituting an Event of Default);

(m)	any Security over any rental deposits in respect of any real property leased or licensed by a member of the Group in the ordinary course of business;

(n)	any Security over documents of title and goods as part of a documentary credit transaction entered into in the ordinary course of trade;

(o)
any Security over shares in Joint Ventures and/or any loan to any Joint Ventures that is permitted pursuant to paragraph (d) of the definition of “Permitted Loan” to secure obligations to the other joint venture partners;

(p)	any Security arising by operation of law in respect of taxes being contested in good faith and discharged within 90 days;

(q)
any Security or Quasi‑Security over the relevant assets financed by any finance or capital lease or financing permitted pursuant to paragraphs (i), (p) or (q) of the definition of “Permitted Financial Indebtedness”;

(r)
any Security or Quasi‑Security granted by any member of the Group over: (i) the receivables that are subject to any factoring arrangements entered into by it as permitted pursuant to paragraph (j) of the definition of “Permitted Financial Indebtedness” (the “Permitted Factoring Receivables”); and (ii) any bank account into which Permitted Factoring Receivables are paid;

(s)
any Security or Quasi‑Security granted by any member of the Group in connection with any Financial Indebtedness incurred by it pursuant to paragraph (l) of the definition of “Permitted Financial Indebtedness”;

(t)
where such Security or Quasi‑Security is to be, and is, released on or prior to the deadline set out in paragraph (a) of Clause 24.35 (Conditions subsequent), any Security or Quasi‑Security granted by a member of the Group or the Target Group and any Security or Quasi‑Security granted by any member of the Group and/or the Target Group existing on the Closing Date which is not otherwise prohibited by this Agreement to remain outstanding;

(u)	any Security to which the Majority Lenders have given their prior written consent;

(v)
any Security or Quasi-Security (including cash collateralization of) to secure Financial Indebtedness incurred under paragraph (n) of the definition of “Permitted Financial Indebtedness” provided that no such Financial Indebtedness may benefit from Security or Quasi-Security over the Charged Property;

(w)
any deposits and other Security to secure the performance of (i) bids, government, trade and other similar contracts (other than for borrowed money), performance bonds and guarantees issued in the ordinary course of trading, (ii) leases, subleases or licenses in the ordinary course of business and (iii) statutory or regulatory obligations, surety, judgment and appeal bonds, and (in each case) letters of credit issued as security for the foregoing;

(x)
any landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens or Security arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(y)
any Security arising from precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by any member of the Group;

(z)	any Security solely on any cash earnest money deposits or “certain funds” escrow arrangements made by the Parent or any other member of the Group in connection with Permitted Acquisitions;

(aa)
any Security on cash, Cash Equivalents or other investments in the ordinary course of business in connection with the deposit of amounts necessary to satisfy payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, customer deposits or winnings or funds owing to or held on behalf of any gaming authority, lottery commission, lottery administrator, client or customer, including as may be placed in trust accounts; and

(bb)
any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under the preceding paragraphs) does not exceed USD [***] (or its equivalent in other currencies) (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment)).

“Permitted Share Issue” means:

(a)
the issue of shares by any member of the Group (other than the Parent) to its Holding Company provided that if the Holding Company is an Obligor the newly issued shares are subject to the same Transaction Security, if any, under the Transaction Security Documents as the shares already in issue to an Obligor save that if the shares are issued by a member of the Group that is not an Obligor to an Obligor, the aggregate amount subscribed for by all Obligors in shares of a Non‑Obligor shall (when aggregated with any amounts guaranteed under paragraph (i) of the definition of “Permitted Guarantee” and any amounts of loans outstanding under paragraph (g) of the definition of “Permitted Loan”) shall not exceed USD [***] at any time (in each case, or equivalent in other currencies) (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment));

(b)
the issue of shares by any member of the Group to its minority shareholders provided that the member(s) of the Group which own the majority of the shares in such Group member are issued shares which maintains their level of ownership of such Group member(s) at the same time;

(c)	the issue of shares by the Parent; and

(d)	the issue of any shares in connection with, or pursuant to, a Permitted Acquisition, a Permitted Transaction or a Permitted Joint Venture.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi‑Security given, or other transaction arising, under the Finance Documents;

(b)
any transaction (including any disposal, loan, borrowing, guarantee, indemnity, Security, Quasi‑Security, share issue or repayment) contemplated or specifically as set out in the Funds Flow Statement or as specifically as set out in the Acquisition Documents in the form thereof as at the date of this Agreement (or such form subject to amendments or waivers which (i) could not reasonably be expected to materially and adversely affect the interests of the Lenders under the Finance Documents (taken as a whole) and/or (ii) have been made with the consent of the Majority Lenders (such consent not to be unreasonably withheld, delayed or conditioned)), or any transaction which steps are specifically set out in the Structure Memorandum;

(c)	any Permitted Merger;

(d)	any arrangement in respect of a Permitted Payment; and

(e)
the liquidation or reorganisation of a member of the Group which is not an Obligor so long as any payments or assets distributed as a result of that liquidation or reorganisation are distributed to other members of the Group (or if such member of the Group was not a wholly owned Subsidiary, on a pro rata basis to the shareholdings of the shareholders).

“Preferred Equity Interests” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Prepayment Excess Cashflow” in respect of any Financial Year means the Excess Cashflow referable to that Financial Year less any amount of such Excess Cashflow which is required to be applied in prepayment of the Facilities or which has been applied for any purpose permitted under this Agreement.

“Press Release” means the press announcement released by the Parent announcing the Offer, in accordance with the Offer Regulations.

“Pro Forma Synergies” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Purchase Money Obligations” means any Financial Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of shares of any person owning such property or assets).

“Pushdown Process” means the transfer of 100% in aggregate of the outstanding shares in the Target (on both a non-diluted and on a fully diluted basis) from the Parent to the Original Borrower and/or Bidco in accordance with the steps set out in the Structure Memorandum (or as otherwise agreed with the Majority Lenders (acting reasonably)).

“Pushdown Start Date” means the first date of the transfer of any portion of the outstanding shares in the Target from the Parent to the Original Borrower and/or Bidco pursuant to the Pushdown Process (it being acknowledged and agreed that the Pushdown Start Date shall not occur until the Parent owns and controls 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis)).

“Qualified Equity Interests” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Quarter Date” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Quasi‑Security” has the meaning given to that term in Clause 24.14 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two TARGET Days before the first day of that period; or

(b)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Ratio Debt Amount” means an unlimited amount provided that Leverage is equal to or less than [***]:1.00 and calculated:

(a)	subject to Clause 1.9 (Calculation Adjustments), by reference to the most recent financial statements delivered to the Agent in accordance with Clause 22.1 (Financial statements) prior to:

(i)
if paragraph (b)(i)(A) of Clause 2.2 (Accordion Facility) or paragraph (a)(i) of the definition of “Incremental Equivalent Debt” applies, the Group entering into a legally binding commitment to make the Permitted Acquisition in respect of which that Accordion Facility or Incremental Equivalent Debt (as the case may be) will be made available; or

(ii)
if paragraph (b)(i)(B) of Clause 2.2 (Accordion Facility) or paragraph (a)(ii) of the definition of “Incremental Equivalent Debt” applies, the proposed Utilisation Date or utilisation date in respect of such Incremental Equivalent Debt (as the case may be); and

(b)	on a pro forma basis assuming:

(i)
drawdown in full of the proposed Accordion Facility or Incremental Equivalent Debt (and giving pro forma effect to the proposed use of proceeds of the proposed Accordion Facility or Incremental Equivalent Debt) and any other committed but undrawn facilities; and

(ii)	if the Accordion Facility or Incremental Equivalent Debt has been established to make a Permitted Acquisition or investment, the consummation of such acquisition or investment.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Base Reference Bank.

“Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	when used in the context of Transaction Security, the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 21.2 (Status) to Clause 21.8 (Insolvency).

“Reports” has the meaning given to that term in paragraph 3 (Reports) of Part 1 of Schedule 2 (Conditions precedent).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter) or any other form agreed between the Agent and the Parent.

“Restricted Party” means a person that:

(a)
is listed on any Sanctions List or under the asset freeze provisions (including related annexes) of, or otherwise targeted by or the subject of, the sanctions measures described in the definition of “Sanctions”; and/or

(b)
has its primary place of business in and/or is incorporated under the laws of, or based on all readily available information and with the exercise of reasonable due diligence is acting on behalf of, a person located in or organised under the laws of a Sanctioned Jurisdiction; and/or

(c)	owned (meaning fifty (50) per cent. or greater ownership interest) or otherwise (directly or indirectly) controlled by the foregoing.

“Retained Excess Cashflow” in respect of any Financial Year means the Excess Cashflow referable to that Financial Year (including the Excess Cashflow De Minimis) less any amount of such Excess Cashflow which is required to be applied in prepayment of the Facilities or which has been applied for any purpose permitted under this Agreement (including any voluntary prepayment of the Facilities pursuant to Clause 8.6 (Excess Cash Flow Voluntary prepayments)).

“Sanctioned Jurisdiction” means any country or territory to the extent that such country or territory itself is the target of country-wide or territory-wide sanctions under any Sanctions, which, as at the date of this Agreement are [***].

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means:

(a)	the Security Council of the United Nations;

(b)	the US;

(c)	the European Union and/or any member state of the European Union;

(d)	the United Kingdom of Great Britain and Northern Ireland; and

(e)	the governments and official institutions or agencies of any of paragraphs (a) to (d) above, including OFAC, the US Department of State, and Her Majesty’s Treasury.

“Sanctions List” means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the “Foreign Sanctions Evaders” list, or the “Sectoral Sanctions Identifications” list, the consolidated list of persons, groups and entities subject to EU financial sanctions, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Screen Rate” means, in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Bloomberg screen (or any replacement Bloomberg page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Bloomberg. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“Screen Rate Successor Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Interest Period (including with respect to duration of Interest Periods), the timing and/or frequency of determining rates and making payments of interest and other administrative matters as may be appropriate (in the opinion of the Parent (acting reasonably) with the consent of the Agent (acting on the instructions of the Majority Lenders)), to reflect the adoption of such Successor Rate and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Parent or the Agent determines that the adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Parent and the Agent determine (each acting reasonably)) including, without limitation:

(a)	aligning any provision of a Finance Document to the use of that other benchmark rate;

(b)
making adjustments to such Successor Rate and this Agreement to preserve pricing in effect at the time of selection of such Successor Rate (including adjustments to the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Successor Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall (if the Parent so elects in its sole discretion) be determined on the basis of that designation, nomination or recommendation));

(c)
enabling that Successor Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Successor Rate to be used for the purposes of this Agreement); or

(d)	providing appropriate fallback (and market disruption) provisions for that Successor Rate.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests and Notices) or any other form agreed between the Agent and the Parent given in accordance with Clause 12 (Interest Periods) in relation to a Facility.

“Specified Provisions” has the meaning given to that term in Clause 9.9 (Basket adjustment).

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Squeeze Out Procedure” means the squeeze-out procedure set out in the Target Constitutional Documents pursuant to which a person who has, directly or indirectly, acquired not less than ninety per cent. (90%) of the Target Shares carrying voting rights (on a non-diluted and on a fully diluted basis) following an Offer or otherwise, has the right to require the remaining shareholders of the Target to transfer their respective Target Shares to such person.

“Structural Adjustment” has the meaning given to it in Clause 38 (Amendments and Waivers).

“Structure Memorandum” means the structure memorandum prepared by [***] dated [***].

“Subordinated Creditor” has the meaning given to that term in the Intercreditor Agreement.

“Subordinated Debt” means any unsecured loans made by a shareholder of the Parent to the Parent which in each case:

(a)	by their terms do not have a termination or final maturity date earlier than twelve months after the Termination Date;

(b)	are recorded and evidenced in writing and governed by English Law; and

(c)	are subject to the Intercreditor Agreement as “Subordinated Liabilities”,

provided that, in the case of such loans made to, or loan notes issued by, the Parent, the lender or loan note holder thereof (as applicable) is a party to or accedes to the Intercreditor Agreement as a “Subordinated Creditor”.

“Subsidiary” means any of:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; and

(b)
an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right or ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership or voting capital, by contract or otherwise.

“Successor Rate” has the meaning given to that term in Clause 38.5 (Replacement of Screen Rate).

“Super Majority Lenders” means a Lender or Lenders whose Commitments are in aggregate 85% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 85% or more of the Total Commitments immediately prior to that reduction).

“Super Senior Cap” means the greater of $[***] and [***]% of Consolidated Pro Forma EBITDA provided that the Super Senior Cap shall not, at any time, exceed $[***].

“Super Senior Finance Documents” means the Super Senior RCF Agreement and each other “Finance Document” as defined therein.

“Super Senior RCF Agreement” means a revolving facility agreement incurred under paragraph (a)(ii) of the definition of “Permitted Financial Indebtedness” and to be entered into between, amongst others, the Original Borrower and the lenders specified therein, providing for a revolving credit facility (up to the Super Senior Cap) for the provision of loan advances, letters of credit and other customary ancillary facilities.

“Super Senior Facilities” means the facilities made available and drawn and/or utilised (as the case may be) pursuant to the Super Senior RCF Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swedish Pledge Agreement” has the meaning given to that term in paragraph 2(b)(vi) (Finance Documents) of Part 1 of Schedule 2 (Conditions precedent).

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Target” means Aspire Global PLC, a public limited liability company registered under the laws of Malta and bearing company registration number C 80711 and having its registered office at Level G, Office 1/5086, Quantum House, 75, Abate Rigord Street, Ta’ Xbiex, Malta XBX 1120, Malta.

“Target Constitutional Documents” means the articles of association of the Target, as amended from time to time.

“Target Group” means the Target and each of its Subsidiaries.

“Target Shares” means the issued shares of the Target.

“TARGET2” means the Trans‑European Automated Real‑time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) in any jurisdiction.

“Termination Date” means:

(a)	in relation to Facility B, the date falling six (6) years after the Closing Date; and

(b)	in relation to the Accordion Facility, the date specified in the Accordion Facility Notice, which shall be no earlier than the Termination Date in relation to Facility B.

“Title IV Plan” means an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any direct or indirect obligation or liability, contingent or otherwise.

“Total Accordion Facility Commitments” means the aggregate of the Accordion Facility Commitments.

“Total Commitments” means the aggregate of:

(a)	the Total Facility B Commitments; and

(b)	subject to Clause 2.2 (Accordion Facility), the Total Accordion Facility Commitments.

“Total Facility B Commitments” means the aggregate of the Total Facility B1 Commitments and the Total Facility B2 Commitments, being EUR 200,800,000 at the date of this Agreement.

“Total Facility B1 Commitments” means the aggregate of the Facility B1 Commitments, being EUR 187,700,000 at the date of this Agreement.

“Total Facility B2 Commitments” means the aggregate of the Facility B2 Commitments, being EUR 13,100,000 at the date of this Agreement.

“Total Purchase Price” means in respect of a Permitted Acquisition the aggregate of:

(a)
the total cash consideration payable on completion and including any Financial Indebtedness repaid, associated taxes, fees, costs and expenses and stamp duty and similar charges that are payable in connection with the relevant acquisition;

(b)	any non‑contingent deferred consideration payable for that acquisition; and

(c)	any Financial Indebtedness remaining in the acquired business or company or acquired by the member of the Group immediately following the date of acquisition,

provided that no amount shall be included more than once and (for the purposes of a Permitted Acquisition) to be calculated net of any cash on the balance sheet of the acquired company.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of liabilities of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents and the Acquisition Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	each of the documents listed as being a Transaction Security Document in Part 1 of Schedule 2 (Conditions Precedent);

(b)	each of the documents listed as being a Transaction Security Document in Clause 24.31 (Guarantors and Security) and Clause 24.35 (Conditions subsequent); and

(c)
any other document entered into by the Parent or any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of the Parent or any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America, its territories and possessions or the District of Columbia.

“US Bankruptcy Law” means Title 11 of the United States Code.

“US Obligor” means any Obligor incorporated under the laws of the United States, any state thereof, or the District of Columbia.

“Utilisation” means a Loan.

“Utilisation Date” means the date of the Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Value Added Tax Act” means the Value Added Tax Act 1994 or any other applicable statute or law relating to VAT in any relevant jurisdiction.

“Waived Amount” has the meaning given to that term in Clause 9.7 (Right to refuse prepayment).

“Withdrawal Event” means the withdrawal of any participating member state of the European Union from the single currency of the participating member states of the European Union and/or the redenomination of the euro into any other currency by the government of any current or former participating member state of the European Union and/or the withdrawal (or any vote or referendum electing to withdraw) of any member state from the European Union.

“Working Capital” has the meaning given to that term in Clause 23.1 (Financial definitions).

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)
the “Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent (acting reasonably);

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)
a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended (however fundamentally), novated, supplemented, extended, restated or replaced from time to time (whether or not such amendment, novation, supplement, extension, restatement or replacement was contemplated as at the date of this Agreement), and including cases where the amendments concerned involve an increase, extension or other change (however great) to any facility or the grant of any Accordion Facility or other additional facility (however great);

(v)
the “insolvency proceedings” or “insolvent” or “winding‑up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including, without limitation, the seeking of liquidation, winding‑up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors, as well as: (i) a liquidation, winding-up, dissolution, administration or a debt arrangement, as such terms are determined under the Israeli Companies Law and the Israeli Insolvency Law; (ii) the appointment of a receiver or trustee (“baal tafkid”), as such term is understood under the Israeli Insolvency Law; (iii) a reorganisation order, freeze order, stay of proceedings order (“Ikuv Halichim”) (or other similar remedy), relief of debtors, an order for commencing proceedings (“Tzav Ptichat Halichim”); or (iv) the recognition of a foreign proceeding with respect to an insolvency of a company (“Hakara be Halich Zar”), as such term is understood under the Israeli Insolvency Law;

(vi)	a “group of Lenders” includes all the Lenders;

(vii)
“guarantee” means (other than in Clause 20.1 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, being of a type with which persons to who it is directed are expected and accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self‑regulatory or other authority or organisation;

(xii)
“shares” or “share capital” includes shares and other forms of equity or other ownership interests and equity securities such as partnership capital (and “shareholder” and similar expressions shall be construed accordingly);

(xiii)	a provision of law is a reference to that provision as amended or re‑enacted;

(xiv)	a time of day is a reference to London time; and

(xv)
references to the Patriot Act herein in the context of necessary “know your customer” or other similar checks under all applicable laws and regulations shall apply if and to the extent applicable or relevant for such checks.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default, Event of Default or a Major Default is “continuing” if it has not been remedied or waived.

(e)
Any term defined in the Finance Documents by reference to the meaning of such term under the Accounting Principles shall have the meaning given to such term as at the date the relevant Finance Document is signed.

(f)
A wholly owned Subsidiary includes a Subsidiary where any share is held by a nominee on behalf of the relevant Holding Company or in which any share is required to be held by a director or similar officer of that Subsidiary under any applicable local law or that of any Relevant Jurisdiction of that Subsidiary.

(g)
Unless a contrary intention appears, a reference to a basket amount, threshold or limit expressed in a particular currency included the equivalent of such amount, threshold or limit in other currencies.

(h)
From the Closing Date until the earlier of (i) the date falling 90 days after the Control Date and (ii) the date it becomes an Additional Guarantor, each member of the Group which is required to become an Additional Guarantor in accordance with paragraph (a) of Clause 24.31 (Guarantors and Security) within 90 days of the Control Date, or which the Parent has requested shall become an Additional Guarantor under paragraph (a) of Clause 28.4 (Additional Guarantors), shall be deemed to be an Obligor for the purposes of the definitions of Permitted Acquisition, Permitted Disposal, Permitted Distribution, Permitted Financial Indebtedness, Permitted Guarantee, Permitted Hedging Transaction, Permitted Joint Venture, Permitted Loan, Permitted Merger, Permitted Payment, Permitted Security, Permitted Share Issue and Permitted Transaction and Clause 24.16 (Arm’s length basis) notwithstanding the fact it is not an Obligor at such time.

(i)
Any matter or circumstance being permitted in a Finance Document is to be construed as a reference to any matter or circumstance which is not expressly prohibited (whether contained in one provision or term of a Finance Document or by reading two or more provisions or terms of the Finance Documents).

(j)
Any reference in this Agreement or any other Finance Document to a merger, consolidation, amalgamation, conveyance, disposal, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of or one or more limited liability companies, partnerships or corporations, or the unwinding of such a division or allocation, as if it were a merger, consolidation, amalgamation conveyance, disposal, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate person, and any such division shall constitute a separate person hereunder and under the other Finance Documents (and each division of any limited liability company, corporation or partnership that is a subsidiary, joint venture or any other like term shall also constitute such a person or entity).

1.3	Currency Symbols and Definitions

“EUR”, “Euro” and “euro” means the single currency unit of the Participating Member States, “USD”, “$” and “US Dollars” denotes the lawful currency of the United States and “GBP”, “£” and “sterling” denotes the lawful currency of the United Kingdom.

1.4	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Provision of information by Directors

If any provision of a Finance Document requires a director, secretary or other authorised officer of any member of the Group to provide any information, certify any matter or to make any presentation, any such provision, certification or presentation shall (provided that it is made in good faith and with all due knowledge and enquiry and subject always to law and regulation) be made without personal liability on the part of such director, secretary or other authorised officer (other than in the case of fraud or wilful default).

1.6	Fluctuations in exchange rates

(a)
For the avoidance of doubt, for the purposes of Clause 21 (Representations) (and related definitions), Clause 24 (General Undertakings) (and related definitions) or Clause 25 (Events of Default) (and related definitions) but excluding any Event of Default resulting from a breach of Clause 23 (Financial Covenant), a reference to an amount (or its equivalent in another currency or currencies) shall be determined by reference to the rate of exchange on the date of incurrence or making of a particular disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action and any subsequent exchange rate fluctuation shall not cause an Event of Default or the breach of any provision of Clause 24 (General Undertakings) or misrepresentation in respect of any provision of Clause 21 (Representations).

(b)
For the purposes of calculating any debt amount required in relation to Clause 23 (Financial Covenant) or the definitions thereunder or any calculation of Leverage under this Agreement, the applicable rate of exchange shall be the weighted average for the same period as the rate of exchange used for the calculation of Consolidated EBITDA for the Relevant Period, provided that where the Group has entered into foreign exchange hedging in respect of any debt, the exchange rate used in relation to that debt shall be the relevant fixed exchange rate under such foreign exchange hedging.

1.7	Calculation of Commitments

For the purposes of ascertaining whether any relevant percentage of Commitments or Loans has been obtained under or established for the purposes of this Agreement, including, without limitation, for the purposes of establishing whether any Lender or relevant group of the Lenders has given its consent or approval to any matter, or in order to determine any Lender’s share of Commitments or Loans or the application of prepayments where in relation to those Commitments and/or Loans the currency of such Commitments and/or Loans is not the same or for any other purpose, that the Agent, acting reasonably, shall consider necessary in relation to the discharge of its duties under this Agreement (including, but not limited to, in respect of any voluntary prepayment or mandatory prepayment but excluding, for the avoidance of doubt, in determining compliance with the provisions of Clause 23 (Financial Covenant)), the Agent may notionally convert into the Base Currency any Commitment or Loan not denominated in the Base Currency using the Agent’s Spot Rate of Exchange as at the relevant time.

1.8	Contractual recognition of bail‑in

The provisions of clause 33.3 (Contractual recognition of bail‑in) of the Intercreditor Agreement shall apply to this Agreement and shall be deemed to be incorporated in full herein (together with all related definitions).

1.9	Calculation Adjustments

(a)
For the purposes of calculating Consolidated Total Net Debt for the purposes of the calculation of Leverage in paragraphs (c)(ii) and (d) of the definition of “Permitted Payment” and the definition of “Ratio Debt Amount” and Borrowings for the purpose of calculating Debt Service, for the purposes of the calculation of the Fixed Charge Cover Ratio in paragraph (c)(iv) of the definition of “Permitted Payment”, the following adjustments shall be made:

(i)
Borrowings shall be calculated by reference to the Borrowings outstanding on the date of the relevant calculation (such Borrowings being the “Additional Borrowings” and date of the relevant calculation being the “Calculation Date”) (and not by reference to those outstanding on the last day of the Relevant Period in respect of which the accounts by which the calculation of Leverage is to be made were delivered);

(ii)
all committed but undrawn term facilities (for the avoidance of doubt, excluding the Super Senior Facilities) available to the Group (or any member thereof) on the Calculation Date shall be assumed to have been drawn down in full and constitute Borrowings (the “Committed Term Facility Drawings”); and

(iii)
the Financial Indebtedness of any company, business, undertaking or collection of assets which is the target of a future Permitted Acquisition (the “Future Target Entity”) which has not yet completed but in respect of which the Group (or any member thereof) is legally committed, which it is anticipated will remain outstanding immediately following the completion of such acquisition, will be included as Borrowings (to the extent they fall within the definition of “Borrowings”) and the sources and uses of funds (including (without double counting) any anticipated Borrowings) in respect of such future Permitted Acquisition will be taken into account in the calculation of Consolidated Total Net Debt (all such anticipated Borrowings being the “Future Borrowings”), and in calculating the Fixed Charge Cover Ratio for the purposes referred to above, (x) finance charges (calculated on the same basis as Finance Charges) in respect of the Borrowings referred to in paragraphs (i) to (iii) (inclusive) above shall be taken into account by assuming that such Borrowings had been outstanding for the applicable Relevant Period and (y) any interest income accrued as a receivable (whether or not paid) on cash and Cash Equivalent Investments anticipated to be on the balance sheet of the Future Target Entity immediately following completion of a Permitted Acquisition referred to in paragraph (iii) above shall be deducted from such finance charges (on the same basis as deducted in the calculation of Finance Charges) by assuming that such cash and Cash Equivalent Investments had been held as cash and Cash Equivalent Investments for the applicable Relevant Period.

(b)	For the purposes of calculating Consolidated Pro Forma EBITDA for the purposes of:

(i)	the calculation of Leverage in:

(A)	paragraph (g)(vi) of the definition of “Permitted Acquisition”; and/or

(B)	paragraph (b)(ii) of Clause 2.2 (Accordion Facility);

where adjustments are being made in respect of the calculation of Leverage as contemplated in paragraphs (a)(i), (ii) and/or (iii) above; and/or

(ii)
the calculation of the Fixed Charge Cover Ratio in paragraph (c)(iv) of the definition of “Permitted Payment” where adjustments are being made in respect of the calculation of Borrowings as contemplated in paragraphs (a)(i), (ii) and/or (iii) above, the pro forma effect of the use of the Additional Borrowings and the anticipated use of the Committed Term Facility Drawings, the Drawn Proceeds and/or the Future Borrowings shall be taken into account such that the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) of each relevant Future Target Entity for the twelve month period falling immediately prior to the Group legally committing to the relevant acquisition (adjusted pro forma to take into account any applicable Pro Forma Synergies) (assuming completion of the acquisition has occurred), and the Pro Forma Synergies from any Group Initiatives to be funded from such drawings, proceeds and/or borrowings, shall be included in the calculation of Consolidated Pro Forma EBITDA.

(c)
For the purposes of calculating Consolidated Pro Forma EBITDA for the purposes of the calculation of Leverage in paragraphs (c)(ii) and (d) of the definition of “Permitted Payment” where adjustments are being made in respect of the calculation of Leverage as contemplated in paragraphs (a)(i), (ii) and/or (iii) above, the pro forma effect of the use of the Additional Borrowings and the anticipated use of the Committed Term Facility Drawings, the Drawn Proceeds and/or the Future Borrowings shall be taken into account such that the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) of each relevant Future Target Entity for the twelve month period falling immediately prior to the Group legally committing to the relevant acquisition (assuming completion of the acquisition has occurred), shall be included in the calculation of Consolidated Pro Forma EBITDA.

(d)	With respect to any acquisition (a “Relevant Acquisition”), for the purposes of determining:

(i)	whether any Financial Indebtedness that is being incurred in connection with such Relevant Acquisition is permitted to be incurred in compliance with the Finance Documents;

(ii)	whether any Security or Quasi-Security in connection with such Relevant Acquisition is permitted in compliance with the Finance Documents;

(iii)	any calculation of the ratios or financial metrics, including Consolidated EBITDA, Consolidated Pro Forma EBITDA, Leverage, and/or Fixed Charge Coverage Ratio; and

(iv)	whether a Default or Event of Default is continuing, would result or otherwise exists,

at the option of the Parent, the date that any commitment (unilateral or otherwise) or offer with respect to such Relevant Acquisition is made (the “Transaction Agreement Date”), may be used as the applicable date of determination (rather than any other date specified under this Agreement), in each case with such pro forma adjustments as are appropriate and consistent with the Finance Documents. The calculation or testing of any ratios or financial metrics (including Consolidated EBITDA, Consolidated Pro Forma EBITDA, Leverage and/or Fixed Charge Coverage Ratio) as of a Transaction Agreement Date shall be by reference to the most recent Quarter Date for which Financial Statements have been delivered pursuant to the terms of this Agreement prior to the relevant Transaction Agreement Date, provided that if no Financial Statements have yet been delivered since the Closing Date, references to the most recent Quarter Date shall be replaced with the Closing Date, using the financial information as set out in the Base Case Model and for any calculation or testing of any such ratios or financial metrics (including Consolidated EBITDA, Consolidated Pro Forma EBITDA, Leverage and/or Fixed Charge Coverage Ratio), and in all cases with such pro forma adjustments as are appropriate and consistent with the Finance Documents.

(e)	For the avoidance of doubt, if the Parent elects to use a Transaction Agreement Date as the applicable date of determination in accordance with the foregoing:

(i)
any fluctuation or change in the Consolidated EBITDA, Consolidated Pro Forma EBITDA and/or Fixed Charge Coverage from the relevant Transaction Agreement Date to the date of consummation of such Relevant Acquisition will not be taken into account for purposes of determining whether such Relevant Acquisition or any other transaction undertaken in connection with such Relevant Acquisition is permitted or for the purposes of determining compliance by the Group with any other provision of this Agreement; and

(ii)
compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the relevant Transaction Agreement Date and not as of any later date as would otherwise be required under this Agreement.

1.10	Luxembourg terms

In this Agreement, where it relates to a person incorporated in or organised under the laws of Luxembourg, a reference to:

(a)
a “winding up”, “administration”, “reorganisation”, “insolvency” or “dissolution” includes bankruptcy (faillite); insolvency, voluntary or judicial liquidation (liquidation volountaire ou judiciaire), composition with creditors (concordat préventif de la faillite); moratorium or suspension of payments (sursis de paiement); controlled management (gestion controlee), fraudulent conveyance and general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(b)
a “receiver”, “administrative receiver”, “administrator”, “trustee”, “custodian”, “sequestrator”, “compulsory manager”, “conservator” or similar “officer” includes a juge délégué, commissaire, juge commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(c)
a “lien” or “security interest” includes any hypothèque, nantissement, gage, privilege sûreté réelle, droit de rétention, and any type of security in rem (sûrete réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(d)
a “guarantee” includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of articles 2011 and seq. of the Luxembourg Civil Code;

(e)
a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements) and a person which has lost its creditworthiness (ébranlement de crédit);

(f)	“by-laws” or “constitutional documents” includes its up to date (restated) articles of association (statuts coordonnés)

(g)	a “director” and/or a “manager” includes a gérant or an administrateur;

(h)	a “set off” includes, for the purposes of Luxembourg law, legal set off; and

(i)	an “attachment” or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt).

1.11	Swedish terms

(a)	Notwithstanding any other provisions in this Agreement:

(i)	the release of any Transaction Security governed by Swedish law; and

(ii)
the disposal (including, without limitation, any conversion, set-off or forgiveness of indebtedness which is subject to perfected Transaction Security governed by Swedish law) or transfer of any asset, property and/or interests subject to perfected Transaction Security governed by Swedish law, will always be subject to the prior written consent of the Security Agent (acting in its sole discretion and on a case by case basis without requiring any consent or consultation with any of the Secured Parties, the Parent or any member of the Group), unless:

(A)
the assets the security over which is to be released are disposed of for full market value in cash and the proceeds are applied directly towards the relevant secured obligations (or are paid into a blocked account held with the Security Agent); or

(B)	it is a transfer of shares made subject to the security interest created under, and in accordance with the terms of, any Transaction Security governed by Swedish law.

This provision therefore supersedes any conflicting provision in this Agreement and/or the other Finance Documents. Each Secured Party authorises the Security Agent to release such security at its discretion without notification or further reference to the Secured Parties.

(b)
Any transfer by novation in accordance with the Finance Documents, shall, as regards Transaction Security governed by Swedish law, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of the security interests granted under the relevant Swedish law governed Transaction Security.

1.12	BXC

A reference to “BXC” shall mean any entity (or entities), including any Lender, which would fall within the definition of BXC.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available:

(i)	a euro term loan facility in an aggregate amount equal to the Total Facility B1 Commitments; and

(ii)	a euro term loan facility in an aggregate amount equal to the Total Facility B2 Commitments.

(b)	Facility B will be available only to the Original Borrower.

2.2	Accordion Facility

(a)
The Parent may, from time to time, subject to the provisions of this Clause 2.2, establish one or more Accordion Facilities (which shall be structured as a new, stand‑alone facility within this Agreement (which is not part of Facility B) or as an increase of a then existing Facility (other than Facility B)) by delivery to the Agent of an Accordion Facility Notice. Such Accordion Facility Notice shall not be regarded as having been duly completed unless it is signed by each party thereto and specifies the following matters in respect of such Accordion Facility:

(i)	the purpose of the proposed Accordion Facility, which shall be any of the purposes permitted under paragraph (c) of Clause 3.1 (Purpose);

(ii)	the proposed Accordion Facility Commitment;

(iii)	the proposed (actual or anticipated) Accordion Facility Commitment Date;

(iv)
the Borrower(s) under the Accordion Facility (which shall be the Original Borrower unless otherwise agreed with the Lender(s) in respect of that Accordion Facility (each, an “Accordion Lender”) and the BXC Lenders);

(v)	the Margin, any interest rate floor, the currency and the Termination Date for the Accordion Facility (which shall not fall prior to the Termination Date in relation to Facility B);

(vi)	the person(s) to become Accordion Lenders in respect of the Accordion Facility and the amount of the commitments of such Accordion Facility allocated to each Accordion Lender; and

(vii)
the Availability Period (including any agreed certain funds period) for the Accordion Facility and the notice period for delivery of a Utilisation Request for the purposes of Clause 5.1 (Delivery of a Utilisation Request).

(b)	The Parent may only establish an Accordion Facility if:

(i)
subject to Clause 1.9 (Calculation Adjustments), no Event of Default is continuing or would occur from the establishment or utilisation of that Accordion Facility (as determined (A) in respect of any Accordion Facility to be established for a purpose described under paragraph (c)(i) of Clause 3.1 (Purpose), the proceeds of which are required to be provided on a “certain funds” basis, on the Accordion Facility Commitment Date and (B) in respect of any other purpose, on the Accordion Facility Commitment Date and on the Utilisation Date in respect of such Accordion Facility); and

(ii)
the amount of such Accordion Facility, when aggregated with the aggregate amount of all other Accordion Facility Commitments and Incremental Equivalent Debt commitments in force and outstanding (whether drawn or undrawn) at the same time such Accordion Facility Commitments are committed, shall not exceed the Available Accordion Amount;

(iii)
that Accordion Facility shall not have any scheduled amortising repayments prior to the Termination Date for Facility B and the final repayment date for that Accordion Facility shall be no earlier than the Termination Date for Facility B;

(iv)
that Accordion Facility shall not provide for any voluntary or mandatory prepayments other than in accordance with Clause 8 (Illegality, Voluntary Prepayment and Cancellation) and Clause 9 (Mandatory Prepayment and Cancellation);

(v)	that Accordion Facility shall rank pari‑passu with Facility B and shall not benefit from any guarantee or Security which does not also benefit the Facility B Lender;

(vi)
that Accordion Facility does not contain any more onerous conditions on the Parent or the Group (including, without limitation, any additional financial maintenance covenant) than the existing Facilities prior to the establishment of such Accordion Facility, and the terms of such Accordion Facility are as set out in the applicable Accordion Facility Notice as required by paragraph (a) above (or, in the case of the matters specified in paragraphs (c)(i) and (c)(ii) below which are not included in such Accordion Facility Notice, in a separate fee letter) and otherwise are the same as or consistent with the terms (including in respect of call protection and prepayment fees) of this Agreement or, in each case, are otherwise introduced into this Agreement pursuant to and in accordance with paragraph (f) below; and

(vii)	no Accordion Lender is a member of the Group.

(c)
Any Accordion Facility shall be made available on the terms and conditions that the Accordion Lenders may agree with the Parent as set out in the Accordion Facility Notice, and (if applicable) as agreed pursuant to paragraphs (b)(v) above and (f) below, provided that:

(i)
the yield on an MFN Accordion Facility will be no more than [***]% per annum (calculated on a fully drawn basis) above the yield applicable to Facility B on the Closing Date unless the Parent offers to increase the Margin on Facility B so that the yield on such MFN Accordion Facility would not exceed the yield applicable to Facility B as at the Closing Date ((assuming such increase was made on the Closing Date) by more than [***]% per annum; and yield shall be calculated as the weighted average cost of all economics, including without limitation, Margin, interest rate, any interest rate floor, call premia/fees, warrants, arrangement fees, upfront fees, OID and any other return of any nature (with such OID, arrangement and other upfront fees being equated to interest based on an assumed three year life to maturity));

(ii)
subject to paragraph (i) above, the commitment fee, any arrangement fee, OID and other upfront fees payable to the Accordion Lenders (as the case may be) shall be that agreed between the Parent and the relevant Accordion Lenders; and

(iii)	the Accordion Facility shall be repayable on the Termination Date for that Accordion Facility.

(d)	Without prejudice to paragraph (c) above, an Accordion Facility shall only be established if:

(i)
the execution of the Accordion Facility Notice relating to such Accordion Facility by the Parent, the relevant Borrower(s) and the relevant Accordion Lender(s) and delivery of such executed notice to the Agent.

(ii)
any Accordion Lender which is not already a Lender has first acceded to this Agreement as a Lender and the Intercreditor Agreement as a “Senior Lender” (as defined in the Intercreditor Agreement) by duly completing, signing and delivering to the Agent an Accordion Lender Accession Deed;

(iii)
each of the Agent and the Security Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, in relation to the additional Accordion Lender if it is not already a Lender. The Agent (on behalf of itself and the Security Agent) shall promptly notify the Parent and the additional Accordion Lender upon being so satisfied; and

(iv)
the Parent has paid to the Agent (for the account of the relevant Accordion Lenders) or to the relevant Accordion Lenders any arrangement fee agreed between them and the Parent in respect of the Accordion Facility (if any) or otherwise as the Accordion Lenders and the Parent agree; and

(v)
subject to the Agreed Security Principles, the Agent has received in form and substance satisfactory to it such documents (if any) as are reasonably necessary as a result of the establishment of that Accordion Facility to maintain the effectiveness of the existing Security, guarantees and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents.

(e)
Each Finance Party agrees and empowers the Agent and the Security Agent to (and the relevant Obligor shall promptly upon reasonable request by the Agent or the Security Agent in accordance with the Agreed Security Principles) execute any necessary amendments to or (subject to the Agreed Security Principles) the re‑taking of the Transaction Security Documents as may be required in order to ensure that, subject to the Agreed Security Principles, any Accordion Loans rank pari passu with Facility B and that on and from any amendment made or to be made to the Finance Documents pursuant to paragraph (f) below, the Transaction Security Documents and any Security granted thereunder continues in full force and effect.

(f)
Each Finance Party agrees and empowers the Agent and the Security Agent to execute (and the Agent and Security Agent shall execute upon the request of the Parent) any necessary amendments to the Finance Documents (including any consequential and incidental changes as may be required or desirable (and agreed with the Parent)) in order to incorporate the appropriate provisions for any Accordion Facility in such Finance Documents, provided that (i) prior to such amendment documentation being executed, the Parent shall have notified each Finance Party of the proposed amendments and circulated to them a copy of the proposed amendment documents, in each case via the Agent, (ii) such amendments may not include matters otherwise falling within Clause 38.3 (Super Majority Lender matters and all Lender matters), (iii) unless such amendments relate to the Accordion Facility only, such amendments benefit all Lenders, provided that this sub-paragraph (iii) is not permitted to be used to make any amendments which would have the effect of amending Clause 2.2 and (iv) such amendments shall become effective on the relevant Accordion Facility Commitment Date or, if specified in such notice, on the utilisation date thereof. Any amendment made pursuant to this paragraph (f) shall be binding on all parties. Each Obligor agrees to any such amendment permitted by this paragraph (f) which is agreed to by the Parent. This includes any amendment which would, but for this paragraph (f), require the consent of all of the Guarantors.

(g)
Once the terms of an Accordion Facility have been determined in accordance with this Clause 2.2 that Accordion Facility shall become effective and capable of being utilised upon the date specified in an Accordion Facility Notice executed by the Parent and delivered to the Agent or any later date on which the conditions set out in paragraph (d) are satisfied or as agreed between the Parent and the Accordion Lenders.

(h)	On the date the Accordion Facility becomes effective:

(i)
except as agreed to the contrary by the Parent and the relevant Accordion Lenders in accordance with this Clause 2.2, each of the Obligors and any Accordion Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Accordion Lender would have assumed and/or acquired had the Accordion Lender been an Original Lender under an Accordion Facility;

(ii)
each Accordion Lender shall become a Party as a Lender and any Accordion Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Lender and those Finance Parties would have assumed and/or acquired had the Accordion Lender been an Original Lender under an Accordion Facility; and

(iii)	the Commitments of the other Lenders shall continue in full force and effect.

(i)
For the avoidance of doubt, nothing in this Clause 2.2 shall oblige any Facility B Lender to participate in any Accordion Loan at any time and no consent is required from any Lender to effect any Accordion Facility other than a Lender (or new lenders) participating in it.

(j)
The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any Accordion Loan under this Clause 2.2.

(k)	Clause 26.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Accordion Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant Accordion Facility becoming effective;

(ii)	the New Lender were references to that Accordion Lender; and

(iii)	a re‑transfer and re‑assignment were references to respectively a transfer and assignment.

(l)	The Parent and each Obligor:

(i)	irrevocably authorises the Parent to sign each Accordion Facility Notice and to agree, implement and establish Accordion Facilities in accordance with this Agreement on its behalf; and

(ii)
confirms that the guarantees and indemnity recorded in Clause 20 (Guarantee and Indemnity) (or any applicable Accession Deed or other Finance Documents) and/or all Transaction Security granted by it will, subject only to any applicable limitations on such guarantee and indemnity referred to in Clause 20 (Guarantee and Indemnity) and any Accession Deed pursuant to which it became an Obligor or the terms of the Transaction Security Documents, extend to include the Accordion Loans and any other obligations arising under or in respect of the Accordion Facility Commitments.

2.3	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling ten Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 8.5 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with Clause 8.1 (Illegality),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(A)
the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Parent (each of which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(B)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(C)
each Increase Lender shall become a Party as a Lender and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(D)	the Commitments of the other Lenders shall continue in full force and effect; and

(E)
any increase in the Commitments relating to a Facility shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)
the Agent and the Security Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Parent and the Increase Lender upon being so satisfied.

(c)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)
The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(e)
The Increase Lender shall (unless otherwise agreed), on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 26.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 26.6 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)	The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.

(g)	Clause 26.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re‑transfer and re‑assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5	Obligors’ Agent

(a)
Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Deed, other agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements, or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication and each Finance Party may rely on any action taken by the Parent on behalf of that Obligor.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

(a)	The Original Borrower shall apply all amounts borrowed by it under Facility B1 towards:

(i)	where Interim Facility 1 has not been utilised in accordance with the terms of the Interim Facility Agreement:

(A)	the refinancing on the Closing Date of principal and interest outstanding of the financial indebtedness in the Target Group existing prior to the Closing Date; and

(B)	the purchase price for the Acquisition including any payment for the issued share capital of the Target contemplated under any of the Acquisition Documents; or

(ii)	where Interim Facility 1 has been utilised in accordance with the terms of the Interim Facility Agreement, the refinancing of the principal and interest outstanding under Interim Facility 1; and

(iii)	payment of the Acquisition Costs on the Closing Date,

in each case, as applied in accordance with the Funds Flow Statement and/or the Structure Memorandum.

(b)	The Original Borrower shall apply all amounts borrowed by it under Facility B2 towards:

(i)	where Interim Facility 2 has not been utilised in accordance with the terms of the Interim Facility Agreement, the general corporate and/or working capital purposes of the Group; and

(ii)	where Interim Facility 2 has been utilised in accordance with the terms of the Interim Facility Agreement, the refinancing of the principal and interest outstanding under Interim Facility 2.

(c)
Each Borrower shall apply all amounts borrowed by it under the Accordion Facility (and, to the extent agreed with the applicable Incremental Equivalent Debt Creditors, the applicable Incremental Equivalent Debt Finance Documents) towards:

(i)
funding the consideration payable in respect of Permitted Acquisitions and the repayment and prepayment of any debt of a target group which is the subject of a Permitted Acquisition (including, without limitation, any interest, break costs, premia and hedging close out or termination costs) and the payment of any related fees, costs and expenses in respect of the foregoing;

(ii)	to finance or refinance the Capital Expenditure requirements of the Group (including, without limitation, research and development costs);

(iii)	to finance or refinance any restructuring fees, costs and expenses incurred by the Group (including, without limitation, in respect of Group Initiatives);

(iv)	the general corporate and/or working capital purposes of the Group; and

(v)	any other purpose approved by the Majority Lenders.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if on or before the Closing Date, the Agent has received (or has waived the requirement to receive) all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in each case, unless expressly indicated otherwise, in form and substance satisfactory to the Agent (acting on the instructions of all the Majority Lenders, acting reasonably). The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (and instruct) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Loan other than one to which Clause 4.5 (Utilisation during the Certain Funds Period) or Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period) applies if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)
in relation to any Loan on the Closing Date, all the representations and warranties in Clause 21 (Representations) or, in relation to any other Loan, the Repeating Representations to be made by each Obligor are true in all material respects (unless already qualified in relation to materiality in which case, in all respects).

4.3	Conditions relating to Optional Currencies

A currency will constitute an Optional Currency in relation to an Accordion Facility Utilisation if:

(a)
it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(b)
it has been approved by the Agent (acting on the instructions of the relevant Accordion Lenders in respect of such Accordion Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

4.4	Maximum number of Utilisations

(a)	The Original Borrower shall only be entitled to make one Utilisation Request in respect of the Facility B1 Loan.

(b)	The Original Borrower shall only be entitled to make one Utilisation Request in respect of the Facility B2 Loan.

4.5	Utilisation during the Certain Funds Period

(a)
Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, a Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if on the proposed Utilisation Date:

(i)	no Major Default is continuing or would result from the proposed Certain Funds Utilisation;

(ii)	no Change of Control has occurred; and

(iii)	it is not unlawful in any applicable jurisdiction for that Lender to lend or participate in that Certain Funds Utilisation.

(b)
During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)
rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(iii)	refuse to participate in the making of a Certain Funds Utilisation,

provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.6	Accordion Loans during the Agreed Certain Funds Period

Subject to Clause 4.1 (Initial conditions precedent), during the relevant Agreed Certain Funds Period, an Accordion Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the relevant Agreed Certain Funds Utilisation:

(a)
if the relevant Accordion Lenders have agreed that the relevant Accordion Facility shall be made available on a “certain funds basis” for a specified purpose in connection with a Permitted Acquisition or such other agreed purpose, for such period and on such terms or conditions (if any) as the Parent and those Accordion Lenders shall agree and notify in writing to the Agent at least three (3) Business Days (or any such shorter period agreed with the Agent) prior to the date of the Utilisation Request; and

(b)
the provisions of paragraphs (a) and (b) of Clause 4.5 (Utilisation during the Certain Funds Period) shall apply mutatis mutandis to any Accordion Loan provided on a “certain funds” basis during an Agreed Certain Funds Period.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

(a)
Subject to paragraphs (b) and (c) below, a Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such shorter time period as may be agreed between the Parent and the Majority Lenders).

(b)	The Lenders agree, subject to the conditions set out in Clause 4.1 (Initial conditions precedent) and on receipt of a Utilisation Request, to advance:

(i)	an amount totalling the Total Facility B1 Commitment less (A) the Original Issue Discount and (B) if applicable, the Additional Original Issue Discount, on or prior to the Closing Date; and

(ii)	an amount up to the Total Facility B2 Commitment on or prior to the end of the Availability Period applicable to Facility B2.

(c)
The amount of the utilisation of Facility B1 requested by the Original Borrower shall be equal to the Total Facility B1 Commitment such that, for the avoidance of doubt, the total principal outstanding to the Lender and owed by the Original Borrower following the Utilisation of Facility B1 shall be the Total Facility B1 Commitments.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Loan complies with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 12 (Interest Periods).

(b)	Multiple Loans may be requested in a Utilisation Request where the proposed Utilisation Date is during the Certain Funds Period. Only one Loan may be requested in each subsequent Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to Facility B1, the Base Currency; and

(ii)	in relation to Facility B2, the Base Currency.

(b)	The amount of the proposed Loan must be:

(i)	for Facility B1, an amount equal to the Total Facility B1 Commitments;

(ii)	for Facility B2, an amount equal to the Total Facility B2 Commitments; and

(iii)
for an Accordion Facility, such amount in the relevant currency as agreed with the Accordion Lenders for the relevant Accordion Facility or, if less, the Available Facility for the relevant Accordion Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to making the Loan.

5.5	Limitations on Utilisation

(a)	Facility B1 may only be utilised on or prior to the Closing Date.

(b)	Facility B2 may not be utilised unless Facility B1 has been utilised or will be utilised at the same time.

5.6	Cancellation of Commitment

(a)	The Facility B1 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B1.

(b)	The Facility B2 Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B2.

(c)	Accordion Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the relevant Accordion Facility.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Parent on its behalf) shall select the currency of an Accordion Facility Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or the Parent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.	REPAYMENT

7.1	Repayment of Loans

(a)	The Parent shall repay the aggregate Facility B Loans in full on the Termination Date for Facility B.

(b)	The Accordion Facility Borrower under each Accordion Facility shall repay the aggregate Accordion Loans under that Accordion Facility in full on the Termination Date for that Accordion Facility.

8.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

8.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan or if it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, each Available Commitment of that Lender will be immediately cancelled; and

(c)
to the extent that the Lender’s participation has not been transferred pursuant to Clause 38.7 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

8.2	Voluntary cancellation

Other than with respect to Facility B1 following the Closing Date, the Parent may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 1,000,000 (or its equivalent in other currencies) or, in respect of the Accordion Facility, any other amount in the relevant currency as agreed with the Accordion Lenders for the relevant Accordion Facility) of an Available Facility. Any cancellation under this Clause 8.2 shall reduce the Commitments of the Lenders rateably under that Facility.

8.3	Voluntary prepayment of Loans

(a)
Subject to paragraph (b) below, Clause 10.2 (Interest and other amounts) and Clause 14.5 (Prepayment fees), a Borrower to which a Loan has been made may, if it or the Parent gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of that Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Loan by a minimum amount of EUR 1,000,000 (or its equivalent in other currencies) in the case of Facility B and/or an Accordion Facility).

(b)	A Loan may only be voluntarily prepaid after the last day of the Availability Period for the applicable Facility (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any voluntary prepayment under this Clause 8.3 shall be applied to reduce pro rata the Loans under the relevant Facility.

8.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 13.3 (Market disruption) or paragraph (c) of Clause 15.2 (Tax gross‑up);

(ii)	any Lender claims indemnification from the Parent or an Obligor under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased costs); or

(iii)	any Lender becomes a Non‑Consenting Lender,

the applicable Borrower or the Parent may, whilst the circumstance giving rise to a Lender being a Non‑Consenting Lender or the requirement for that increase or indemnification continues, give the Agent notice (if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in Clause paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

8.5	Right of cancellation in relation to a Defaulting Lender

(a)
If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.6	Excess Cash Flow Voluntary prepayments

(a)
Subject to paragraph (b) below and the terms of the Intercreditor Agreement, a Borrower may, if it or the Parent gives the Agent not less than three Business Days’ prior written notice (or such shorter period as the Majority Lenders may agree) prepay (such prepayments, “Excess Cashflow Voluntary Prepayments”) the whole or any part of the amounts outstanding under Facility B, pro rata between Facility B1 and Facility B2 (and cancel corresponding Commitments), in an amount not exceeding the Prepayment Excess Cashflow for the Financial Year immediately prior to the Financial Year in which the Excess Cashflow Voluntary Prepayment is being made.

(b)
The Borrowers shall not be permitted to make any Excess Cashflow Voluntary Prepayments to the extent that the aggregate amount over the life of the Facilities of all prepayments of Facility B pursuant to this Clause 8.6 and all prepayments of Facility B made pursuant to Clause 9.3 (Excess Cashflow) exceed (or will as a result of such prepayment exceed) the Maximum Aggregate ECF Amount.

9.	MANDATORY PREPAYMENT AND CANCELLATION

9.1	Exit

Upon the occurrence of:

(a)	a Change of Control; or

(b)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

(in either case, an “Exit Event”), the Parent shall notify the Agent promptly upon (or, at the Parent’s election, in anticipation of) that Exit Event (and any such notice delivered in anticipation of an Exit Event may be revocable and/or conditional upon that Exit Event occurring). Upon such notification by the Parent, at the Parent’s option (as specified in such notification):

(i)
each Lender shall have 30 Business Days from the date of such notification to exercise an individual right (an “Exit Event Individual Lender Put Option”) pursuant to a written notice issued to the Parent (a “Put Option Notice”):

(A)	to cancel all its undrawn Commitments; and

(B)
to require that all its outstanding participations in Utilisations are repaid with accrued interest and any other amounts accrued to that Lender under the relevant Finance Documents on a date specified in such Put Option Notice no earlier than the date falling 30 Business Days following the date of that Put Option Notice; or

(ii)
with effect from the Exit Event, all outstanding undrawn Commitments of each Lender shall be immediately cancelled and outstanding participations in Utilisations shall become immediately due and payable together with accrued interest and any other amounts accrued to each Lender under the relevant Finance Documents (an “Exit Event Sweep”).

9.2	Disposal and Insurance Proceeds

(a)	For the purposes of this Agreement:

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the Net Proceeds received by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group and except for Excluded Disposal Proceeds (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment)).

“Excluded Disposal Proceeds” means any Net Proceeds received by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group:

(i)
which are, or are to be within 12 months of receipt, applied, committed to be applied or designated by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent for application in or towards reinvestment in the business, Permitted Acquisitions or Capital Expenditure (or in reimbursing a member of the Group for the same) and, if committed to be applied or designated by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent for application in that period, are actually applied within 18 months (or such longer period as the Majority Lenders may agree) of receipt by a member of the Group; or

(ii)	where such Disposals are Permitted Disposals other than pursuant to paragraph (r) or (s) of such definition;

(iii)	where the Net Proceeds are less than the greater of USD [***] (or its equivalent in other currencies) and [***] per cent. of Consolidated Pro Forma EBITDA in respect of an individual Disposal; and

(iv)
not falling under paragraphs (i) to (iii) above to the extent that the Net Proceeds do not exceed the greater of USD [***] (or its equivalent in other currencies) and [***] per cent. of Consolidated Pro Forma EBITDA in aggregate in any Financial Year.

“Excluded Insurance Proceeds” means any Net Proceeds of an insurance claim:

(i)
which are, or are to be, within 12 months of receipt, applied, committed to be applied or designated by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent for application:

(A)	to meet a third party claim;

(B)	to cover operating losses in respect of which the relevant claim was made;

(C)	to replace, reinstate or repair an asset in respect of which such proceeds were received; or

(D)	to cover business interruption and similar claims in respect of which the relevant insurance claim was made,

and, if committed to be applied or designated by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent for application in that period, are actually applied within 18 months (or such longer period as the Majority Lenders may agree) of receipt by a member of the Group;

(ii)
where the Net Proceeds are less than the greater of USD [***] (or its equivalent in other currencies) and [***] per cent. of Consolidated Pro Forma EBITDA in respect of an individual insurance claim; and

(iii)
not falling under paragraphs (i) and (ii) above to the extent that the Net Proceeds do not exceed the greater of USD [***] (or its equivalent in other currencies) and [***] per cent. of Consolidated Pro Forma EBITDA in aggregate in any Financial Year.

“Insurance Proceeds” means the Net Proceeds of any insurance claim received by any member of the Group except for Excluded Insurance Proceeds (as such baskets may be increased in accordance with Clause 9.9 (Basket adjustment)).

“Net Proceeds” means the proceeds of any disposal or insurance claim received in cash by a wholly owned member of the Group after deducting:

(i)
fees, costs and expenses reasonably incurred by any member of the Group with respect to that disposal or claim to persons who are not members of the Group, management or their affiliates (including without limitation contracted bonus payments to management of a disposed business);

(ii)
any tax incurred and required to be paid or reserved for by the seller or claimant in connection with that disposal or claim or the transfer of the proceeds thereof intra‑Group (in each case, as reasonably determined by the seller or claimant);

(iii)
amounts retained to cover anticipated liabilities reasonably expected to arise in connection with and within 12 months of a disposal (provided that any amounts not actually incurred within 12 months shall then be applied in prepayment unless constituting Excluded Disposal Proceeds or Excluded Insurance Proceeds (as the case may be));

(iv)	reasonable costs of closure, relocation, reorganisation and restructuring, and costs incurred preparing the asset for disposal;

(v)	amounts to be repaid to the entity disposed of in respect of intra‑Group indebtedness; and

(vi)	third party debt secured on the assets disposed of which is to be repaid out of those proceeds.

(b)
Subject to Clause 9.7 (Right to refuse prepayment), the Borrowers shall (and the Parent shall ensure that the Borrowers will) prepay Loans in the following amounts at the times and in the order of application contemplated by Clause 9.6 (Application of mandatory prepayments and cancellations):

(i)	the amount of any Disposal Proceeds; and

(ii)	the amount of any Insurance Proceeds.

9.3	Excess Cashflow

(a)
Within 20 Business Days after the due date for delivery of the Annual Financial Statements to the Agent, in relation to each complete Financial Year commencing after the Control Date, the Parent shall prepay Loans in the order of application contemplated by Clause 9.6 (Application of mandatory prepayments and cancellations) in an amount (if positive) equal to:

(i)	the amount equal to the applicable percentage set out in paragraph (b) below of Excess Cashflow for such Financial Year; less

(ii)	the Excess Cashflow Deduction Amount,

provided that the Borrowers shall not be required (nor shall there be any ability) to make any prepayments under this Clause 9.3 to the extent that the aggregate amount over the life of the Facilities of all prepayments of Facility B pursuant to this Clause 9.3 and all prepayments of Facility B made pursuant to Clause 8.6 (Excess Cashflow Voluntary Prepayments) exceed (or will as a result of such prepayment exceed) the Maximum Aggregate ECF Amount.

(b)
The applicable percentage in respect of any mandatory prepayment under paragraph (a) above is set out in the table below opposite the applicable Leverage as demonstrated by the Annual Financial Statements for such Financial Year and, for this purpose, Leverage shall be calculated taking into account any prepayment made under paragraph (a) above until such time (if any) as such ratio falls to the next or subsequent level, whereupon that applicable percentage shall apply:

Leverage	Percentage of Excess Cashflow
Greater than or equal to [***]:1.00	[***] per cent.
Less than [***]:1.00 but greater than or equal to [***]:1.00	[***] per cent.
Less than [***]:1.00, but equal to or greater than [***]:1.00	[***] per cent.
Less than [***]:1.00	[***] per cent.

9.4	[***] Perpetual License Prepayment

Following the Closing Date, as soon as reasonably practicable following the replacement of the non-royalty-free perpetual license currently granted by the Group to [***] in the material Intellectual Property of the Group with a royalty-free perpetual license, the Parent shall repay and cancel (without premium or penalty) a euro equivalent amount of Loans in the order of application contemplated by Clause 9.6 (Application of mandatory prepayments and cancellations) equal to the GBP value of such amount paid by [***] pursuant to such arrangement (the “[***] Perpetual License Prepayment”), but in any event the [***] Perpetual License Prepayment shall be no greater than the euro equivalent amount of £[***] million in aggregate.

9.5	Facility B2 mandatory prepayment

As soon as reasonably practicable following the establishment of the Super Senior Facilities, the Parent shall repay and/or cancel (without premium or penalty) any outstanding portion of (and/or Available Commitments under) Facility B2 (a “Facility B2 Prepayment”).

9.6	Application of mandatory prepayments and cancellations

(a)
Subject to the Intercreditor Agreement, a prepayment pursuant to Clause 9.2 (Disposal and Insurance Proceeds), Clause 9.3 (Excess Cashflow) or Clause 9.4 ([***] Perpetual License Prepayment) shall be applied, pro rata in prepayment of Facility B Loans and, at the Parent’s option, any other senior secured indebtedness ranking pari passu with Facility B (including, for the avoidance of doubt, Accordion Loans).

(b)
Subject to paragraph (c) below, the Borrowers shall prepay Loans in the case of any prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds or the [***] Perpetual License Prepayment, promptly upon receipt of those proceeds (or such proceeds ceasing to be Excluded Disposal Proceeds or Excluded Insurance Proceeds, as the case may be).

(c)
Subject to paragraph (d) below, the Parent may elect that any prepayment of Disposal Proceeds and Insurance Proceeds under Clause 9.2 (Disposal and Insurance Proceeds) or any prepayment pursuant to Clause 9.3 (Excess Cashflow) or a [***] Perpetual License Prepayment pursuant to Clause 9.4 ([***] Perpetual License Prepayment), be applied in prepayment of a Loan on the last day of the then current Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its then current Interest Period. The Parent may make an election under this Clause 9 in respect of any amounts which have been designated to be applied in respect of Excluded Disposal Proceeds and/or Excluded Insurance Proceeds but which have not been applied by the end of the relevant time period designated in such definitions.

(d)
If the Parent has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(e)
For the avoidance of doubt, there shall be no requirement to deposit any Disposal Proceeds or Insurance Proceeds, the amount of any Excess Cashflow to be applied in accordance with Clause 9.3 (Excess Cashflow) or the proceeds of a [***] Perpetual License Prepayment in a holding or blocked account pending application (other than by way of prepayment) pursuant to this Agreement.

9.7	Right to refuse prepayment

(a)
The Agent shall notify the Lenders as soon as practicable (but in any event six Business Days’ (or such shorter period as the Parent and Majority Lenders may agree) prior to the date of the relevant prepayment) of any proposed prepayment of Loans under Clause 9.2 (Disposal and Insurance Proceeds), Clause 9.3 (Excess Cashflow) or Clause 9.4 ([***] Perpetual License Prepayment) (each a “Refusable Prepayment”).

(b)
Any Lender (a “Non‑Accepting Lender”) to which the proposed Refusable Prepayment would otherwise be made may, by giving not less than three Business Days’ (or such shorter period as the Parent and Majority Lenders may agree) notice to the Agent prior to the date of the relevant prepayment, waive its right to prepayment (in whole or in part) pursuant to a Refusable Prepayment.

(c)
If any Non‑Accepting Lender delivers any notice under paragraph (b) above, the amount in respect of which that Non‑Accepting Lender has waived its right to prepayment (the “Waived Amount”) may be retained by the Parent and the Subsidiaries and/or be applied by the Parent or any of the Subsidiaries in accordance with the terms of this Agreement and/or be offered to the Lenders that are not Non‑Accepting Lenders pro rata to their respective participations, provided that any balance of the Waived Amount not so distributed may (at the Parent’s election) be retained by the Parent and the Subsidiaries and/or be applied by the Parent or any of the Subsidiaries in accordance with the terms of this Agreement.

9.8	General

(a)
Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a permitted purpose within a specified period (in each case as set out in the relevant definition of Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Parent shall ensure that those amounts are used for that permitted purpose.

(b)
Other than a prepayment following the occurrence of an Exit Event or pursuant to Clause 8.1 (Illegality) (to the extent necessary to comply with applicable laws), all prepayments to be made under this Agreement are subject to permissibility to the maximum extent under local law (including, without limitation, financial assistance, corporate benefit restrictions on up streaming of cash intra‑group and the fiduciary and statutory duties of the directors of the relevant member of the Group).

(c)
There will be no requirement to make any such mandatory prepayment where the Tax or other cost to the Group of making that prepayment or making funds available to another member of the Group to enable such prepayment to be made is equal to or exceeds [***] per cent. of the amount to be prepaid and, for the avoidance of doubt, the relevant amount shall remain available to the Group (and there shall be no obligation for the Group to open or maintain any blocked or cash collateral account for such amount). The Parent shall ensure that each member of the Group will use its reasonable endeavours and take reasonable steps to overcome any restrictions and/or minimise any costs of prepayment and/or (having regard to the Group’s actual and forecast cashflow position) make an equivalent prepayment from other available funds. If at any time those restrictions are removed (or to the extent that equivalent amounts have not been applied to make that prepayment), any relevant proceeds will be applied in prepayment of the Facilities at the end of the next Interest Period.

9.9	Basket adjustment

(a)
Not more than four times during the life of the Facilities, if, on the first Quarter Date following a Permitted Acquisition (other than the Acquisition), Consolidated EBITDA for the immediately preceding Relevant Period (calculated on a pro forma basis to take into account the earnings before interest, tax, depreciation and amortisation of the Acquired Entity acquired as a result of such Permitted Acquisition (calculated on the same basis as Consolidated EBITDA) for the same period) is increased by [***] per cent. or more (as certified by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent, in each case, acting reasonably) from the projected level of Consolidated EBITDA in the Base Case Model for that Relevant Period as a consequence of such Permitted Acquisition (such increase in Consolidated EBITDA (expressed as a percentage) being the “Percentage Increase”), then the Parent may elect in the relevant Compliance Certificate for such Quarter Date to increase any or all numerical “baskets” in the Specified Provisions (as defined below) from the amount of such “baskets” immediately prior to such Quarter Date by the Percentage Increase as specified in the relevant Compliance Certificate with effect from the date on which the relevant Compliance Certificate is delivered (and such baskets shall not subsequently be reduced following such Percentage Increase) provided that, in any Financial Year, the increase of any basket by reference to the relevant Percentage Increase shall not result in any such basket exceeding [***]% of the size of such basket as at the start of that Financial Year.

(b)	The “Specified Provisions” are the fixed numerical baskets in:

(i)	the definitions of Excluded Disposal Proceeds and Insurance Proceeds in Clause 9.2 (Disposal and Insurance Proceeds);

(ii)	paragraphs (c), (l) and (s) of the definition of Permitted Disposal;

(iii)	paragraph (i), (j), (l), (n) and (q) of the definition of Permitted Financial Indebtedness;

(iv)	paragraphs (i) and (y) of the definition of Permitted Guarantee;

(v)	the definition of Permitted Joint Venture;

(vi)	paragraphs (g), (h), (i) and (r) of the definition of Permitted Loan;

(vii)	paragraph (bb) of the definition of Permitted Security; and

(viii)	paragraph (a) of the definition of Permitted Share Issue.

10.	RESTRICTIONS

10.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 8 (Illegality, Voluntary Prepayment And Cancellation) or Clause 9.6 (Application of mandatory prepayments and cancellations) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

10.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and to Clause 14.5 (Prepayment fees) below, without premium or penalty.

10.3	No reborrowing of a Facility

No Borrower may reborrow any part of a Facility which is prepaid.

10.4	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

10.5	No reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

10.6	Agent’s receipt of Notices

If the Agent receives a notice under Clause 8 (Illegality, Voluntary Prepayment and Cancellation) or an election under Clause 9.6 (Application of mandatory prepayments and cancellations), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

10.7	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

10.8	No prepayment to Defaulting Lenders

Notwithstanding any other provision of this Agreement, neither the Parent nor any Borrower shall be required to apply any amounts in prepayment of Loans made by a Defaulting Lender and no Defaulting Lender shall be entitled to share in the proceeds of any prepayment of Loans.

11.	INTEREST

11.1	Calculation of interest

The rate of interest on each Facility B Loan (and any Accordion Loan denominated in the Base Currency) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	EURIBOR.

11.2	Payment of interest

The Borrower to which a Loan denominated in the Base Currency has been made shall pay accrued interest representing the applicable Margin and EURIBOR in each case calculated in accordance with Clause 11.1 (Calculation of interest) (and taking into account any floor set out therein) on that Loan in cash on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period).

11.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is [***] per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non‑payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be [***] per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

11.5	Calculation of interest in respect of an Accordion Facility

Notwithstanding anything to the contrary in this Agreement, the rate of interest on any Accordion Loan not denominated in the Base Currency shall be the rate agreed with the relevant Accordion Facility Lenders and as indicated in the Accordion Facility Notice for those Accordion Facility Commitments.

12.	INTEREST PERIODS

12.1	Selection of Interest Periods and Terms

(a)	A Borrower (or the Parent on its behalf) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by a Borrower (or the Parent on its behalf) to which that Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Parent on its behalf) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)	Subject to this Clause 12, a Borrower (or the Parent) may select an Interest Period of:

(i)	three Months in respect of Facility B; and

(ii)	in respect of an Accordion Facility, such periods as specified in the relevant Accordion Facility Notice,

or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders (each acting reasonably)) in relation to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

12.2	Non‑Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.3	Consolidation and division of Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to the Loans under the same Facility, in each case in the same currency;

(ii)	end on the same date; and

(iii)	are made to the same Borrower,

those Loans (as the case may be) will, unless that Borrower (or the Parent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan (as the case may be) on the last day of the Interest Period.

(b)
Subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount), if a Borrower (or the Parent on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans the Loan will, on the last day of its Interest Period, be so divided with amounts in the same currency specified in that Selection Notice, having an aggregate amount equal to the amount of that Loan immediately before its division.

13.	CHANGES TO THE CALCULATION OF INTEREST

13.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate

If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan (subject to EURIBOR never being less than (in the case of Facility B) zero and (in the case of any Accordion Facility) the percentage rate per annum (if any) agreed with the Accordion Facility Lender and as indicated in the Accordion Facility Notice for those Accordion Facility Commitments).

(b)	Base Reference Bank Rate

If paragraph (a) above applies but it is not possible to calculate the Interpolated Screen Rate, EURIBOR for the Interest Period of that Loan shall be the Base Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan (subject to EURIBOR never being less than (in the case of Facility B) zero and (in the case of any Accordion Facility) the percentage rate per annum (if any) agreed with the Accordion Facility Lender and as indicated in the Accordion Facility Notice for those Accordion Facility Commitments).

(c)	Cost of funds

If paragraph (b) above applies but no Base Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for that Loan and Clause 13.4 (Cost of funds) shall apply to that Loan for that Interest Period.

13.2	Calculation of Base Reference Bank Rate

(a)
Subject to paragraph (b) below, if EURIBOR is to be determined on the basis of a Base Reference Bank Rate but a Base Reference Bank does not supply a quotation by the Specified Time, the Base Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Base Reference Banks.

(b)	If at or about noon on the Quotation Day, none or only one of the Base Reference Banks supplies a quotation, there shall be no Base Reference Bank Rate for the relevant Interest Period.

13.3	Market disruption

If EURIBOR is determined on the basis of a Base Reference Bank Rate and before close of business in London on the date following one Business Day after the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed [***]% of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of EURIBOR then Clause 13.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

13.4	Cost of funds

(a)	If this Clause 13.4 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the greater of (x) [***]% per annum in the case of Facility B Loans only and (y) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event within three Business Days of the first day of that Interest Period (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)
If this Clause 13.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

(d)	If this Clause 13.4 applies pursuant to Clause 13.3 (Market disruption), and:

(i)	a Lender’s Funding Rate is less than EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR.

(e)
If this Clause 13.4 applies pursuant to Clause 13.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

13.5	Notification to the Parent

If Clause 13.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Parent.

13.6	Break Costs

(a)
Each Borrower shall, within three Business Days of written demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue and reasonable details of such Break Costs.

14.	FEES

14.1	Closing and funding fees

The Parent shall pay (or shall procure payment) to the Original Lenders in respect of the Facility B such closing and funding fees in the amount and at the times agreed in the Closing Letter.

14.2	Agency fee

The Parent shall pay (or shall procure payment) to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

14.3	Security Agency fee

The Parent shall pay (or shall procure payment) to the Security Agent (for its own account) a security agency fee (as applicable) in the amount and at the times agreed in a Fee Letter.

14.4	Non completion

Notwithstanding the other provisions of this Clause 14 or any Fee Letter, if the Closing Date does not occur, none of the fees referred to in this Clause 14 shall be payable.

14.5	Prepayment fees

[***]

15.	TAX GROSS‑UP AND INDEMNITIES

15.1	Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means in respect of tax imposed by Luxembourg, a Lender which is beneficially entitled to interest payable in respect of an advance under a Finance Document and is:

(a)	entitled to receive interest, free of any withholding or deduction for or on account of Tax imposed by Luxembourg; or

(b)	a Treaty Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross‑up) or a payment under Clause 15.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on a business in Luxembourg through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)	meets all other conditions in the relevant Treaty for full exemption from Luxembourg tax on interest, including the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Luxembourg which makes provision for full exemption from tax imposed by Luxembourg on interest.

Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting in good faith.

15.2	Tax gross‑up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Parent and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor:

(i)
the amount of the payment due from that Obligor shall be increased to an amount which (after taking into account any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; and

(ii)	the relevant Obligor will:

(A)	ensure that the Tax Deduction does not exceed the minimum amount required by law;

(B)	pay to the relevant taxation authorities that Tax Deduction and any payment required in connection with it within the time allowed by law; and

(C)
within thirty (30) days of making any Tax Deduction or any payment required in connection with it, deliver to Agent on behalf of the Lender evidence reasonably satisfactory to the Lender that such Tax Deduction has been made or (as applicable) such payment has been paid to the appropriate taxation authorities.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law, regulation or treaty or any published practice or published concession of any relevant taxing authority; or

(ii)
the relevant Lender is an individual resident in Luxembourg for tax purposes or a tax transparent vehicle held by one or more individuals resident in Luxembourg and the Tax Deduction is made pursuant to the Luxembourg law dated 23 December 2005, as amended.

15.3	Tax indemnity

(a)
The Parent shall (or shall procure that another Obligor will) (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

to the extent that Tax is imposed on or calculated by reference to the net income, profits or gains received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 15.2 (Tax gross‑up), a payment under Clause 15.5 (Stamp taxes) or a payment under Clause 15.6 (VAT);

(B)
would have been compensated for by an increased payment under Clause 15 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 15.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

15.4	Tax Credit

If the Parent and/or an Obligor makes a Tax Payment and the relevant Finance Party determines (acting in good faith) that:

(i)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall promptly pay an amount to the Obligor which that Finance Party determines (acting in good faith) will leave it (after that payment) in the same after‑Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.5	Stamp taxes

The Parent shall pay (or will procure that an Obligor shall pay) and, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 15.5 shall not apply to any such stamp tax which is: (i) payable in respect of a transfer, assignment or sub-participation made by a Lender, except where such transfer, assignment or sub-participation is made at the request of the Obligor; or (ii) imposed upon registration by a Lender of the Finance Documents with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg when such registration is not required to maintain, preserve, establish or enforce the rights of that Lender under the Finance Documents.

15.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, such Finance Party shall promptly provide an appropriate VAT invoice to such Party and, provided such an invoice has been provided, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT.

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party or (at the election of the Parent) where such Party is a member of the Group, the Parent shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 15.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

15.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party;

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation or any similar exchange of information regime.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

15.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall as soon as reasonably practicable, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

16.	INCREASED COSTS

16.1	Increased costs

(a)
Subject to Clause 16.3 (Exceptions) the Parent shall, within five Business Days of written demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV other than Increased Costs arising from the implementation or application of, or compliance with, Basel III or CRD IV which that Finance Party has knowledge of or reasonably ought to have knowledge of as at the date on which it became a Finance Party under this Agreement.

(b)	In this Agreement:

“Basel III” means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated from time to time;

(ii)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and/or

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means the capital requirements specified in (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012) and (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)
compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 15.3 (Tax indemnity) applied);

(iv)	attributable to the wilful or grossly negligent breach by the relevant Finance Party or its Affiliates of any law or regulations; or

(v)
attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 16.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 15.3 (Tax indemnity).

17.	OTHER INDEMNITIES

17.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of written demand, indemnify the Original Lenders and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

(a)
The Parent shall (or shall procure that another Obligor will), within five Business Days of written demand, indemnify the Original Lenders and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)
indemnifying the Agent or the Security Agent pursuant to Clause 29.10 (Lenders’ indemnity to the Agent) in respect of any costs, loss or liability incurred by the Agent or the Security Agent pursuant to Clause 32.11 (Disruption to Payment Systems etc.); or

(v)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

(b)
The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by fraud, the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate) or results from such Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate) breaching a term of any Finance Documents, any confidential undertaking or any other material contractually binding obligations. Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 17.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

17.3	Indemnity to the Agent

(a)	The Parent shall (or shall procure that an Obligor will) within five Business Days of written demand indemnify the Agent against any cost, loss or liability incurred by the Agent as a result of:

(i)	subject to prior consultation with the Parent (where practical to do so), investigating any event which it reasonably believes is, a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(iv)
(otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

(b)
The Parent expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 17.3 will not be prejudiced by any termination of this Agreement in respect of any amounts incurred by the Agent prior to such termination.

17.4	Indemnity to the Security Agent

(a)
The Parent shall (or shall procure that an Obligor will) within five Business Days of written demand indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of or in relation to:

(i)	any failure by the Parent to comply with its obligations under Clause 19 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)
the taking, holding, protection or enforcement of the Transaction Security (save for any cost, loss or liability incurred by the Security Agent as a result of its gross negligence or wilful misconduct);

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by a direct result of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 17.4 will not be prejudiced by any release or disposal under clause 14 (Distressed Disposals and Appropriation) of the Intercreditor Agreement, taking into account the operation of that Clause.

(c)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.	MITIGATION BY THE LENDERS

18.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 15 (Tax Gross‑Up and Indemnities) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2	Limitation of liability

(a)
The Parent shall (or shall procure that another Obligor will) within five Business Days of written demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.	COSTS AND EXPENSES

19.1	Transaction expenses

(a)
Subject to paragraphs (b) and (c) below, unless otherwise agreed, the Parent shall (or shall procure that another Obligor will), within three Business Days of written demand on or after the Closing Date pay (or procure payment) to the Agent, each Original Lender and the Security Agent the amount of all costs and expenses (including legal fees in each case in accordance with agreed budgets and caps, if any, detailed in an invoice, security perfection and registration costs (including applicable taxes)) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(ii)	any other Finance Documents executed after the date of this Agreement.

(b)
No costs or expenses shall be payable under this Agreement, other than all reasonable and documented out-of-pocket legal fees which are subject to an agreed cap and an agreed abort fee arrangement, unless the Closing Date occurs.

(c)
Unless an Event of Default is continuing, the Agent, Security Agent and each Original Lender shall consult with the Parent before incurring material legal fees, costs and expenses relating to the granting and perfecting of any security, taking into account the requirements of paragraph 1 of Schedule 10 (Agreed Security Principles).

19.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 32.10 (Change of currency), the Parent shall (or shall procure that another Obligor will), within five Business Days of written demand, reimburse (or procure reimbursement of) each of the Agent, the Lenders and the Security Agent for the amount of all costs and expenses (including legal fees (subject to any agreed fee arrangements as applicable)) (together with any applicable VAT) reasonably incurred by the Agent, the Lenders and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Enforcement and preservation costs

The Parent shall (or shall procure that another Obligor will), within five Business Days of written demand, pay (or procure payment) to each Original Lender and each other Secured Party the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any of its rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.	GUARANTEE AND INDEMNITY

20.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)
guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents (other than any Excluded Swap Obligations) including, without limitation:

(i)	obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Law, would become due; and

(ii)
any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding;

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause 20, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

20.5	Guarantor Intent

Without prejudice to the generality of Clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received or recovered (howsoever held, received or recovered) by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest‑bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 20.

20.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of, or provider of security for, any Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set‑off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment Mechanics).

20.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor or other circumstance contemplated by Clause 28.5 (Resignation of a Guarantor) then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

20.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.11	Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

20.12	Guarantee limitations – Israel

A guarantee or indemnity given by any Obligor incorporated in Israel (an “Israeli Obligor”) under this Clause 20 or under any other guarantee or indemnity provision in any other Finance Document shall be limited only to such part of the guarantee or indemnity which shall not be considered a “Prohibited Distribution” (Haluka Asura) within the meaning of Section 301(b) of the Israeli Companies Law.

20.13	Guarantee limitations – Luxembourg

(a)
Notwithstanding any provision to the contrary in any other Finance Document, the maximum liability of any Obligor which is incorporated in Luxembourg (the “Luxembourg Obligor”) under the guarantee set out in this Clause 20 together with any similar guarantee or indemnity obligation of that Luxembourg Obligor under or in connection with any other Finance Document for the obligations of any Obligor which is not a direct or indirect Subsidiary of the Luxembourg Obligor shall be limited to an amount not exceeding the greater of (without double counting):

(i)
95 per cent of that Luxembourg Obligor’s own funds (capitaux propres) as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act of 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “Regulation”) as increased by the amount of any Subordinated Indebtedness, each as reflected in that Luxembourg Obligor’s most recent financial statements available to the Lenders as at the date of this Agreement; or

(ii)
95 per cent of that Luxembourg Obligor’s own funds (capitaux propres) as referred to in the Regulation as increase by the amount of any Subordinated Indebtedness, each as reflected in that Luxembourg Obligor’s most recent financial statements available to the Lenders at the time the guarantee is called.

(b)
The limitations in paragraph (a) above shall not apply to any amounts borrowed by, or made available to, the applicable Luxembourg Obligor or any of its direct or indirect present or future Subsidiaries under any Finance Document (or any document entered into in connection therewith).

(c)
The obligations and liabilities of any Luxembourg Obligor under the Finance Documents and in particular under this Clause 20 shall not include any obligation or liability which, if incurred, would constitute:

(i)	a misuse of the corporate assets as defined in article 1500-11 of the Companies Act 1915 or any other law or regulation having the same effect as interpreted by Luxembourg courts; or

(ii)
a breach of the prohibitions on the provision of financial assistance as referred to in article 430-19 of the Companies Act 1915 or any other law or regulation having the same effect as interpreted by Luxembourg courts.

(d)	For purposes of this Clause 20.13:

“Subordinated Indebtedness” shall mean any debt owed by a member of the Group which is subordinated in right of payment (whether generally or specifically) to any claim of the Lenders under any of the Finance Documents, including without limitation, Subordinated Debt and any Intra-Group Liabilities (as defined in the Intercreditor Agreement).

20.14	Guarantee Limitations – Malta

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of article 110 of the Companies Act (Chapter 386 of the laws of Malta) and which may not be disapplied in terms of article 110(4) of the said Companies Act.

20.15	Waiver under Israeli Guarantee Law

Without derogating from any provisions of this Agreement, each Guarantor incorporated under the laws of the State of Israel hereby agrees and confirms that, for the avoidance of doubt, Sections 4(b), 4(c), 5, 6, 7(b), 8, 9, 11, 12, 15 and 17 of the Israeli Guarantee Law, 1967 (the “Israeli Guarantee Law”) shall not apply to this Guarantee and that should the Israeli Guarantee Law for any reason be deemed to be applicable to this Guarantee, any Guarantor incorporated under the laws of the State of Israel hereby irrevocably and unconditionally waives all such rights and defences that may have been available to such Guarantor under the Israeli Guarantee Law.

20.16	Guarantee Limitations – US

The obligations of any US Obligor under the Finance Documents shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Finance Documents subject to avoidance as a fraudulent transfer or conveyance under the US Bankruptcy Law or any comparable provisions of any similar federal, or state or foreign law. Without prejudice to any of the other provisions of this Agreement or any other Finance Document, it is agreed that, in the event any payment or distribution is made on any date by a US Obligor under this Agreement, such US Obligor shall be entitled to be indemnified by each other Obligor in an amount equal to such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of such US Obligor and the denominator shall be the aggregate net worth of all Obligors; provided that, all rights of indemnity, contribution or subrogation of such US Obligor under applicable law or otherwise shall be fully subordinated to the payment in full of all amounts outstanding under the Finance Documents.

21.	REPRESENTATIONS

21.1	General

(a)
Save as otherwise stated, the Parent and each other Obligor makes the representations and warranties set out in this Clause 21 with respect to itself and, where relevant, its Subsidiaries (only) to each Finance Party at the times specified in Clause 21.33 (Times when representations made) except that the representations and warranties set out in Clause 21.30 (Margin Regulations) and Clause 21.32 (Compliance with ERISA) shall be made by the applicable US Obligor only.

(b)
All representations and warranties are made subject to information disclosed to the Finance Parties (including in the Structure Memorandum, the Reports and/or the Acquisition Documents) and to the knowledge and belief of the management of the relevant Obligor, excluding the management of the Target Group until after the Control Date occurs.

Status, authorisations and governing law

21.2	Status

(a)
It and each of its Subsidiaries is a limited liability entity, duly incorporated or established and validly existing and, with respect to any US Obligor, in good standing, under the law of its Original Jurisdiction.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)
(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

21.4	Non‑conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security pursuant to the Agreed Security Principles do not conflict with:

(a)	subject to the Legal Reservations, any law or regulation applicable to it in any material respect;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case to the extent such conflict has or is reasonably likely to have a Material Adverse Effect.

21.5	Power and authority

(a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

21.6	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations and the Perfection Requirements, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except for any Authorisation referred to in Clause 21.9 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the Closing Date.

(b)
All Authorisations necessary for the conduct of its business, trade and ordinary activities have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

21.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

No insolvency, default or tax liability

21.8	Insolvency

(a)	No:

(i)	corporate action, legal proceeding or other procedure described in Clause 25.7 (Insolvency proceedings); or

(ii)	creditors’ process described in Clause 25.8 (Creditors’ process),

has been taken, or to its knowledge, threatened (and in each case is outstanding) in relation to the Parent or a member of the Group.

(b)	None of the circumstances described in Clause 25.6 (Insolvency) applies to the Parent or a member of the Group.

(c)
Without prejudice to Clauses 25.6 (Insolvency) to 25.8 (Creditors’ process) (inclusive), paragraphs (a) and (b) above do not apply to any such steps or procedure which have been discharged, revoked or otherwise lapsed or which is a Permitted Transaction or a Permitted Merger.

21.9	No filing or stamp taxes

The Parent and each other Obligor represents and warrants that under the laws of its Relevant Jurisdiction, it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to such Finance Documents or the transactions contemplated by such Finance Documents except (a) the Perfection Requirements or (b) for any registration duties (droits d’enregistrement) that will become payable upon any of the Finance Documents being physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 (zero point twenty four) per cent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered or upon voluntary registration of the Finance Documents with the Administration de l’Enregistrement, des Domaines et de la TVA.

21.10	No default

(a)
The Parent and each other Obligor represents and warrants that no Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)
The Parent and each other Obligor represents and warrants that no other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which, in each case, has or is reasonably likely to have a Material Adverse Effect.

Provision of information – general

21.11	No misleading information

The Parent represents and warrants that save as disclosed in writing to the Agent and/or the Original Lenders prior to the date of this Agreement, to its knowledge:

(a)
any material written factual information (taken as a whole) contained in the Information Package was accurate and complete in all material respects as at the date the information is dated (where applicable) and/or as at the date (if any) at which the information therein is provided and/or stated to be given;

(b)
nothing has occurred or been omitted and no information has been given or withheld that results in the Information Package (taken as a whole) being untrue or misleading in any material respect in light of the circumstances under which such statements were or are made; and

(c)
any financial projections contained in the Information Package and any opinions expressed (if any) by the Parent or, as the case may be, on behalf of the Parent in such financial projections, have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions (it being understood that such projections may be subject to significant uncertainties and contingencies, many of which are beyond the Parent’s control, and that no assurance can be given that the projections will be realised).

21.12	Financial Statements

(a)
The Parent’s most recent Annual Financial Statements or Quarterly Financial Statements (as the case may be) delivered pursuant to Clause 22.1 (Financial statements) have been prepared in accordance with the Accounting Principles as applied to the Base Case Model (or otherwise in accordance with Clause 22.3 (Requirements as to financial statements)); and give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(b)
The most recently delivered Budget (other than as part of the Base Case Model) supplied under this Agreement was arrived at after careful consideration and was prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date it was prepared.

21.13	Accounting reference date

The Parent represents and warrants that the Accounting Reference Date of the Parent is 31 December.

No proceedings or breach of laws

21.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which is reasonably likely to be adversely determined and, if adversely determined, would be reasonably likely to have a Material Adverse Effect (taking into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof which the Agent, acting reasonably, believes are adequate) have been started and are ongoing or (to the best of its knowledge and belief) threatened in writing against any Obligor or the Parent.

21.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation binding on it in its Relevant Jurisdiction which breach has or is reasonably likely to have a Material Adverse Effect.

(b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

21.16	Environmental laws

The Parent and each other Obligor represents and warrants that:

(a)
To the best of its knowledge and belief, each Obligor is in material compliance with Clause 24.3 (Environmental compliance) and to the best of its knowledge and belief, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)
To the best of its knowledge and belief, no material Environmental Claim has been commenced or, to the best of its knowledge and belief, is threatened in writing against any Obligor where that claim is reasonably likely to be adversely determined and, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

21.17	Taxation

The Parent and each other Obligor represents and warrants that:

(a)
To the best of its knowledge and belief, it is not (and none of its Subsidiaries (other than any member of the Target Group) is) overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax (taking into account any extension or grace period), in each case to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)
To the best of its knowledge and belief, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries (other than any member of the Target Group)) with respect to Taxes such that a liability of, or claim against, any member of the Group which has or is reasonably likely to have a Material Adverse Effect.

(c)	It is resident for Tax purposes only in its jurisdiction of incorporation.

(d)	It is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender.

21.18	Anti‑corruption laws

(a)
To the best of its knowledge and belief (having made due and careful enquiry), the Parent and each member of the Group has conducted and conducts its businesses in compliance with applicable Anti‑Corruption Laws and has instituted and maintains proportionate policies and procedures reasonably designed to promote compliance with such laws.

(b)
Neither the Parent nor any member of the Group, nor to the best of their knowledge (having made due and careful enquiry), any director, officer, agent, employee, Affiliate or other person, in each case when acting on behalf of any member of the Group, has within the past five years: (i) taken any action, directly or knowingly indirectly, that violates any applicable Anti‑Corruption Law; (ii) corruptly offered, paid, promised to pay, authorised, solicited or received the payment of money or anything of value, directly or indirectly, to or from any Person, including any Government Official, in violation of any applicable Anti-Corruption Law; or (iii) made, offered, paid, promised, authorised, solicited or received any illegal bribe, rebate, payoff, influence payment, kickback or benefit.

Ownership of assets

21.19	Security, Financial Indebtedness and guarantees

The Parent and each other Obligor represents and warrants that:

(a)	No Security or Quasi‑Security exists over all or any of the present assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

(c)	No member of the Group has granted any guarantee in respect of any obligation of any person other than as permitted by this Agreement.

21.20	Ranking

The Parent and each other Obligor represents and warrants that:

(a)
Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security, in each case, save as permitted pursuant to paragraph (c) of Clause 24.14 (Negative pledge) and/or in accordance with the Agreed Security Principles.

(b)
Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

21.21	Good title to assets

To the best of its knowledge and belief after due and careful enquiry it, and each of its Subsidiaries, has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, or otherwise has the right to use, the assets necessary to carry on its business as presently conducted, in each case if failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.22	Ownership of shares

Save and except for any Permitted Security, it is the sole legal and beneficial owner of the respective shares over which it purports to grant Transaction Security.

21.23	Shares

The shares of any Obligor which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights (other than any such rights provided by applicable law). Subject to the Legal Reservations, the constitutional documents of Obligors whose shares are subject to the Transaction Security do not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security other than to the extent such restrictions are mandatorily required by law or the relevant provisions are removed from the relevant constitutional documents at, or prior to, the taking of, or within the relevant time period provided for in, the relevant Transaction Security.

21.24	Intellectual Property

(a)	The Parent and each other Obligor represents and warrants that:

(i)
It is the sole legal and beneficial owner of or has licensed to it all the Material Intellectual Property in each case where failure to do so would not reasonably be expected have a Material Adverse Effect.

(ii)	It does not (nor does any of its Subsidiaries), in carrying on its business, infringe any Intellectual Property of any third party in any respect which would have a Material Adverse Effect.

(iii)
It has taken all formal or procedural actions (including payment of fees) required to maintain any Material Intellectual Property owned by it save where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)	The Parent and NeoGames Systems Ltd represents and warrants that all of the Material Intellectual Property of the Group (excluding the Target Group) is owned by NeoGames Systems Ltd.

Miscellaneous

21.25	Centre of main interests

(a)
Subject to paragraph (b) below, for the purposes of the Regulation, its centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction or England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (other than England and Wales).

(b)
Paragraph (a) shall apply only to persons which are incorporated in one of the member states of the European Union or which, prior to the date of this Agreement, have their “centre of main interests” (as that term is used in Article 3(1) of the Regulation) or an “establishment” (as that term is used in Article 2(10) of the Regulation) in one of the member states of the European Union.

21.26	Sanctions

(a)
Neither the Parent nor any member of the Group nor (to the best of their knowledge and belief, having made all due enquiries) any director or officer, employee, affiliate, agent or representative of the Parent or any member of the Group:

(i)	is the subject or target of any Sanctions or is knowingly engaging in any transaction or conduct that would result in it becoming a Restricted Party; or

(ii)	is subject to any claim, proceeding, formal notice or investigation with respect to Sanctions.

(b)
No Loan, nor the proceeds from any Loan, has been used, directly or knowingly (having made due and careful enquiries) indirectly, to lend, contribute, provide or has otherwise been made available to fund any activity or business in any Sanctioned Jurisdiction or to fund any activity of or business with any Restricted Party, or in any other manner that resulted in any violation by any Finance Party of Sanctions.

(c)	This Clause 21.26 is subject to the following disclosure from the Parent to the Finance Parties:

(i)	In 2020, the Target Group had revenue of approximately EUR [***] attributable to [***].

(ii)	In 2020, the Target Group had revenue of approximately EUR [***] attributable to [***].

(iii)	In 2020, the Target Group had revenue of approximately EUR [***], and in 2021 approximately EUR [***], attributable to [***].

21.27	Anti‑money laundering

(a)
It and each of its Subsidiaries has conducted its businesses in compliance with applicable Anti‑Money Laundering Laws and has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

(b)
Neither it, nor, to the best of the its knowledge (having made due and careful enquiry), any of its respective directors, officers, employees, agents, Affiliates or representatives, in each case when acting on behalf of any member of the Group, has violated or is violating any applicable Anti‑Money Laundering Laws.

21.28	Insurance

The Parent and each other Obligor represents and warrants that it and each of its Subsidiaries maintain insurances on and in relation to its business and assets against those risks to the extent it is usual for companies of its size carrying on the same or substantially similar business.

21.29	Use of proceeds

Each Obligor represents and warrants that the proceeds of the Facilities will be used only as provided for in Clause 3 (Purpose) of this Agreement.

21.30	Margin Regulations

No US Obligor is engaged, principally or as one of its important activities, in the business of:

(a)	purchasing or carrying Margin Stock; or

(b)	extending credit for the purpose of purchasing or carrying Margin Stock.

21.31	Investment Company Act

No Obligor is required to be registered as an “investment company”, or is “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

21.32	Compliance with ERISA

(a)
Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of each US Obligor no circumstance exists that is reasonably likely to adversely affect the qualified status of the Benefit Plan.

(b)
Except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other requirements of law, (y) to the knowledge of any US Obligor, there are no existing or pending or threatened claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any US Obligor incurs or otherwise has or could have any direct or indirect, actual or contingent obligation or liability and (z) no ERISA Event is reasonably expected to occur.

(c)
On the Closing Date, no ERISA Event has occurred in connection with which direct or indirect obligations and liabilities (contingent or otherwise) remain outstanding, which would, individually or in the aggregate, have a Material Adverse Effect.

21.33	Times when representations made

(a)
Subject to paragraph (e) below, all the representations and warranties in this Clause 21 are made by each Original Obligor on the date of this Agreement and the Closing Date except for the representations and warranties set out in paragraphs (a) to (c) of Clause 21.11 (No misleading information) which are deemed to be made, with respect to the Base Case Model, by each Obligor on the date of this Agreement.

(b)	The Repeating Representations are deemed to be made by each Obligor and the Parent on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period.

(c)
The representations and warranties in paragraphs (a) and (b) of Clause 21.12 (Financial Statements) are deemed to be made on the delivery of the relevant financial statements or budget (as applicable).

(d)
The Repeating Representations are deemed to be made by each Additional Obligor (with respect to itself only), the representations and warranties in Clause 21.23 (Shares) and (in respect of a US Obligor only) Clauses 21.30 (Margin Regulations) to Clause 21.32 (Compliance with ERISA) (inclusive) are deemed to be made by each Additional Obligor (with respect to itself only) and, if relevant by any member of the Group (with respect to itself only) granting Transaction Security over the shares in the relevant Additional Obligor, in each case on the day on which the relevant Additional Obligor becomes (or it is proposed that it becomes) an Additional Obligor.

(e)
Paragraph (b) of Clause 21.24 (Intellectual Property) shall be made by (i) the Parent on the date of this Agreement and on the Closing Date but not repeated thereafter and (ii) NeoGames Systems Ltd on the date on which it becomes an Additional Guarantor but not repeated thereafter.

(f)
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 22:

“Annual Financial Statements” means the financial statements of the Parent for a Financial Year delivered pursuant to paragraph (a) of Clause 22.1 (Financial statements).

“Monthly Financial Statements” means the financial statements delivered pursuant to paragraph (c) of Clause 22.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 22.1 (Financial statements).

“Reporting Month” means the first two calendar months of a Financial Quarter.

22.1	Financial statements

The Parent shall supply to the Agent:

(a)
commencing with the first Financial Year ending after the Closing Date, within 120 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;

(b)
commencing with the first full Financial Quarter ending after the Closing Date, within (i) 60 days after the end of each Financial Quarter occurring during the first full 12 Months ending after the Closing Date and (ii) thereafter within 45 days after the end of each Financial Quarter, its consolidated financial statements for that Financial Quarter; and

(c)
subject to paragraph (b) of Clause 22.3 (Requirements as to financial statements), commencing with the first full Reporting Month ending after the Closing Date, within (i) 45 days after the end of each Reporting Month occurring during the first full 12 Months ending after the Closing Date and (ii) thereafter within 30 days after the end of each Reporting Month, its monthly financial statements on a consolidated basis for that Month.

Notwithstanding anything to the contrary in this Agreement, each set of accounts and financial statements or reports to be delivered pursuant to paragraphs (a) and (b) above which is posted to the SEC website at www.sec.gov (including, for the avoidance of doubt, any filing on Form 10-K or Form 10-Q) or any website published by or on behalf of the Group shall be deemed to have been delivered to the Agent on the date that the Agent has been provided written notice of such posting.

22.2	Provision and contents of Compliance Certificate

(a)	The Parent shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)	Each Compliance Certificate required to be delivered with the Annual Financial Statements shall:

(i)	confirm, providing reasonable detail as to computation, which members of the Group are Material Companies;

(ii)	confirm, providing reasonable detail as to computation, compliance with Clause 24.31 (Guarantors and Security);

(iii)
following any adjustment to any of the Specified Provisions pursuant to Clause 9.9 (Basket adjustment), computations (together with supporting calculations in reasonable detail) of the revised amount of each basket set out in the Specified Provisions; and

(iv)	set out in reasonable detail computations as to the calculation of the amount of Excess Cashflow, Prepayment Excess Cashflow and Retained Excess Cashflow.

(c)	Each Compliance Certificate required to be delivered with Quarterly Financial Statements shall:

(i)	set out (in reasonable detail) computations as to compliance with Clause 23.2 (Financial condition); and

(ii)
following any adjustment to any of the Specified Provisions pursuant to Clause 9.9 (Basket adjustment), computations (together with supporting calculations in reasonable detail) of the revised amount of each basket set out in the Specified Provisions,

(d)	Each Compliance Certificate shall be signed by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent.

22.3	Requirements as to financial statements

(a)
The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account (or equivalent income statement) and, in the case of Annual Financial Statements only, a cashflow statement. In addition, the Parent shall procure that:

(i)	each set of Annual Financial Statements shall be audited by the Parent’s Auditors; and

(ii)
each set of Quarterly Financial Statements is accompanied by a cashflow statement in such form as prepared internally by the Group and which shall be delivered for information purposes only (and the Lenders will have no approval rights with respect to such quarterly cashflow statements (or the form thereof)).

(b)
The Parent shall only be required to deliver Monthly Financial Statements (if any) in such form as prepared internally by the Group and such Monthly Financial Statements shall be delivered for information purposes only (and the Lenders will have no approval right or right to query or request additional information in respect of such Monthly Financial Statements (or the form thereof) and there shall be no requirement that the directors comment on the performance of the Group or any material developments or proposals affecting the Group or its business). To the extent that the Group does not (for whatever reason and for whatever length of time) produce Monthly Financial Statements and/or amends the form of such Monthly Financial Statements (in each case, in its sole discretion), there shall be no Default, Event of Default or other breach of this Agreement as a result thereof.

(c)	Each set of Annual Financial Statements and Quarterly Financial Statements delivered pursuant to Clause 22.1 (Financial statements):

(i)
shall be certified by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in the case of Quarterly Financial Statements for any Financial Quarter), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by the audit opinion in respect of those Annual Financial Statements;

(ii)
in the case of the Quarterly Financial Statements, shall be accompanied by a statement by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent comparing actual performance (referring specifically to the balance sheet and profit and loss account) for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group;

(iii)
shall be accompanied by a statement by the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent comparing actual performance (referring specifically to the balance sheet and profit and loss account) for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iv)
shall be prepared (to the extent appropriate in the context of such financial statements) in accordance with the applicable Accounting Principles, and with the accounting practices and financial reference periods consistent with those applied in the preparation (to the extent applicable and in the case of the Parent) of the Base Case Model unless in relation to any set of financial statements or management accounts, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices, at the request of the Agent:

(A)
the Parent’s Auditors (or, if appropriate, the auditors of the Obligor) shall deliver to the Agent a description of any change necessary for those financial statements to reflect those Accounting Principles or accounting practices upon which the Base Case Model (to the extent applicable) were prepared;

(B)
the Parent’s Auditors (or, if appropriate, the auditors of the Obligor) shall deliver to the Agent sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23 (Financial Covenant) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model (in the case of the Parent); and

(C)
the Parent and the Agent (on behalf of the Lenders) shall promptly after such notification enter into negotiations in good faith with a view to agreeing such amendments to Clause 23 (Financial Covenant) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement and if amendments satisfactory to the Agent are agreed by the Parent and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement provided that if no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Parent’s Auditors or independent accountants (approved by the Parent or, in the absence of such approval within five days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendment to Clause 23 (Financial Covenant) and/or the definitions of any or all of the terms used therein which the Parent’s Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of those provisions of this Agreement. Those amendments shall take effect when so determined by the Parent’s Auditors, or as the case may be, accountants. The reasonable cost and expense of the Parent’s Auditors or accountants shall be for the account of the Parent.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model was prepared.

(d)
Notwithstanding any other term of this Agreement no Default or Event of Default shall occur, or be deemed to occur, as a result of any restriction on the identity of the Parent’s Auditors contained in this Agreement being prohibited, unlawful, ineffective, invalid or unenforceable pursuant to the Audit Laws.

22.4	Budget

(a)
The Parent shall supply to the Agent, no later than (i) 90 days after the start of the first full Financial Year commencing after the Control Date and (ii) 60 days after the start of each subsequent Financial Year, an annual Budget for that Financial Year. For the avoidance of doubt, such Budget shall be provided for information only and shall not be subject to any approval or consent requirement from any Finance Party.

(b)	The Parent shall ensure that each Budget:

(i)	includes a projected consolidated profit and loss account, cashflow statement for the Group, projected financial covenant calculations and a cash and debt position for the Group;

(ii)
is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements or management accounts under Clause 22.1 (Financial statements); and

(iii)	has been approved by the chief financial officer of the Parent.

(c)
If the Parent updates or changes the Budget and those updates or changes are formally adopted by the board of directors of the Parent or the chief financial officer, chief executive officer or chief operating officer (or other equivalent senior officer) of the Parent, it shall promptly deliver to the Agent such updated or changed Budget together with a written explanation of the main changes in that Budget.

22.5	Presentations and meetings

(a)
Once in every Financial Year and commencing with the first complete Financial Year commencing after the Control Date, upon the request of the Agent (acting on the instructions of the Lenders), the Parent shall (upon reasonable notice) give a presentation to the Finance Parties about the ongoing business and financial performance of the Group.

(b)
While no Event of Default is continuing, and in addition to any other requirement under this Agreement including under paragraph (c) of this Clause 22.5, the Agent (acting on the instructions of the Lenders) may, upon not less than 10 Business Days’ prior written notice to the Parent, request a call or meeting with the chief executive officer, chief financial officer or other senior management attending by way of telephone participation or video (as the case may be) to discuss the ongoing business and financial performance of the Group.

No request under this paragraph (b) may be made on more than two (2) occasions in any Financial Year.

(c)
While an Event of Default is continuing, the Agent may, upon not less than 3 Business Days’ prior written notice to the Parent, request a presentation about the ongoing business and financial performance of the Group from the chief executive officer and the chief financial officer of the Group. There shall be no limit on the number of presentations which may be requested under this paragraph (c).

22.6	Year‑end

The Parent shall not change its Accounting Reference Date.

22.7	Information: miscellaneous

The Parent shall supply to the Agent:

(a)
at the same time as they are dispatched, copies of all documents required by law to be dispatched by the Parent or any Obligor to its shareholders or creditors (or any class of them) generally other than in the ordinary course of day‑to‑day business;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any Obligor and, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)
promptly upon becoming aware that a prepayment will be required, details of any disposal or insurance claim which will give rise to an obligation to apply Disposal Proceeds or Insurance Proceeds in prepayment under Clause 9.2 (Disposal and Insurance Proceeds); and

(d)
promptly on request, such further information regarding the financial condition, assets or operations of the Group and/or any member of the Group as any Finance Party (through the Agent) may reasonably request.

22.8	Notification of default

(a)
Each Obligor shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by a senior officer of the Parent who has the authority to legally bind the Parent certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) if the Agent has reasonable grounds for believing that a Default has occurred and is continuing.

22.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, the Security Agent or any Lender (or, in the case of paragraph (a)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or the Security Agent) or the Security Agent or any Lender (for itself or, in the case of the event described in paragraph (a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (a)(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of the Agent or Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or the Security Agent) and the Security Agent (for itself) in order for the Agent and the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, pursuant to the transactions contemplated in the Finance Documents.

(c)
The Parent shall, by not less than five Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors).

(d)
Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent, the Security Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or the Security Agent), the Security Agent or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or the Security Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

22.10	Restrictions

Notwithstanding any other term of the Finance Documents, all reporting and other information requirements in the Finance Documents shall be subject to any binding confidentiality restrictions with third parties and any legal, regulatory, listing or stock exchange rules or other restrictions relating to the supply of information binding on any member of the Group and in no circumstances shall any member of the Group be required to disclose (and in no circumstances shall any breach, Default or Event of Default arise from a failure to disclose) any information in breach of such restrictions for as long as such restrictions are in place (but shall be required to disclose information to the maximum extent possible without giving rise to such breach).

23.	FINANCIAL COVENANT

23.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, (without double counting) the outstanding principal, capital or nominal amount of Financial Indebtedness, excluding:

(a)	any Treasury Transaction, except to the extent due and payable;

(b)	the amount of any liability in respect of pension obligations of the Group;

(c)	Financial Indebtedness owed by one member of the Group to another member of the Group;

(d)
any Subordinated Debt and any other amounts owed by a member of the Group which are properly subordinated under the Intercreditor Agreement in accordance with its terms (or otherwise to the satisfaction of the Agent); and

(e)	any increase or decrease in the amount of Borrowings arising solely and directly due to the application of accounting standard IAS39 or IFRS9 (where applicable).

“Cashflow” means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)
adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any Exceptional Items not already taken account of in calculating Consolidated EBITDA for any Relevant Period (other than, in the case of cash receipts, Disposal Proceeds and Insurance Proceeds);

(c)
adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid or due and payable in respect of Taxes during that Relevant Period by any member of the Group;

(d)
adding (to the extent not already taken into account in determining Consolidated EBITDA) the amount of any dividends or other profit distributions received in cash by any member of the Group during that Relevant Period from any entity which is itself not a member of the Group and deducting (to the extent not already deducted in determining Consolidated EBITDA) the amount of any dividends paid in cash during the Relevant Period to minority shareholders in members of the Group;

(e)
adding the amount of any increase in provisions, other non‑cash debits and other non‑cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non‑cash credits (including releases of provisions) (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing Consolidated EBITDA;

(f)
deducting the amount of any Capital Expenditure actually made during that Relevant Period by any member of the Group and the aggregate of any cash consideration paid for, or the cash cost of, any Business Acquisitions (including all fees, costs, expenses, stamp, registration and other Taxes incurred in connection with any Business Acquisition and the refinancing of any indebtedness of the target group acquired);

(g)	deducting the amount of any cash costs of Pension Items during that Relevant Period to the extent not taken into account in establishing Consolidated EBITDA; and

(h)
deducting the amount of all cash dividends, distributions and other Permitted Payments paid or made by the Parent or any other member of the Group in the Relevant Period except to the extent that such dividend, distribution or Permitted Payment is funded out of Retained Excess Cashflow in respect of a previous Financial Year, and so that no amount shall be added (or deducted) more than once and the effect of all cash movements associated with the Acquisition shall be excluded.

“Consolidated EBITDA” means in respect of any Relevant Period the operating profits of the Group from ordinary activities for such Relevant Period after adding back:

(a)
any depreciation or amortisation, write off or write down charged to the consolidated operating profits of the Group for such period (including, for the avoidance of doubt, those related to Borrowings);

(b)	any amount related to the impairment or negative revaluation of any asset during such period;

(c)
any loss against book value incurred by the Group on the disposal of any asset (other than the sale of trading stock or the sale of any Cash Equivalent Investments held by the Group in the ordinary course of business) during such period or any business interruption loss incurred which is covered by insurance or any loss covered by third party indemnification;

(d)	any negative Exceptional Items (or provision made for such Exceptional Items) for such period;

(e)
financial charges or losses (including, for the avoidance of doubt, fees, discounts, premiums, prepayment fees and commissions, potential losses related to hedging instruments and financial charges and losses related to Financial Indebtedness, including due to the modification or early retirement thereof) whether or not paid, deferred or capitalised during such period;

(f)
the Total Purchase Price and acquisition related costs (including subsequent adjustments to purchase price, contingent consideration and earnouts) in relation to any Permitted Acquisition and any acquisition prior to the Closing Date to the extent charged or amortised in that period to, or against, the consolidated profit and loss account of the Group;

(g)	any amount of Tax on profits, gains or income paid or payable by the Group during such period;

(h)	interest accrued as an obligation of any member of the Group whether or not paid, deferred or capitalised during such period;

(i)	any Acquisition Costs;

(j)
monitoring, operating, non‑executive director and advisory fees paid during such period to the extent permitted by this Agreement and costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(k)	pension provisions;

(l)	any unrealised losses due to exchange rate movements;

(m)	any loss arising as a result of Debt Purchase Transactions;

(n)	any non‑cash charges represented by expenses related to employee incentive programmes;

(o)
any dividends or other profit distributions (net of withholding tax) received by any member of the Group from any person who is a Non‑Group Entity to the extent that amount is actually received in Cash;

(p)
any fees, costs, expenses, taxes, duties, amortisation or charges relating to any equity offering, investments, acquisitions, dispositions or Financial Indebtedness permitted under the Finance Documents or preparation for or responding to any RFP or submission of a bid for any potential client or customer contract (whether or not successful);

(q)
(i) restructuring costs, integration costs, business optimisation expenses or costs (including charges directly related to implementation of cost-savings initiatives (including Group Initiatives)), operating expense reductions, integration, transition, facilities opening and pre-opening expenses (including contract termination costs and any costs related to the opening of offices), retention, signing bonuses, relocation, recruiting and other employee related expenses (or, in each case, provisions booked for such costs or expenses), (ii) restructuring costs and reserves, including, without limitation, in connection with acquisitions and closing and/or consolidation of facilities and (iii) costs and expenses associated with business expansion and startup costs for new business lines, geographic expansion or new products expected to be implemented within 24 months of the date thereof; and

(r)
pro forma adjustments (excluding any revenue synergies or revenue enhancements) identified in any quality of earnings report prepared in connection with any acquisition occurring after the Closing Date by financial advisors that are reasonably acceptable to the Agent (it being understood and agreed that any of the “Big Four” accounting firms and other nationally and regionally recognised accounting firms shall be deemed acceptable) (such approval not to be unreasonably withheld or delayed), but after deducting:

(i)	financial income or gain;

(ii)	any positive Exceptional Items for such period (or the release of any provisions made for such Exceptional Items);

(iii)	interest owed to any member of the Group whether or not paid, deferred or capitalised during such period;

(iv)	any amount of any rebate or credit or refund in respect of Tax on profits, gains or income received or receivable by the Group during such period;

(v)
any gain over book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than the sale of trading stock in the ordinary course of business) during such period and any gain arising on any revaluation of any asset during such period;

(vi)	the release of pension provisions;

(vii)	any gain arising as a result of Debt Purchase Transactions;

(viii)	any unrealised gains due to exchange rate movements;

(ix)	any amount related to the reversal of an impairment or negative revaluation of any asset during such period; and

(x)
the amount of any profit of any Non‑Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non‑Group Entity (and not, for the avoidance of doubt, including any losses of any such person), in each case, without double counting and to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before taxation.

“Consolidated Pro Forma EBITDA” means, in relation to a Relevant Period, Consolidated EBITDA for that Relevant Period adjusted by:

(a)
including the operating profit before interest, tax, depreciation, and amortisation and impairment charges (calculated on the same basis as Consolidated EBITDA) of a member of the Group (or attributable to a business, undertaking or collection of assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets;

(b)
excluding the operating profit before interest, tax, depreciation, and amortisation and impairment charges (calculated on the same basis as Consolidated EBITDA) attributable to any member of the Group (or to any business, undertaking or collection of assets) disposed of during the Relevant Period for that part of the Relevant Period; and

(c)	including any applicable Pro Forma Synergies.

“Consolidated Total Net Debt” in respect of the Group at any time, means the aggregate at that time of all Borrowings of members of the Group calculated on a consolidated basis including, in the case of Finance Leases, only the capitalised value of that Finance Lease less the aggregate amount of cash and Cash Equivalent Investments of the Group on a consolidated basis provided that cash and Cash Equivalent Investments of the Group which are the proceeds of Financial Indebtedness shall not be deducted from the calculation of Consolidated Total Net Debt except to the extent that such Financial Indebtedness is incurred under the Super Senior Facilities.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors maturing within 12 months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non‑operating items;

(c)	insurance claims;

(d)	any interest owing to any member of the Group;

(e)	amounts owed by any sellers under and in connection with the Acquisition (including the Offer); and

(f)	amounts owed by the sellers of the shares under and in connection with any Permitted Acquisition.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals, provisions and payments received in advance) of each member of the Group falling due within 12 months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non‑operating items;

(d)	insurance claims;

(e)	liabilities in relation to dividends declared but not paid by the Parent or by a member of the Group in favour of a person which is not a member of the Group;

(f)	amounts owed to any shareholders under and in connection with the Acquisition (including the Offer); and

(g)	amounts owed to the seller or sellers of the shares under and in connection with any Permitted Acquisition.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Finance Charges for that Relevant Period;

(b)	the aggregate of all scheduled repayments of Borrowings (as such may be reduced by the application of prior prepayments) falling due during that Relevant Period but excluding:

(i)
any amounts falling due under any overdraft or revolving facility (including, without limitation, any facility under the Super Senior RCF Agreement) and which were available for simultaneous redrawing according to the terms of that facility;

(ii)	any mandatory or voluntary prepayment;

(iii)	any such obligations owed to any member of the Group; and

(iv)	any prepayment of Borrowings existing on the Closing Date which is required to be repaid under the terms of this Agreement;

(c)
any interest accruing (whether or not paid) on Borrowings of a person that is not a member of Group but which Borrowings are guaranteed by a member of the Group or secured by Security on assets of a member of the Group;

(d)
all cash dividends payable on or in respect of all Disqualified Equity Interests of the Parent or any series of Preferred Equity Interests of any Subsidiary, other than dividends on any equity interests payable to the Parent or a Subsidiary; and

(e)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the Group,

and so that no amount shall be included more than once.

“Disqualified Equity Interests” means any shares or other equity interest (each an “Equity Interest”) that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)
matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or Subordinated Debt), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans (other than contingent obligations that by their terms survive) and the termination of the Commitments);

(b)
is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests or Subordinated Debt and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and payable (other than contingent obligations that by their terms survive) and the termination of the Commitments), in whole or in part; or

(c)	is or becomes convertible into or exchangeable for Financial Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests,

in each case, prior to the date that is 180 days after the Termination Date of the Loans at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued to any employees, other service providers, directors, officers or members of management or pursuant to a plan for the benefit of employees, other service providers, directors, officers or members of management of the Parent or the Subsidiaries or by any such plan to such employees, other service providers, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, other service providers’, directors’, officers’ or management members’ termination, death or disability.

“Exceptional Items” means any unusual, exceptional, one-off, non-recurring or extraordinary items.

“Excess Cashflow” means, for any period for which it is being calculated, Cashflow for that period less (except to the extent already deducted in calculating Cashflow):

(a)	Debt Service for that period;

(b)
the amount of any voluntary prepayments made under the Finance Documents or Super Senior Finance Documents during that period other than such prepayments financed or refinanced with the proceeds of an Accordion Facility or of Incremental Equivalent Debt and provided that voluntary prepayment of loans under the Super Senior Facilities shall only be deducted if the corresponding commitments are cancelled on such prepayment;

(c)
the amount of any mandatory prepayments made under Clause 8.1 (Illegality), 13.3 (Market disruption), 15.2 (Tax gross‑up), 15.3 (Tax indemnity), 16.1 (Increased costs), (or the equivalent Clauses in the Super Senior Finance Documents and Incremental Equivalent Debt Finance Documents) during that period;

(d)
any expenditure designated in that period to be made following that period for acquisitions (including any reasonably-estimated deferred consideration), Capital Expenditure and restructurings (provided that if any amount so designated is not actually spent in that following period, Excess Cashflow for that following period shall be increased by a corresponding amount); and

(e)	any Non‑Cashflow Sources (to the extent included in Cashflow),

provided that, for the avoidance of doubt, no cash movements as a result of a factoring transaction shall increase or contribute to Excess Cashflow.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis and excluding any such obligations to any other member of the Group) in respect of that Relevant Period:

(a)
excluding any upfront fees or costs (including any arrangement fees, ticking fee, any Acquisition Cost, and all fees, costs, expenses, stamp, registration and other similar Taxes incurred in connection with a Permitted Acquisition and the refinancing of any indebtedness of the target group acquired) and any amortisation of such fees or costs;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;

(d)	excluding any interest cost or expected return on plan assets in relation to any post‑employment benefit schemes;

(e)	taking no account of any unrealised gains or losses on any financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis;

(f)	less interest income accrued as a receivable (whether or not paid) on bank deposits or other Cash Equivalent Investments;

(g)
plus consideration given by the Group during that period, and relating to that period whether by way of discount or otherwise in connection with any acceptance credit, bill discounting, debt factoring or other like arrangement included in Borrowings; and

(h)	excluding capitalised interest costs on any Subordinated Debt, and, so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any finance lease or capital lease (other than any which is or would have been classified as an operating lease under the Accounting Principles in force as at the date of this Agreement).

“Financial Covenant” means the financial covenant set out in Clause 23.2 (Financial condition).

“Financial Quarter” means each period running from (and including) one Quarter Date to (but excluding) the next succeeding Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“First Test Date” means 30 September 2022.

“Fixed Charge Cover Ratio” means, in respect of any Relevant Period, the ratio of Consolidated Pro Forma EBITDA for that Relevant Period to Debt Service for that Relevant Period (subject to Clause 1.9 (Calculation Adjustments)).

“Group Initiative” means a restructuring, cost reduction initiative (including but not limited to any reduction in employee headcount, any employee relocation or any termination of any lease agreement) or reorganisation.

“Leverage” means, in respect of any Relevant Period, the ratio of Consolidated Total Net Debt on the last day of that Relevant Period (provided that for this purpose, Consolidated Total Net Debt shall include the full amount of the commitments constituting the Super Senior Facilities (if any) as if such Super Senior Facilities are fully drawn and/or utilised (as applicable) and, for the avoidance of doubt, if no such Super Senior Facilities have been committed and are available to be drawn, no such amount shall be included in the calculation of Consolidated Total Net Debt) to Consolidated Pro Forma EBITDA for that Relevant Period (subject to Clause 1.9 (Calculation Adjustments)).

“Non‑Cashflow Sources” means, at any time, the aggregate of the following (in each case, to the extent not applied for any other purpose):

(a)	the net cash proceeds from any Permitted Investor Injection;

(b)	any amount which qualified to be applied as a Permitted Payment under paragraph (c) or (d) of the definition thereof to a Holding Company of the Parent but which has been retained by the Group;

(c)	Excluded Disposal Proceeds and Excluded Insurance Proceeds and any Disposal Proceeds or Insurance Proceeds which are not required to be applied in mandatory prepayment of the Facilities;

(d)	any Waived Amount;

(e)	any closing overfunding; and

(f)	any Retained Excess Cashflow.

“Non‑Group Entity” means any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest.

“Permitted Investor Injection” means proceeds of Subordinated Debt made available to the Parent after the Closing Date or a Permitted Share Issue under paragraph (c) of that definition which, in each case is provided by a person who has become party to and has acceded as a “Subordinated Creditor”, to the Intercreditor Agreement in accordance with its terms.

“Preferred Equity Interests”, as applied to Equity Interests of any member of the Group, means Equity Interests of any class or classes (however designated) which is preferred as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such member of the Group, over the Equity Interests of any other class of such member of the Group.

“Pro Forma Synergies” means any cost savings, operating expense reductions, other operating improvements, cost synergies and other similar items (excluding for the avoidance of doubt any revenue synergies or revenue enhancements) resulting from (a) Permitted Acquisitions or Permitted Disposals and (b) Group Initiatives, capital expenditure or any similar initiatives, in each case on a full “run-rate” basis in connection with a Permitted Acquisition or a Permitted Disposal which has completed or a Group Initiative, capital expenditure or similar initiative which has been commenced (but not been withdrawn) or completed (each a “Relevant Event”) provided that:

(a)
if any individual Pro Forma Synergy constitutes more than [***] per cent. of Consolidated Pro Forma EBITDA, it shall be commented upon in writing to the Agent by one of the “Big Four” accountancy firms (or any other independent and internationally reputable accountancy or financial firm (as selected by the Parent acting reasonably)) as not being unreasonable; and

(b)	in aggregate, the Pro Forma Synergies shall not constitute more than [***] per cent. of Consolidated Pro Forma EBITDA,

and in each case, such Pro Forma Synergies are reasonably expected to be realised at any time within 15 Months of the date of the Relevant Event.“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December (if applicable, subject to weekday adjustments) in each Financial Year of the Group.

“Relevant Period” means each period of 12 Months ending on a Quarter Date (which may include periods prior to the Closing Date).

“Test Date” means the First Test Date and each subsequent Quarter Date or, if any such date is not a Business Day, the Parent may elect that such date shall be the next Business Day or the immediately preceding Business Day.

“Testing Period” means any Relevant Period ending on a Test Date.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

23.2	Financial condition

For the benefit of the Lenders under Facility B only (in such capacity only and, for the avoidance of doubt, excluding any Super Senior Facility), the Parent shall ensure that Leverage on each Test Date ending on or after the First Test Date (in respect of that Testing Period) will not exceed the ratio set out opposite that Test Date in the table below:

Test Date	Leverage
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00
[***]	[***]:1.00

23.3	Financial testing

(a)
The Financial Covenant shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraph (b) of Clause 22.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 22.3 (Requirements as to financial statements) for the relevant Financial Quarter of the Parent.

(b)
For the purpose of any calculation for the purposes of the definitions under Clause 23.1 (Financial definitions) and any calculations under Clause 23.2 (Financial condition) for each Testing Period ending on a date which is less than 12 months after the Closing Date:

(i)
Consolidated Pro Forma EBITDA shall be calculated by reference to the actual historic data over the previous 12 Months (but calculated in accordance with the definition of “Consolidated Pro Forma EBITDA”); and

(ii)	Finance Charges shall be calculated by annualising Finance Charges that have accrued in the period since the Closing Date to the end of that Testing Period.

(c)	For the purpose of any calculation for the purposes of the definitions under Clause 23.1 (Financial definitions) and any calculations under Clause 23.2 (Financial condition):

(i)	no item shall be deducted or credited more than once;

(ii)	the effect of any unrealised currency exchange gains and losses shall be excluded;

(iii)
the financial result of any Joint Venture (including, without limitation, items from the income statement, balance sheet and cashflow) shall be included in the relevant amount for the Group only to the extent of the relevant Group member’s proportional share of the ownership in that Joint Venture (as set out or calculated consistently with the treatment in the Base Case Model); and

(iv)
so long as any savings and synergies referred to in the definition of “Pro Forma Synergies” are projected as being realisable at any time during the applicable Testing Period, it may be assumed that such savings and synergies will be realisable during the entire such period, provided that any such pro forma increase to Consolidated EBITDA shall be without duplication for savings or synergies actually realised during such period and already included in Consolidated EBITDA.

23.4	Equity cure

(a)
The Parent may prevent and/or cure breaches of the Financial Covenant (an “Equity Cure”) in respect of any applicable Testing Period (the “Applicable Period”) before the date which is 20 Business Days after the date on which the relevant Compliance Certificate was due with the proceeds of additional equity (including, for the avoidance of doubt, any rights issue or other secondary equity raised by the Parent) and/or Subordinated Debt (a “Cure Amount”).

(b)	The Cure Amount shall be deemed to have been received by the Group on the applicable Test Date by either:

(i)	adding such Cure Amount to Consolidated EBITDA (an “EBITDA Cure”) for the Applicable Period; or

(ii)
deducting such Cure Amount from the calculation of Consolidated Total Net Debt so that the amount of Consolidated Total Net Debt as at the Test Date shall be deemed to have been reduced by the amount of such Cure Amount, whereupon, in each case, the Financial Covenant shall be recalculated (and, for the avoidance of doubt, in neither case shall any such Cure Amount count as cash).

(c)	The Parent’s ability to prevent or cure breaches of the Financial Covenant as set out in paragraph (b) above is subject to the following restrictions:

(i)	no more than five Equity Cures may be taken into account after the Closing Date;

(ii)	EBITDA Cures may not be utilised on more than four occasions after the Closing Date; and

(iii)	Equity Cures may not be made in consecutive Financial Quarters,

provided that:

(A)	there shall be no requirement to apply any Cure Amount in prepayment of Facility B;

(B)
an Equity Cure shall only be included as a Cure Amount for the purposes of testing the Financial Covenant and shall be disregarded for all other purposes under the Finance Documents (including, without limitation, that it shall not constitute a Non-Cashflow Source) and there shall be no adjustment to Consolidated EBITDA or Consolidated Total Net Debt other than for the purposes of and in accordance with the provisions of this Clause 23.4, but, for the avoidance of doubt, both the proceeds of such Equity Cure and Cash Equivalent Investments purchased with the proceeds thereof shall not be deducted from Borrowings for the purposes of calculating Consolidated Total Net Debt; and

(C)	there shall be no limit or restriction on the amount of any Cure Amount exceeding the minimum amount required to prevent or, as the case may be, cure any breach of the Financial Covenant.

24.	GENERAL UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

24.1	Authorisations

The Parent and each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)	enable it to perform its obligations under the Finance Documents to which it is a party;

(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c)	enable it to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.2	Compliance with laws

The Parent and each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject if failure to comply has or is reasonably likely to have a Material Adverse Effect.

24.3	Environmental compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)	comply with all Environmental Laws to which it is subject;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.4	Environmental claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonable likely to result in any Environmental Claim being commenced or threatened against any member of the Group.

where the claim has or is reasonably likely to have a Material Adverse Effect.

24.5	Taxation

Each Obligor shall (and the Parent shall ensure that each Material Company will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed or, if later, before incurring material penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(c)	such payment can be lawfully withheld (or withheld without material penalty),

where failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

Restrictions on business focus

24.6	Merger

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction, a Permitted Acquisition or a Permitted Disposal.

24.7	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Group and the Closing Date JVs on the date of this Agreement (assuming the Control Date has occurred) and any other services, activities or businesses incidental or related, similar or complementary to any such line of business engaged in by the Group and/or the Closing Date JVs or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

24.8	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)
Paragraph (a) above does not apply to an acquisition of a company, of shares or securities or of a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition;

(ii)	a Permitted Transaction; or

(iii)	a Permitted Joint Venture.

24.9	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire any shares, stocks, securities or other interest in any Joint Venture; or

(ii)
transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture.

(b)	Paragraph (a) above does not apply to any such transaction which is:

(i)	a Permitted Acquisition;

(ii)	a Permitted Disposal;

(iii)	a Permitted Loan;

(iv)	a Permitted Guarantee;

(v)	a Permitted Security;

(vi)	a Permitted Transaction; or

(vii)	a Permitted Joint Venture.

24.10	Anti‑corruption law

(a)
Neither the Parent nor any Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or knowingly indirectly use the proceeds of the Facilities in furtherance of any offer, payment, promise to pay or authorisation of the payment of money or anything else of value to any Person, including any Government Official, in violation of any applicable Anti‑Corruption Law or for any illegal bribe, rebate, payoff, influence payment, kickback or benefit.

(b)
The Parent and each Obligor shall (and the Parent shall ensure that each other member of the Group and any director, officer, agent, employee, Affiliate or other person, in each case when acting on behalf of any member of the Group), without limitation:

(i)	conduct its businesses in compliance with applicable Anti‑Corruption Laws; and

(ii)	maintain and enforce proportionate policies and procedures reasonably designed to promote compliance with such laws applicable to it.

24.11	Holding Companies

Neither the Original Borrower nor Bidco, shall trade, carry on any business, acquire any assets or incur any liabilities except for:

(a)	carrying on business as a holding company;

(b)	any actions necessary to maintain its existence or status;

(c)	ownership of shares in its Subsidiaries;

(d)	ownership of credit balances in bank accounts, cash and Cash Equivalent Investments and any other assets customarily owned or operated by a holding company;

(e)
entering into, performing and having any rights or liabilities under or in connection with the Transaction Documents or the Super Senior Finance Documents or the Incremental Equivalent Debt Finance Documents to which it is a party and professional fees and administration costs and any Tax incurred in the ordinary course of business as a holding company;

(f)
any rights or liabilities under service contracts with any of its directors, executives or consultants customarily agreed by a holding company and any arrangements in connection with an employee share scheme or management incentive scheme;

(g)	any litigation or court or other similar proceedings;

(h)	making claims (and receipts of related proceeds) from rebates or indemnification with respect of taxes and incurring liabilities for or in connection with taxes or by operation of law;

(i)
acting as head of a tax group and carry out all related matters and providing guarantees and indemnities on behalf of members of the Group to relevant tax authorities to the extent consistent with the activities of a holding company in the ordinary course of business;

(j)	any actions necessary in respect of any actual or attempted Change of Control;

(k)	any arrangement in respect of (or which is permitted to be satisfied by) a Permitted Payment or a Permitted Distribution;

(l)	any rights or liabilities in connection with incurring, issuing or receiving a Permitted Investor Injection or Subordinated Debt in each case contributed and/or on-lent by the Parent;

(m)
the provision of management, accountancy, tax, treasury and administrative services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries including providing cash pooling arrangements with other members of the Group;

(n)	ownership of intra‑Group debit balances and intra‑Group credit balances;

(o)
entering into, performing and having any rights or liabilities under or in connection with any Permitted Financial Indebtedness (other than Permitted Financial Indebtedness permitted pursuant to paragraph (o) of the definition of “Permitted Financial Indebtedness”);

(p)	any rights or liabilities under any hedging transaction permitted under Clause 24.30 (Treasury Transactions);

(q)	any rights or liabilities in connection with incurring, issuing or receiving a Permitted Investor Injection or Subordinated Debt in each case contributed and/or on-lent by the Parent;

(r)	the payment of any Acquisition Costs; and

(s)	any Permitted Loan, Permitted Transaction, Permitted Guarantee or Permitted Security.

Restrictions on dealing with assets and Security

24.12	Preservation of assets

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)	maintain in good working order and condition (ordinary wear and tear excepted) or have the right to use all of its assets necessary in the conduct of its business; and

(b)	save as otherwise permitted by this Agreement, maintain a good, valid and marketable title to the assets necessary to carry on its business as presently conducted,

in each case where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.13	Pari passu ranking

Subject to the Legal Reservations, each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.14	Negative pledge

In this Clause 24.14, “Quasi‑Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re‑acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set‑off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi‑ Security which is:

(i)	Permitted Security;

(ii)	a Permitted Transaction; or

(iii)	granted over the Closing Date JVs.

24.15	Disposals

(a)
Except as permitted under paragraph (b) below, neither the Parent nor any Obligor shall (and the Parent shall ensure that no member of the Group will), in a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, sell, lease, transfer, assign, exclusively license or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer, assignment, exclusive license or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

24.16	Arm’s length basis

(a)
Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no member of the Group will) enter into any transaction with any Affiliate except on arm’s length terms and for full market value or (from the perspective of the relevant member of the Group) terms which are more favourable than arm’s length terms.

(b)	The following transactions, agreements or arrangements shall not be a breach of this Clause 24.16:

(i)	any transaction, agreement or arrangement:

(A)	between Obligors;

(B)	in favour of any Obligor;

(C)	between Non‑Obligors; or

(D)	between members of the Group that is not material in the context of the Obligors taken as a whole;

(ii)	intra‑Group loans permitted under Clause 24.17 (Loans or credit);

(iii)	Permitted Distributions, Permitted Payments or Permitted Transactions;

(iv)
transactions with employees, directors or consultants of members of the Group in relation to staff discounts, loans, bonuses, incentive schemes, accommodation or the payment of reasonable costs and expenses;

(v)
transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business, provided that any such transactions with Closing Date JVs are also in accordance with past practice; and

(vi)	any Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement.

Restrictions on movement of cash – cash out

24.17	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan;

(ii)	a Permitted Payment;

(iii)	a Permitted Guarantee; or

(iv)	a Permitted Transaction.

24.18	No Guarantees or indemnities

(a)
Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

24.19	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)
declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee or payment to or to the order of any of the shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution;

(ii)	a Permitted Payment; or

(iii)	a Permitted Transaction.

24.20	Subordinated Debt

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Subordinated Debt;

(ii)	pay any interest, fee or any other amounts payable in connection with the Subordinated Debt; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to the Subordinated Debt.

(b)	Paragraph (a) above does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is:

(i)	a Permitted Payment;

(ii)	a Permitted Transaction;

(iii)	a Permitted Distribution; or

(iv)	permitted under the Intercreditor Agreement.

Restrictions on movement of cash – cash in

24.21	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

24.22	Share capital

No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

Miscellaneous

24.23	Insurance

Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies of its size carrying on the same or substantially similar business in the same jurisdictions.

24.24	Pensions

Each Obligor shall (and the Parent shall procure that each member of the Group will) make all statutory pension and social contributions required by law where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.25	Access

While an Event of Default is continuing each Obligor shall, and the Parent shall ensure that each member of the Group will, permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice to:

(a)	the premises, assets, books, accounts and records of each relevant member of the Group; and

(b)	meet and discuss matters with senior management,

in each case to the extent necessary to investigate such Event of Default, provided that all information obtained as a result of such investigation shall be subject to the confidentiality restriction set out in this Agreement.

24.26	Intellectual Property

(a)	Each Obligor shall (and the Parent shall procure that each Group member will):

(i)	preserve and maintain the subsistence and validity of the Material Intellectual Property;

(ii)	use reasonable endeavours to prevent any infringement or other misuse in any material respect of the Material Intellectual Property; and

(iii)	make registrations and pay all registration, renewal and other official fees and taxes necessary to maintain the Material Intellectual Property in full force and effect and record its interest.

(b)
Other than in respect of any non-exclusive licenses of Material Intellectual Property, no Obligor shall transfer, assign or otherwise dispose of any Material Intellectual Property to any person other than another Obligor provided that such Obligor grants equivalent security over such Material Intellectual Property promptly following such transfer, assignment or disposal.

24.27	Centre of Main Interests

(a)
Subject to paragraph (b) below, neither the Parent, nor any Obligor shall, without the prior written consent of the Agent (acting on the instructions of the Majority Lenders), take, commence or continue any step or action or omit to take any step or action which, in each case, may cause or allow its centre of main interests (as that term is used in Article 3(1) of the Regulation) to change in a manner or to be located in a place which is not that entity’s jurisdiction of incorporation or England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (other than its jurisdiction of incorporation or England and Wales).

(b)
Paragraph (a) shall apply only to persons which are incorporated in one of the member states of the European Union or which, prior to the date of this Agreement, have their “centre of main interests” (as that term is used in Article 3(1) of the Regulation) or an “establishment” (as that term is used in Article 2(10) of the Regulation) in one of the member states of the European Union.

24.28	Amendments

(a)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of its constitutional documents in any respect which could reasonably be expected to materially and adversely affect the interests of the Lenders under the Finance Documents (taken as a whole), or in the case of amendments to constitutional documents of an Obligor (other than the Parent), in a manner that could reasonably be expected to materially and adversely prejudice the validity or enforceability of the Transaction Security.

(b)
The Obligors shall not (and shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of any Super Senior Finance Document without the Lenders’ consent, unless such amendment, variation, novation, supplement, waiver, termination or supersession would not be materially prejudicial to the interests of the Lenders (taken as a whole) under the Finance Documents provided that, for the avoidance of doubt, any increase in the total commitments under the Super Senior Facilities as expressly contemplated by the definition of “Super Senior Cap” and as permitted under this Agreement shall not be construed as being materially prejudicial to the interests of the Lenders.

24.29	Financial assistance

Each Obligor shall (and the Parent shall procure that each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including (to the extent required by law) in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

24.30	Treasury Transactions

No Obligor shall (and the Parent will procure that no members of the Group will) enter into any Treasury Transaction, other than a Permitted Hedging Transaction.

24.31	Guarantors and Security

(a)
Subject to the Agreed Security Principles, the Parent shall ensure that, by no later than the date falling 90 days after the Closing Date, each of the Initial Guarantors accedes to this Agreement as a Guarantor in accordance with Clause 28.4 (Additional Guarantors) of this Agreement and the following Transaction Security Documents are entered into:

(i)	an Israeli law pledge by the Parent of 100% of the shares (or equivalent ownership interests) issued by NeoGames Systems Ltd;

(ii)
with respect to Material Intellectual Property (A) a security interest by NeoGames Systems Ltd over Material Intellectual Property owned by it and (B) if applicable, a security interest by any other Initial Guarantor over Material Intellectual Property owned by such Initial Guarantor;

(iii)
an English law security assignment agreement in respect of receivables (if any) arising from any intra-group loans granted to a member of the Group by NeoGames Systems Ltd which, individually or in aggregate as between such member of the Group and NeoGames Systems Ltd, exceed EUR 5,000,000;

(iv)	a New York law pledge by the Parent over its applicable US bank account(s);

(v)	a New York law pledge by NeoGames Systems Ltd and the Parent of 100% of the shares (or equivalent ownership interests) issued by NeoGames US, LLP; and

(vi)
a New York law customary all-asset security agreement (subject to customary exclusions) by NeoGames US, LLP and NeoGames Solutions LLC, including, without limitation, (A) a pledge by NeoGames US, LLP of 100% of the shares (or equivalent ownership interests) issued by NeoGames Solutions LLC which are held by NeoGames US, LLP, (B) a pledge over/security assignment of any intercompany loan receivables owed to NeoGames US, LLP or NeoGames Solutions LLC by any member of the Group which, individually or in aggregate as between such member of the Group and NeoGames US, LLP or NeoGames Solutions LLC (as applicable), exceed EUR 5,000,000 per intra-group lender and (C) a pledge over the applicable bank account into which income of the Group from NeoPollard Interactive LLC is deposited (and such security agreement shall provide that, to the extent that such bank account is closed and/or relocated, and would not or could not otherwise be subject to continuing security, the relevant pledgor shall undertake to obtain the prior written approval of the Security Agent).

(b)
Subject to the Agreed Security Principles, the Parent shall ensure that, by no later than the date falling 90 days after the Control Date tested by reference to such sufficient financial information that the Parent selects (acting reasonably) to be able to make such determination (provided that if, on or prior to such date, the Parent has supplied Quarterly Financial Statements to the Agent (in accordance with paragraph (b) of Clause 22.1 (Financial statements) which include the consolidated financial position of the Target Group, “sufficient financial information” shall for the purposes of this paragraph (b) mean such Quarterly Financial Statements as most recently supplied to the Agent), the Target and each other Material Company accedes to this Agreement as a Guarantor in accordance with Clause 28.4 (Additional Guarantors) of this Agreement, such that the aggregate of earnings before interest and tax (“EBIT”) and aggregate gross assets of the Guarantors (in each case (x) calculated on an unconsolidated basis (but assessing each Guarantor’s assets on a gross asset basis) and excluding goodwill, all intra‑Group items and investments in Subsidiaries of any member of the Group and (y) deeming any Guarantor which has negative EBIT to have zero EBIT) represents not less than [***]% of consolidated EBIT and consolidated gross assets (as applicable) of the Group (in each case, excluding for these purposes any member of the Group incorporated in an Excluded Jurisdiction or that is otherwise not required to become a Guarantor as a result of the application of the Agreed Security Principles) and the following Transaction Security Documents shall be entered into:

(i)	a Maltese law pledge by Bidco of 100% of the shares (or equivalent ownership interests) issued by the Target;

(ii)
an English law security assignment agreement in respect of receivables (if any) arising from any intra-group loans granted to a member of the Group by an acceding Obligor which, individually or in aggregate between such parties, exceed EUR 5,000,000 per intra-group lender (provided that no such receivables security will be required to the extent that the intra-group lender is an acceding Obligor solely by virtue of being a Material Company Holding Company);

(iii)
a share pledge or charge (or equivalent) over 100% of the shares (or equivalent ownership interests) issued by any acceding Obligor (provided that no share security over the shares of an acceding Obligor will be required to the extent that that entity is an Obligor solely by virtue of being a Material Company Holding Company);

(iv)
with respect to Material Intellectual Property (A) a security interest by AG Software Ltd. and the Target over Material Intellectual Property owned by such entities (as applicable) and (B) if applicable, a security interest by any other acceding Obligor over Material Intellectual Property owned by such acceding Obligor; and

(v)
a floating charge (or equivalent “all-asset”) security over all or substantially all the assets of each Material Company incorporated in England and Wales or the United States or any other jurisdiction with an analogous concept to a floating charge (subject to the Agreed Security Principles and customary exclusions), provided that, to the extent that any applicable de-listing, registration of conversion as a private company and all applicable financial assistance/whitewash process has not been completed within this 90 day period, such guarantees and security shall be granted as soon as reasonably practicable following the completion thereof and in any event no later than 10 Business Days thereafter.

(c)
Subject to the Agreed Security Principles, the Parent shall ensure that, by no later than the date which is 90 days after the due date for delivery of (and by reference to) the most recent Annual Financial Statements delivered to the Agent pursuant to Clause 22.1 (Financial statements), each Material Company accedes to this Agreement as a Guarantor in accordance with Clause 28.4 (Additional Guarantors) of this Agreement, such that the aggregate of EBIT and aggregate gross assets of the Guarantors (in each case (x) calculated on an unconsolidated basis (but assessing each Guarantor’s assets on a gross asset basis) and excluding goodwill, all intra‑Group items and investments in Subsidiaries of any member of the Group and (y) deeming any Guarantor which has negative EBIT to have zero EBIT) represents not less than [***]% of consolidated EBIT and consolidated gross assets (as applicable) of the Group (in each case, excluding for these purposes any member of the Group incorporated in an Excluded Jurisdiction or that is otherwise not required to become a Guarantor as a result of the application of the Agreed Security Principles) and the following Transaction Security Documents shall be entered into:

(i)
an English law security assignment agreement in respect of receivables (if any) arising from any intra-group loans granted to a member of the Group by the acceding Obligor which, individually or in aggregate between such parties, exceed EUR 5,000,000 per intra-group lender (provided that no such receivables security will be required to the extent that the intra-group lender is an Obligor solely by virtue of being a Material Company Holding Company);

(ii)
a share pledge or charge (or equivalent) over 100% of the shares (or equivalent ownership interests) issued by any acceding Obligor (provided that no share security over the shares of an acceding Obligor will be required to the extent that that entity is an Obligor solely by virtue of being a Material Company Holding Company);

(iii)	with respect to Material Intellectual Property, if applicable, a security interest by any acceding Obligor over Material Intellectual Property owned by such acceding Obligor; and

(iv)
a floating charge (or equivalent “all-asset”) security over all or substantially all the assets of each Material Company incorporated in England and Wales or the United States or any other jurisdiction with an analogous concept to a floating charge (subject to the Agreed Security Principles and customary exclusions).

 ((b) or (c) being the “Guarantor Coverage Test” (as the context requires)).

(d)
The Parent shall not (and shall procure that no member of the Group shall) grant any guarantees or Security in favour of any creditor with respect to the Super Senior Facilities unless such guarantees and Security are also provided for the benefit of the Lenders.

24.32	Further assurance

(a)
Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)
to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)
Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of (i) any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents and (ii) Security in favour of the Finance Parties or the Security Agent (as applicable) over those classes of assets contemplated to be subject to Transaction Security pursuant to Clause 24.31 (Guarantors and Security).

24.33	Sanctions

(a)	Neither the Parent nor any Obligor may:

(i)
use, lend, contribute or otherwise make available any part of the proceeds of any Loan or other transaction contemplated by this Agreement directly or knowingly (having made due and careful enquiries) indirectly:

(A)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party or in a Sanctioned Jurisdiction; or

(B)	in any other manner that would result in the Finance Parties or any member of the Group being in breach of any Sanctions or becoming a Restricted Party;

(ii)
engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or knowingly (having made due and careful enquiries) indirectly, any Sanctions applicable to it; or

(iii)
directly or knowingly (having made due and careful enquiries) indirectly fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

(b)
The Parent and each member of the Group must ensure that appropriate controls and safeguards are in place reasonably designed to prevent any action being taken that would be contrary to paragraph (a) above.

24.34	People with Significant Control regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)
within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent (on behalf of the Secured Parties) with a copy of that notice.

24.35	Conditions subsequent

(a)
The Parent shall ensure that by no later than 11:59 p.m. (London time) on the fifth Business Day following (and excluding) the Closing Date, it has prepaid, satisfied, discharged or redeemed in full (or procured the prepayment, satisfaction, discharge or redemption of, or the deposit with the applicable trustee, paying agent or other similar entity of sufficient funds to satisfy and discharge) the Existing Debt.

(b)
Upon the acquisition by the Parent of an applicable bank account (either located in Luxembourg or another jurisdiction in which another Obligor is incorporated) that would not be subject to the Transaction Security created pursuant to the then existing Transaction Security Documents, the Parent shall promptly notify the Agent of the same and, subject to the Agreed Security Principles, enter into such additional Transaction Security Document(s), deliver such additional legal opinions and take such additional steps as may reasonably be requested by the Agent (acting on the instructions of the Majority Lenders) in order to grant, perfect and evidence Transaction Security with respect to such bank account.

(c)
Bidco shall, by no later than the date falling 15 Business Days after the date of opening an applicable Maltese bank account and subject to the Agreed Security Principles, execute a Maltese law pledge over such bank account in order to grant, perfect and evidence Transaction Security with respect to such bank account.

24.36	Offer undertakings

(a)	Subject to paragraph (b) below:

(i)
subject to any confidentiality, regulatory, legal or other restrictions relating to the supply of such information, the Parent shall inform the Agent should the Parent terminate or withdraw the Offer prior to the date on which the Offer is declared unconditional by the Parent in all respects;

(ii)
subject to any confidentiality, regulatory, legal or other restrictions relating to the supply of such information, the Parent shall, from time to time, if the Agent reasonably requests, give the Agent reasonable details as to the progress of, and the current level of acceptances for, the Offer;

(iii)
the Parent shall comply in all material respects with the Offer Regulations and all other applicable laws and regulations relating to the Offer and the Squeeze Out Procedure, save where non-compliance would not be materially prejudicial to the interests of the Lenders (taken as a whole) under the Finance Documents;

(iv)
the Press Release will contain terms consistent with the draft Press Release provided to the Original Lenders prior to the date of the Commitment Letter (or with such amendments or modifications thereto as do not materially and adversely affect the interests of the Finance Parties (taken as a whole));

(v)
the Offer Document will contain terms consistent with the draft of the Press Release provided to the Original Lenders on or prior to the date of the Commitment Letter, provided that this condition shall be satisfied if the Offer Documents do not include an amendment to the Offer that would not be permitted under this Agreement;

(vi)	other than to the extent required by the Offer Regulations or any regulatory body or permitted by paragraph (c) below, the Parent shall not waive or amend the Minimum Acceptance Condition;

(vii)	the Parent shall not take any steps as a result of which any member of the Group is obliged to make a mandatory offer in respect of the Target Shares;

(viii)
the Parent shall initiate and pursue the Squeeze Out Procedure as soon as reasonably practicable following the date on which the Parent holds directly or indirectly not less than 90 per cent. of the total number of outstanding shares in the Target carrying voting rights (on a non-diluted and on a fully diluted basis);

(ix)
the Parent, or, to the extent the Target has become a direct Subsidiary of Bidco, Bidco, shall use commercially reasonable endeavours, as soon as reasonably practicable and commercially viable following the Offer having been declared unconditional by the Parent, to procure that that the Target Shares are delisted from Nasdaq First North Growth Market;

(x)
from the date on which the Parent owns and controls 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis), the Parent shall initiate the Pushdown Process and procure that, as soon as reasonably practicable following the Pushdown Start Date, Bidco owns and controls 100% of the total number of outstanding shares in the Target (on both a non-diluted and on a fully diluted basis), provided that the Finance Parties shall enter into (and hereby authorise the Agent and/or the Security Agent to execute on their behalf) any document or notice (or similar), in each case as may be requested by or on behalf of the Parent (acting reasonably and in good faith) in order to consummate the Pushdown Process; and

(xi)
provided that all applicable Finance Parties have first consented to the release of the pledge granted pursuant to the Swedish Pledge Agreement (in each case acting in its sole discretion) and have entered into or authorised the execution of (as the case may be) all necessary documentation in connection therewith (in each case, as required by applicable law), Bidco undertakes to procure (as soon as reasonably practicable following the Control Date) that the Target effects compliance with the requirements of article 209 of the Companies Act (Cap. 386 of the laws of Malta) and converts to a private company in terms of Maltese law.

(b)
Notwithstanding anything to the contrary in this Agreement, the Parent may, without restriction, waive or change any term or condition of the Offer (other than the Minimum Acceptance Condition (except to the extent required by the Offer Regulations or any regulatory body or permitted by paragraph (c) below)), including but not limited to increasing the cash consideration payable in respect of the Target Shares (provided that any such increase in cash consideration shall not be funded with the proceeds of any external borrowings of any member of the Group and shall be only funded from the proceeds of equity contributions) or increasing the consideration payable in respect of the Target Shares by way of the payment of non-cash consideration.

(c)
Provided that the Parent has entered into binding Options Purchase Agreements, the Parent may waive the Minimum Acceptance Condition and complete the Offer at such level of acceptance that the Parent would, after converting all outstanding options in the Target owned by the Parent, become the owner of shares representing not less than 90 per cent. of the total number of outstanding shares in the Target (on a diluted basis (for this purpose, calculating such percentage on the basis that such acquired options had been converted into shares of the Target)). The Parent shall, if waiving the Minimum Acceptance Condition and completing the Offer in accordance with this paragraph (c), on the date of the announcement of the outcome of the Offer, initiate the process of converting sufficient options in the Target owned by the Parent to shares required in order to become the owner of shares representing not less than 90 per cent. of the total number of outstanding shares in the Target (on a diluted basis (for this purpose, calculating such percentage on the basis that such options had been converted into shares of the Target)) and shall use commercially reasonable endeavours to complete that process as soon as reasonably practicable.

(d)
If the Parent has waived the Minimum Acceptance Condition in accordance with paragraph (c) above, the Parent shall provide to the Agent a copy of the Options Purchase Agreements for those options outstanding in the Target on the Closing Date (as soon as reasonably practicable following the execution of such Options Purchase Agreements) required to evidence that the Parent would, after converting such options in the Target owned by the Parent, become the owner of shares representing not less than 90 per cent. of the total number of outstanding shares in the Target (on a diluted basis (for this purpose, calculating such percentage on the basis that such options had been converted into shares of the Target)).

24.37	Regulatory Process

(a)	The requirements of this Clause 24.37 shall only apply to the extent that a BXC Lender is a Lender under this Agreement.

(b)
The Parent undertakes to each BXC Lender that (and shall procure that the Group implements and maintains proper systems, policies and procedures, including maintaining a roster of appropriate regulatory and legal advisers, to ensure that):

(i)
the Group complies with all applicable laws and applicable guidelines published by the relevant regulator and maintains and complies with all licenses, consents and authorisations whatsoever which are reasonably required or necessary to carry on the business from time to time;

(ii)
prior to entering into a new market (including allowing access to the online business from a new jurisdiction or territory) (a “New Market Entry”), the board of directors (or any committee thereof duly authorized to act on behalf of such board) of the Parent (the “Board”) has all information necessary and reasonably in advance to allow it to make an informed decision on entering such market (including information relating to the regulatory environment, enforcement and disclosure requirements); and

(iii)
the Group actively monitors, with the assistance of its regulatory counsels, being internationally reputable law firms with experience in the gambling sector in the relevant jurisdictions (“Regulatory Counsel”), and its other legal and regulatory advisers (as necessary), and at least quarterly asks its Regulatory Counsel to notify it of any significant changes/developments in the regulatory environment, enforcement or other adverse indications that would suggest the Matrix (as such term is defined in paragraph (d) below) findings for that market (or legal opinion, if requested) are no longer Clean (as such term is defined in paragraph (l) below), or it is not legal to continue to operate in, or (as applicable) provide services in, such market or that the Group should change the manner in which it operates or (as applicable) provides services (“Adverse Findings”). The Board must be kept promptly and regularly appraised of Adverse Findings and shall promptly determine whether any changes in the business, the manner in which it operates, or the jurisdictions in which it is present or from which its online business is accessible are required.

(c)
The Parent shall procure that no member of the Group will make any New Market Entries into any Sanctioned Jurisdiction or, subject to paragraph (h) below, without consent of the BXC Lenders, any jurisdiction on the Heightened Sensitivity Territories List (being the list of applicable territories agreed with the Original Lenders as of the date of this Agreement, and as may be updated from time to time in accordance with paragraph (n) below).

(d)
Prior to a New Market Entry, the Parent will appoint Regulatory Counsel to (together with the Group’s legal and regulatory advisers (as necessary)) produce a matrix (the “Matrix”) of legal and regulatory considerations applicable to the Group’s proposed operations in that jurisdiction in a summary format, including (without limitation):

(i)
the local regulatory and licensing regime, including extra-territorial application of local laws, conflicts with supra-state/national laws, restrictions on passive targeting (e.g., payment processing commonly used locally, local language functionality, locally accessible customer support, emblematic local imagery, local and/or jurisdiction specific URL/domain extensions) restrictions on offshore providers allowing access to products to residents;

(ii)	type of sanction, history and nature of enforcement (including extra-territorial) and regulator’s position (e.g. decrees/pronouncements);

(iii)	look through liability to indirect shareholders and directors; and

(iv)	disclosure requirements applicable to direct and indirect interest-holders and their directors, partners, and/or members.

(e)	The Parent shall procure that the Matrix will also include an overlay of the consensus position taken in that market by leading gambling companies offering B2B services.

(f)	The Parent shall procure that the Board will have regard to all relevant factors when making its determination on whether to enter into a new jurisdictions, including (without limitation):

(i)	the Matrix, and the information and factors set out therein;

(ii)	any legal opinion obtained in relation to that jurisdiction;

(iii)	the ability for the Parent to obtain any relevant licence and/or regulatory approval (including ability to satisfy disclosure requirements);

(iv)	feedback from operators about the regulatory and enforcement environment;

(v)	whether the Parent has any assets, Subsidiaries or people in the jurisdiction; and

(vi)
whether the Parent has been approached by the relevant regulator(s) raising concerns about the Parent’s activities in the jurisdiction (or other jurisdictions), and the potential impact on the Parent’s relationship with its existing regulators of not complying with foreign regulators’ requests.

(g)
The BXC Lenders may request that the Parent (at the Parent’s cost) obtain a local law opinion advice in relation to jurisdictions where they consider further local law analysis is required to corroborate the Matrix findings, after presenting the Parent with the reasoning for such request in sufficient detail.

(h)
If a territorial licence or other territorial regulatory approval is required to operate in a jurisdiction (a “White Market”), the decision on whether to enter that jurisdiction will be reserved to the Board. The Parent shall procure that a member of the Group will only enter a White Market once it has obtained the appropriate licence and/or regulatory approval. Subject to the Group having obtained all appropriate licences and/or regulatory approvals to operate in, or (as applicable) provide services in, a White Market (which can also be a market listed in the Heightened Sensitivity Territories List), no Lender consent shall be required pursuant to paragraph (c) above.

(i)
The Parent shall procure that no member of the Group will enter, be accessible via any online means or derive revenues from, and will immediately cease to operate and shall take technical and administrative measures aimed at preventing access from, any market that is a Sanctioned Jurisdiction, or is “black”– i.e. any market where products and/or services offered (or to be offered) by the Group in such jurisdiction are unlawful or prohibited under Applicable Law.

(j)
If the Matrix findings or, if requested, a legal opinion is Clean, the Parent shall procure that the Board will determine whether to enter such market, taking in account all advice obtained, the factors set out in paragraph (f) above, and the BXC Lenders’ opinions (and subject to the BXC Lenders’ consent (acting reasonably) if the country is on the Heightened Sensitivity Territories List).

(k)
If the Matrix findings or, if requested, a legal opinion is not Clean for a market, a New Market Entry shall not be permitted. In addition, if the Group is present in or accessible from any jurisdiction in respect of which Adverse Findings are presented or otherwise come to the attention of the Board, the Parent shall procure that each member of the Group will immediately suspend operations in such jurisdictions.

(l)	The Matrix findings/legal opinion will be deemed to be not “Clean” for a market, if any of the following apply:

(i)	specific prohibitive legislation or laws, including any extra-territorial application of such prohibitive laws or conflicting federal/supra-national law;

(ii)
evidence or history of enforcement (or statement of intent to enforce) of criminal sanctions, public censure (likely to have a reputational impact on the Group) or other civil proceedings by local regulator or enforcement authority (A) locally, and the Group has any assets, subsidiaries or people in the jurisdiction or (B) extra-territorially (including on passive targeting), in either case other than the imposition of minor administrative fines; or

(iii)	look through liability to direct/indirect shareholders and its personnel.

(m)
If the Matrix or a legal opinion identify any restrictions or limitations on the Group’s operations or activities in a jurisdiction, the Parent will ensure that its operations and activities in that jurisdiction comply with such all restrictions or limitations.

(n)
The Heightened Sensitivity Territories List may be updated as agreed between the Board and the BXC Lenders. The Parent shall procure that the Board shall reasonably consider any request by the BXC Lenders to update the Heightened Sensitivity Territories List.

(o)	The Parent undertakes to disclose to the BXC Lenders, upon the BXC Lenders’ request, details of any:

(i)
ongoing administrative or criminal investigations by regulatory authorities in jurisdictions where the Parent or its Affiliates operate, or have operated, a license in, with regards to the Parent’s operation and management of such license;

(ii)
ongoing administrative or criminal investigations by tax authorities in jurisdictions where the Parent or its Affiliates operate, have operated, or have presence in (e.g. in terms of headcount, facilities, etc.); and

(iii)
legal claims by third parties towards the Parent or its Affiliates which were, or are expected to be, subject to monetary settlement by the Parent or its Affiliates collectively with claims of similar types exceeding an amount of USD [***].

(p)	The Parent shall procure that, no later than the date falling 45 days after the Closing Date, the Group will cease to operate in the following countries:

(i)	Venezuela;

(ii)	Japan; and

(iii)	Saudi Arabia.

24.38	Compensation

(a)	The requirements of this Clause 24.38 shall only apply to the extent that a BXC Lender is a Lender under this Agreement.

(b)
The Parent shall procure that there shall be no material increase in salary, compensation, remuneration, bonus or any other arrangement of any of the senior executive directors, non-executive directors, management and senior officers of the Group, in each case, holding more than [***] per cent. of the shares of the Parent unless such increase:

(i)	is approved either:

(A)	by a majority of the Parent’s independent board members;

(B)	by the Parent’s compensation committee; or

(C)	at an annual general meeting of the Parent; or

(ii)	is determined in a way which is consistent with past practices of the Group.

24.39	Closing Date JVs

(a)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security securing Financial Indebtedness over any of its interests in the Closing Date JVs.

(b)	Paragraph (a) above shall not apply to any Security or (as the case may be) Quasi‑Security which is:

(i)	created in the ordinary course of its business (unless incurred or created in view of incurring (or in connection with the incurrence of) Financial Indebtedness);

(ii)	Transaction Security.

(c)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) direct or consent to (or, to the extent it has the right to do so, fail to object to) the incurrence by any of the Closing Date JVs of any Financial Indebtedness.

(d)	Paragraph (c) above shall not apply to any Financial Indebtedness:

(i)	which exists on the Closing Date and which is due to any member of the Group or any other person which, in each case, is a joint venture partner in any of the Closing Date JVs; or

(ii)
constituted by obligations contained within new commercial contracts for the supply of services in the ordinary course of business (including, for the avoidance of doubt, pursuant to a guarantee, indemnity, bonds and/or bonding facility).

(e)
No Obligor shall (and the Parent shall ensure that no other member of the Group will) direct or consent to (or, to the extent it has the right to do so, fail to object to) the creation, incurrence, assumption or suffering to exist of any Security upon any of the property of any Closing Date JV securing any Financial Indebtedness.

(f)	Paragraph (e) above shall not apply to any Security or (as the case may be) Quasi‑ Security which is:

(i)	created in the ordinary course of its business (unless incurred or created in view of incurring (or in connection with the incurrence of) Financial Indebtedness);

(ii)	Transaction Security; or

(iii)
securing any obligations contained within new commercial contracts for the supply of services in the ordinary course of business (including, for the avoidance of doubt, pursuant to a guarantee, indemnity, bonds and/or bonding facility).

24.40	Use of proceeds

No US Obligor shall use any portion of any Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

24.41	Compliance with ERISA

(a)	No ERISA Affiliate shall cause or suffer to exist any ERISA Event which would, individually or in the aggregate, have a Material Adverse Effect.

(b)
No US Obligor shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan that is a defined benefit pension plan other than a Title IV Plan or Multiemployer Plan, which would, individually or in the aggregate, have a Material Adverse Effect.

25.	EVENTS OF DEFAULT

25.1	Non‑payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	an administrative or technical error; or

(ii)	a Disruption Event,

and payment is made within three Business Days of its due date; or

(b)	such amount is not principal, interest, fees or commitment commission and is paid within five Business Days of its due date.

25.2	Financial covenant and COMI change

(a)	Subject to paragraph (b) below, any requirement of Clause 23.2 (Financial condition) is not satisfied.

(b)
If the Financial Covenant has been breached and such breach has not been cured in accordance with Clause 23.4 (Equity cure), but is complied with when tested on the immediately subsequent Test Date, then the prior breach of the Financial Covenant or any Default or Event of Default arising therefrom shall be deemed cured unless the Agent has taken acceleration action on the instructions of the Majority Lenders (and the notice in respect of any such acceleration action has not been rescinded) before delivery of the Compliance Certificate in respect of the subsequent Test Date.

(c)	Any breach of Clause 24.27 (Centre of Main Interests).

25.3	Other obligations

(a)
Subject to paragraph (b) below, the Parent or an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non‑payment) and Clause 25.2 (Financial covenant and COMI change).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of the Agent giving written notice to the Parent or the relevant Obligor or the Parent, or such Obligor becoming aware of the failure to comply.

25.4	Misrepresentations

(a)
Any representation or statement made or deemed to be made by the Parent or an Obligor in the Finance Documents or in any other document delivered by or on behalf of the Parent or any Obligor under or pursuant to any Finance Document is or proves to have been incorrect or misleading in any material respect or if the representation is subject to materiality in any respect when made or deemed to be made by reference to the facts and circumstances then existing.

(b)
No Event of Default under paragraph (a) above will occur if the circumstances causing such misrepresentation are capable of remedy and are remedied within 15 Business Days of the earlier to occur of the Agent giving written notice to the Parent or the relevant Obligor or the Parent or an Obligor becoming aware of the misrepresentation.

25.5	Cross default

(a)	Any Financial Indebtedness of the Parent or any member of the Group is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of the Parent or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any creditor of the Parent or any member of the Group becomes entitled to declare any Financial Indebtedness of the Parent or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(d)	Subject to paragraph (e) below, no Event of Default will occur under this Clause 25.5 if:

(i)
the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than EUR [***] (or its equivalent in any other currency or currencies); or

(ii)	any event falling within paragraphs (a) to (c) above is in respect of Financial Indebtedness which is:

(A)	not paid in order to comply with the terms of this Agreement or the Intercreditor Agreement;

(B)	owed by one member of the Group to another member of the Group; or

(C)	Subordinated Debt; or

(iii)
such Financial Indebtedness has ceased to be due and payable or payable on demand (other than by a demand being made) or in respect of which the relevant creditor is no longer entitled to declare such amounts due and payable.

(e)	Paragraph (d)(i) above does not apply in respect of Financial Indebtedness or commitment for Financial Indebtedness, in each case, arising under the Super Senior Finance Documents.

25.6	Insolvency

The Parent or a Material Company is unable or admits inability to pay its debts as they fall due or is deemed to (save by reason of its liabilities exceeding the value of its assets) or declared to be unable to pay its debts as they fall due under applicable law (other than under section 123(1)(a) of the Insolvency Act where demand is made for an amount of less than EUR [***] and such demand is settled and/or discharged within 14 days of being made) or suspends or threatens in writing to suspend making payments on its debts generally by reason of actual or anticipated financial difficulties or commences (other than with a Finance Party in relation to the debt under the Facilities or in respect of Subordinated Debt) negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

25.7	Insolvency proceedings

(a)	Any corporate action or legal proceeding or formal procedure or step is taken in relation to:

(i)
the suspension of payments of its debts generally, a moratorium of any indebtedness, winding‑up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Parent or any Material Company other than a solvent liquidation or reorganisation of a Material Company;

(ii)
a composition, compromise, assignment or similar arrangement with any creditor of the Parent or any Material Company as part of a general composition, compromise, assignment or similar arrangement with respect to such company’s creditors generally by reason of actual or anticipated financial difficulties;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Parent or any Material Company or any of its assets; or

(iv)	enforcement of any Security over any assets greater than EUR [***] (or its equivalent in other currencies) in aggregate value of the Parent or any Material Company,

or any analogous actions or legal proceedings are taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	a Permitted Transaction; or

(ii)
any corporate action, legal proceeding or other procedure or step which is frivolous or vexatious and is discharged, stayed or dismissed within twenty (20) Business Days of commencement or, if earlier, the date on which it is advertised.

25.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Parent or any Material Company having an aggregate value of EUR [***] (or its equivalent in other currencies) and is not stayed, withdrawn or discharged within 20 Business Days.

25.9	Unlawfulness and invalidity

(a)
Subject to the Legal Reservations and the Perfection Requirements, it is or becomes unlawful for the Parent or any Obligor or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful and this individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents taken as a whole.

(b)
Subject to the Legal Reservations and the Perfection Requirements, any obligation or obligations of the Parent or any Obligor under any Finance Document or the Parent or any member of the Group under the Intercreditor Agreement are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)
Subject to the Legal Reservations and the Perfection Requirements, any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective (in each case where this is materially and adversely to the detriment of the Lenders (taken as a whole) and, if capable of remedy, is not remedied within 15 Business Days of the earlier of (i) the Parent becoming aware of such matter or (ii) the Agent giving notice to the Parent requesting that the relevant matter be remedied).

25.10	Intercreditor Agreement

Any Subordinated Creditor or any member of the Group (other than an Obligor) which is an Intra-Group Lender, in each case, under the Intercreditor Agreement:

(a)	fails to comply with the material provisions of, or does not perform its material obligations under, the Intercreditor Agreement; or

(b)	has given a representation or warranty in the Intercreditor Agreement that is incorrect in any material respect or if the representation is already subject to materiality in any respect,

and, if the non‑compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 15 Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non‑compliance or misrepresentation.

25.11	Cessation of business

The Group (taken as a whole) suspends or ceases to carry on all or a material part of its business except as a result of a transfer of such business or disposal which is in either case a Permitted Disposal or a Permitted Transaction.

25.12	Audit qualification

The auditors of the Group qualify the Annual Financial Statements and such qualification concerns an inability to continue the business as a going concern or is a result of inadequate provision of information, unless such qualification or circumstances giving rise to such qualification do not or would not reasonably be expected to have a Material Adverse Effect (and excluding any qualification as to the refinancing of the Facilities or the Super Senior Facilities or Incremental Equivalent Debt at their or its maturity or as to future compliance with, or potential breach of, the financial covenant set out in Clause 23.2 (Financial condition)).

25.13	Expropriation

The authority or ability of the Parent or any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Parent or a member of the Group or any of its assets if such acts or such curtailment has or is reasonably likely to have a Material Adverse Effect.

25.14	Non‑compliance with judgments

Any Obligor or member of the Group fails to comply with or, pay within 15 Business Days of, the required time any sum due from it, in each case, provided such sum is in excess of EUR [***] (or its equivalent in other currencies) under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body and, in each case, of competent jurisdiction.

25.15	Repudiation and rescission of agreements

(a)
The Parent or any Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)
Any Subordinated Creditor or any member of the Group (other than an Obligor) which is an Intra-Group Lender, in each case, under the Intercreditor Agreement rescinds or purports to rescind or repudiates or purports to repudiate such agreement in whole or in part where to do so has or is reasonably likely to have a Material Adverse Effect.

(c)
No Event of Default under paragraph (a) or (b) above will occur if the circumstances causing such repudiation or rescission are capable of remedy and are remedied within 15 Business Days of the earlier to occur of the Agent giving written notice to that party or that party becoming aware of such repudiation or rescission.

25.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in writing in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

25.17	Founding Shareholder Acceptance

The Parent does not, by 15 June 2022, obtain the irrevocable and unconditional acceptance of Elyahu Azur to legally and validly tender all of its present and future (if any) shares and options (with the conversion of such options being on an unconditional basis) it holds in the Target in accordance with the terms of the Offer (and in compliance with any steps required thereunder).

25.18	Acceleration

(a)
Subject to Clause 4.5 (Utilisation during the Certain Funds Period), Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period) and Clause 25.19 (Clean‑Up Period), on and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

(i)	cancel the Total Commitments at which time they shall immediately be cancelled;

(ii)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (which for the avoidance of doubt shall include any amount which would have been due under Clause 14.5 (Prepayment fees) as a result of a prepayment pursuant to Clause 8.3 (Voluntary prepayment of Loans) had the relevant Loans been prepaid pursuant to that Clause on the date such declaration is made) be immediately due and payable, at which time they shall become immediately due and payable;

(iii)
declare that all or part of the Loans be payable on demand (which, for so long as the amounts are payable on demand or if so demanded, for the avoidance of doubt shall include any amount which would have been due under Clause 14.5 (Prepayment fees) as a result of a prepayment pursuant to Clause 8.3 (Voluntary prepayment of Loans) had the relevant Loans been prepaid pursuant to that Clause on the date such declaration is made), at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(iv)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)
Subject to Clause 4.5 (Utilisation during the Certain Funds Period), Clause 4.6 (Accordion Loans during the Agreed Certain Funds Period) and Clause 25.19 (Clean Up Period), if any Obligor commences a voluntary case concerning itself under the US Bankruptcy Code, or an involuntary case is commenced and not dismissed within 60 days after commencement of the case, or a custodian (as defined in the US Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor, or any order or relief or other order approving any such case or proceeding is entered, the Total Commitments shall immediately be cancelled, the Facilities shall cease to be available to any Obligor, and all Loans, together with accrued interest, and all obligations of any Obligor hereunder (including without limitation under Clause 20 (Guarantee and Indemnity)) or any other Finance Document shall become immediately due and payable, in each case automatically and without any further action by any party.

25.19	Clean‑Up Period

Notwithstanding any other provision of any Finance Document:

(a)	any breach of a representation under Clause 21 (Representations) or an undertaking under Clauses 22 (Information Undertakings) or 24 (General Undertakings); or

(b)	any Default or Event of Default,

other than a Non‑Clean‑Up Default, will be deemed not to be a breach of representation or warranty, a breach of an undertaking, a Default, an Event of Default or a reason for any Lender not to comply with its obligations under Clause 5.4 (Lenders’ participation) (as the case may be) during the relevant Clean‑Up Period if:

(i)
it would have been (if it were not for this provision) a breach of representation or warranty, a breach of an undertaking, a Default or an Event of Default only by reason of circumstances or matters relating exclusively to a person, business or undertaking which is the subject of a Permitted Acquisition (including, for the avoidance of doubt, the Acquisition) (or any obligation for any member of the Group to procure or ensure in relation to any person, business or undertaking which is the subject of a Permitted Acquisition (including, for the avoidance of doubt, the Acquisition));

(ii)	it is capable of remedy and, if the Parent is aware of it, reasonable steps are going to be taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured by or approved by the Parent or an Obligor;

(iv)	it does not have a Material Adverse Effect; and

(v)	the circumstances giving rise to it do not exist after the Clean‑Up Date.

If the relevant breach or circumstances are continuing on or after the Clean‑Up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default or Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

25.20	Excluded matters

Notwithstanding any other term of the Finance Documents:

(a)
none of the steps set out in or contemplated by the Structure Memorandum or the Acquisition Documents in the form thereof as of the date of this Agreement (or such form subject to such amendments or waivers thereto which (i) could not reasonably be expected to materially and adversely affect the interests of the Lenders under the Finance Documents (taken as a whole) and/or (ii) have been made with the consent of the Majority Lenders (such consent not to be unreasonably withheld, delayed or conditioned)) in each case, or the intermediate steps or actions necessary to implement any of them; nor

(b)	any Withdrawal Event,

shall in any case constitute a Default or an Event of Default, and each such event in paragraphs (a) and (b) above shall be expressly permitted by the terms of the Finance Documents.

26.	CHANGES TO THE LENDERS

26.1	Assignments and transfers by the Lenders

Subject to this Clause 26 and to Clause 27 (Restrictions On Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

26.2	Conditions of assignment or transfer

(a)
An Existing Lender must obtain the consent of the Parent (such consent not to be unreasonably withheld or delayed) before it may make an assignment or transfer in accordance with this Clause 26 unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender;

(iii)	to an entity on the Approved List; or

(iv)	made at a time when a Default is continuing,

provided that (A) any assignment or transfer to be made on or prior to the end of the Certain Funds Period shall in all circumstances require the prior consent of the Parent (which may be given or refused in its absolute discretion) unless made to an entity referred to in paragraph (i) or (ii) above, (B) an Existing Lender must obtain the prior consent of the Parent (in its absolute discretion) with respect to any assignment of transfer to an entity on the Approved List where such entity is a Competitor or Hostile Investor or a Defaulting Lender and (C) without prejudice to any consent right that the Parent has in respect of such assignment or transfer, an Existing Lender shall consult with the Parent prior to any assignment or transfer made following the Closing Date unless made to an entity referred to in paragraph (i) or (ii) above.

(b)
In respect of any assignment or transfer made following the end of the Certain Funds Period, the Parent will be deemed to have given its consent if it has not responded within ten Business Days after the Existing Lender has requested consent to an assignment or transfer pursuant to paragraph (a) above provided that, for the avoidance of doubt, such deemed consent shall not apply to any assignment or transfer made prior to the end of the Certain Funds Period. For the avoidance of doubt, where the consent of the Parent to an assignment or transfer is required pursuant to paragraph (a) above, it shall be reasonable for the Parent to withhold consent to that assignment or transfer if it is to a Competitor or Hostile Investor or not an entity on the Approved List or a Defaulting Lender.

(c)
Except in relation to an assignment or transfer which relates to the entire amount of a participation in the Facilities, the aggregate participation of each Lender in the Facilities (when aggregated with, for this purpose, the participations and all Participation Arrangements, as defined below, of its Affiliates and Related Funds) must not be less than EUR [***] (or the equivalent amount in other currencies) as a result of a transfer or assignment under this Clause 26.

(d)
Except in relation to an assignment or transfer which relates to the entire amount of a participation in the Facilities, an assignment or transfer (when aggregated with, for this purpose, the participations and all Participation Arrangements, as defined below, of its Affiliates and Related Funds) must not be less than a minimum aggregate principal amount of EUR [***] (or the equivalent amount in other currencies).

(e)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)
the performance by the Agent and Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, in relation to such assignment to a New Lender, the completion of which the Agent and Security Agent shall promptly notify to the Existing Lender and the New Lender.

(f)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 26.6 (Procedure for transfer) is complied with.

(g)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)
The Majority Lenders may, with prior consultation with the Parent, update the Approved List to add (in aggregate) up to five potential transferee names to the Approved List at any time in each Financial Year, provided that they are not a Competitor or a Hostile Investor. The Lenders shall promptly provide to the Agent a copy of any such updated Approved List.

(i)
If an Original Lender assigns, novates or transfers (including, without limitation, by way of sub-participation) any of its rights and obligations under any Finance Document on or prior to the end of the Certain Funds Period (the “Pre-Closing Transferred Commitments”):

(i)
the Original Lender shall fund the Pre-Closing Transferred Commitments in respect of that Utilisation by 9:30 a.m. (London time) on the applicable date of Utilisation if that New Lender (or subsequent New Lender) has failed to so fund (or has indicated that it will not be able to fund) on the applicable date of Utilisation in respect of Facility B; and

(ii)
the Original Lender shall retain exclusive control over all rights and obligations with respect to the Pre-Closing Transferred Commitments, including all rights with respect to waivers, consents, modifications, amendments and confirmations as to satisfaction of the requirement to receive all of the documents and other evidence pursuant to Clause 4.1 (Initial conditions precedent) until after the end of the Certain Funds Period.

(j)	If:

(i)	a Lender assigns or transfers or sub-participates any of its rights or obligations under the Finance Documents; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be required to bear any increased costs (including any stamp duty, taxes or other transfer costs) arising on a transfer, assignment or sub-participation, including pursuant to Clause 15 (Tax Gross Up and Indemnities) or Clause 16 (Increased Costs),

then the New Lender is only entitled to receive payment under that Clause to the same extent as the Existing Lender would have been if the assignment or transfer or sub-participation had not occurred. This paragraph (j) shall not apply in relation to an assignment or transfer or sub-participation made at the request of the Parent.

26.3	Sub‑participations

(a)
A Lender may, subject to this Clause 26.3, enter into sub‑participation (whether funded or unfunded), sub‑contract or similar arrangements in respect of its rights and obligations under this Agreement provided that the Lender remains liable under this Agreement in relation to those obligations (each a “Participation Arrangement”).

(b)
The prior consent of the Parent (such consent not to be unreasonably withheld or delayed) is required to any Participation Arrangement pursuant to the terms of which voting rights of a Lender are transferred or are capable of being transferred to the respective counterparty of a Participation Arrangement, unless the Participation Arrangement is made at a time when a Default is continuing or the Participation Arrangement is with an entity referenced in paragraph (a)(i), (ii) or (iii) of Clause 26.2 (Conditions of assignment or transfer) (but subject to paragraph (b) of Clause 26.2 (Conditions of assignment or transfer) (mutatis mutandis), provided that any Participation Arrangement entered into on or prior to the Closing Date shall in all circumstances require the prior consent of the Parent (which may be given or refused in its absolute discretion).

(c)
In respect of any Participation Arrangement to be made following the end of the Certain Funds Period, the Parent will be deemed to have given its consent if it has not responded within ten Business Days after the Existing Lender has requested consent. For the avoidance of doubt, where the consent of the Parent to a Participation Arrangement is required, pursuant to paragraph (b) above, it shall be reasonable for the Parent to withhold consent to that Participation Arrangement if it is a Competitor or a Hostile Investor or not an entity on the Approved List.

(d)
The aggregate sub‑participation of each sub‑participant (when aggregated with, for this purpose, the participations, sub‑participations and all other Commitments of Affiliates and Related Funds) must not be less than EUR [***] (or the equivalent amount in other currencies).

(e)	For the avoidance of doubt, the Agent shall not be obliged to monitor sub‑participations.

26.4	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer (a) to an Affiliate of a Lender or (b) to a Related Fund, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,500.

26.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Transaction Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re‑transfer or re‑assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non‑performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.6	Procedure for transfer

(a)
Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Agent and Security Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Patriot Act, in relation to the transfer to such New Lender.

(c)	Subject to Clause 26.10 (Pro rata interest settlement), on the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

26.7	Procedure for assignment

(a)
Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent and Security Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent and Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Agent and the Security Agent (if applicable) shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 26.10 (Pro rata interest settlement), on the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security);

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations; and

(iv)
any transfer and/or assignment shall include a transfer or assignment of a proportional interest of the Transaction Security governed by Swedish law together with a proportional interest in the Transaction Security Documents governed by Swedish law.

(d)
Lenders may utilise procedures other than those set out in this Clause 26.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

26.8	Copy of Transfer Certificate, Assignment Agreement, Accordion Lender Accession Deed or Increase Confirmation to the Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement, an Accordion Lender Accession Deed or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement, Accordion Lender Accession Deed or Increase Confirmation.

26.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank or governmental body; and

(b)
any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.10	Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.6 (Procedure for transfer) or any assignment pursuant to Clause 26.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

26.11	Register

The Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate, Assignment Agreement, Accordion Lender Accession Deed and Increase Confirmation delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender. Without limitation of any other provision of this Clause 26, no transfer of an interest in a Loan or Commitment hereunder shall be effective unless and until recorded in the Register, and the Agent hereby agrees to promptly record all transfer and assignments promptly in the Register. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Agent shall provide the Parent and the Borrower with a copy of the Register within five (5) Business Days of request.

26.12	Participant Register

Each Lender that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each person it sells a sub-participation to (a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such sub-participation for all purposes of this Agreement notwithstanding any notice to the contrary.

26.13	Preservation of security

In the event that a transfer by any of the Finance Parties of its rights and/or obligations under any relevant Finance Document occurred or was deemed to occur by way of novation, each party explicitly agrees that all security interests and guarantees created under any Finance Document shall be preserved for the benefit of the New Lender and the other Secured Parties and, in respect of its rights and/or obligations governed by Luxembourg law, pursuant to article 1278 et seq. of the Luxembourg civil code (Code civil).

27.	RESTRICTIONS ON DEBT PURCHASE TRANSACTIONS

(a)	The Parent shall not, and shall procure that each other member of the Group shall not:

(i)	enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 27 (Restrictions On Debt Purchase Transactions); or

(ii)
beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

(b)	A member of the Group (each a “Purchaser”) may purchase by way of transfer, pursuant to Clause 26 (Changes to the Lenders), a participation in any Loan and any related Commitment where:

(i)	such purchase is made for a consideration of less than par;

(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below; and

(iii)	such purchase is made at a time when no Event of Default is continuing.

(c)	Any Debt Purchase Transaction entered into by a member of the Group shall be entered into initially pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows:

(i)
prior to 11.00 a.m. on a given Business Day (the “Solicitation day”), the relevant Purchaser or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the relevant Facilities to invite them to offer to sell to the relevant Purchaser, an amount of their participation in one or more Facilities;

(ii)
any Lender wishing to make such an offer shall, by 11.00 a.m. on the second Business Day following such Solicitation day, communicate to the Purchase Agent details of the amount of its participations, and in which Facilities, it is offering to sell and the price at which it is offering to sell such participations;

(iii)
any such offer by a Lender shall be irrevocable until 11.00 a.m. on the third Business Day following such Solicitation day and shall be capable of acceptance by the relevant Purchaser on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders;

(iv)	the Purchase Agent (if someone other than the Purchaser) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation day;

(v)
in any event by 11.00 a.m. on the fourth Business Day following such Solicitation day, the Purchaser shall notify the Agent of the amounts of the participations purchased through the relevant Solicitation Process and the identity of the Facilities to which they relate and the Agent shall disclose such information to any Lender that requests such disclosure;

(vi)
if it chooses to accept any offers made pursuant to a Solicitation Process, the Purchaser shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis;

(vii)	any purchase of participations in the Facilities pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation day; and

(viii)	in accepting any offers made pursuant to a Solicitation Process, the Parent shall be free to select which offers and in which amounts it accepts.

(d)
Following the completion of a Solicitation Process, a Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to a bilateral process (a “Bilateral Process”) which is carried out as follows:

(i)
a Purchaser may by itself or through the same or another Purchase Agent, at any time during the period commencing on the expiry of the relevant Solicitation Process and ending 30 days thereafter, purchase participations from Lenders pursuant to secondary market purchases and/or pursuant to such bilateral arrangements with any Lenders as the Purchaser shall see fit, provided that the purchase rate on such market purchases and bilateral arrangements during that 30 day period may not exceed the lowest purchase rate tendered by the Lenders during the Solicitation Process which was not accepted by that Purchaser;

(ii)
any purchase of participations in the Facilities pursuant to a Bilateral Process shall be completed and settled by the relevant Purchaser on or before the second Business Day after the expiry of the Bilateral Process period referred to in sub-paragraph (i) above; and

(iii)
a Purchaser shall promptly notify the Agent of the amounts of each participation purchased through such Bilateral Process and the identity of the Facilities to which they relate and the Agent shall disclose such information to any Lender that requests the same.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or Bilateral Process may be implemented.

(f)
In relation to any Debt Purchase Transaction entered into pursuant to this Clause 27, notwithstanding any other term of this Agreement or the other Finance Documents (in the case of a Lender which is a member of the Group, for so long as it remains a member of the Group):

(i)
on completion of the relevant transfer pursuant to Clause 26 (Changes to the Lenders), the portions of the Loans to which it relates shall, unless there would be a material adverse tax impact on the Group as a result of such cancellation, be extinguished if the purchaser is the relevant Borrower;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in sub-paragraph (i) above shall not constitute a prepayment of the Facilities;

(iii)	for the purpose of testing compliance with the financial covenant in Clause 23.2 (Financial condition), any impact of any Debt Purchase Transaction on Consolidated EBITDA shall be ignored;

(iv)
the Parent, the Obligor or Purchaser which is the transferee shall be deemed to be an entity which fulfils the requirements of Clause 26.2 (Conditions of assignment or transfer) to be a New Lender (as defined in such Clause);

(v)	no member of the Group shall be deemed to be in breach of any provision of this Agreement solely by reason of such Debt Purchase Transaction;

(vi)	Clause 31 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction;

(vii)
for the avoidance of doubt, any extinguishment of any part of the Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement;

(viii)
unless all amounts owing to the other Lenders under this Agreement will be paid in full at the same time as such prepayment, neither the Parent or an Obligor or Purchaser will be entitled to receive any prepayment pursuant to this Agreement and the amount of any such prepayment which would have been so received by it shall be applied pro rata to repay all other Lenders in the relevant Facility;

(ix)
any enforcement proceeds or other amount received by a member of the Group as a result of a Debt Purchase Transaction (in the case of such other amount, in circumstances where the Obligors have failed to pay to the Lenders all amounts otherwise due and payable (the amount not so paid being a “shortfall”)) shall be held on trust for distribution to the other Finance Parties and such Purchaser shall promptly (and in any event within 10 Business Days) pay an amount equal to such enforcement proceeds or such shortfall, as the case may be, to the Security Agent for application in accordance with clause 20 (Application of proceeds) of the Intercreditor Agreement;

(x)
any amount that is due to an Obligor or Purchaser that enters into a Debt Purchase Transaction and which is received by the Agent pursuant to Clause 32.6 (Partial payments) shall be applied as if such payment were due under paragraph (a)(iv) of Clause 32.6 (Partial payments);

(xi)	no member of the Group which completes a Debt Purchase Transaction shall be permitted at any time to sell or transfer the subject matter of such Debt Purchase Transaction; and

(xii)
no member of the Group which completes a Debt Purchase Transaction or Purchaser shall be entitled to exercise any rights or be entitled to any payment pursuant to Clause 15 (Tax Gross Up and Indemnities) and Clause 16 (Increased Costs).

(g)
For so long as an Obligor or other Purchaser (x) beneficially owns a Commitment or (y) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, each such Obligor and Purchaser irrevocably acknowledges and agrees (and the Agent acknowledges) that:

(i)
in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, unless the Agent otherwise agrees, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same;

(ii)
in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the request of, or on the instructions of, the Agent or one or more of the Lenders;

(iii)
in ascertaining the Majority Lenders or the Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to give an instruction or approve any request for a consent, waiver, amendment, or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(iv)
subject to sub-paragraph (iii) above, for the purposes of paragraph (a) of Clause 38.3 (Super Majority Lender matters and all Lender matters), such Obligor or Purchaser (and any relevant sub-participant shall be deemed not to be a Lender, provided that, in each case, such consent, waiver, amendment or other vote:

(A)
does not result or is not intended to result in any Commitment of that Obligor or Purchaser under a particular Facility being treated in any manner which is inconsistent with the treatment proposed to be applied to any other Commitment under such Facility; and

(B)
is not materially detrimental (in comparison to the other Finance Parties) to the rights and/or interests of that Obligor or Purchaser solely in its capacity as a Finance Party (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Parent (whether directly or indirectly)), and each Obligor or Purchaser (as applicable) upon becoming a Party expressly agrees and acknowledges that the operation of this paragraph (g) shall not of itself be so detrimental to it in comparison to the other Finance Parties or otherwise.

(h)
Each Lender shall, unless the Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a member of the Group (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 (Form of Notice on Entering into Notifiable Debt Purchase Transaction) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice) or any other form agreed between the Agent (acting reasonably) and the Parent.

(i)
A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party is terminated or ceases to be with a member of the Group, such notification to be substantially in the form set out in Part 2 (Form of Notice on Termination of Notifiable Debt Purchase Transaction) of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice) or any other form agreed between the Agent (acting reasonably) and the Parent.

28.	CHANGES TO THE OBLIGORS

28.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Borrowers

(a)
Subject to compliance with the provisions of paragraph (d) of Clause 22.9 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries becomes a Borrower. That Subsidiary shall become a Borrower if:

(i)	it is incorporated in:

(A)	Luxembourg; or

(B)	any other jurisdiction subject to the approval of each Lender (in its sole and absolute discretion) under the relevant Facility under which it is proposed that the Subsidiary becomes a Borrower;

(ii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or at the same time as becoming a Borrower;

(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)
the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting on the instructions of the Majority Lenders (acting reasonably)) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.3	Resignation of a Borrower

(a)
In this Clause 28.3, Clause 28.5 (Resignation of a Guarantor) and Clause 28.7 (Resignation and release of Security on disposal), “Third Party Disposal” means the (direct or indirect) disposal of an Obligor to a person which is not a member of the Group where that disposal constitutes a Permitted Disposal or a Permitted Transaction or is made with the approval of the Majority Lenders (and the Parent has confirmed this is the case).

(b)
If a Borrower is subject to a Third Party Disposal or (where such Borrower will cease to exist) a Permitted Merger, the Parent may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)	The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

(iii)
where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case); and

(iv)	the Parent has confirmed that it shall, to the extent required, ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 9.2 (Disposal and Insurance Proceeds).

(d)
Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

28.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraph (d) of Clause 22.9 (“Know your customer” checks), the Parent may request that any of its Subsidiaries become a Guarantor.

(b)	A member of the Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)
the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders, acting reasonably).

(c)
The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting on the instructions of the Majority Lenders (acting reasonably)) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(d)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.5	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)
that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 28.3 (Resignation of a Borrower)) or (where such Guarantor will cease to exist) a Permitted Merger and the Parent has confirmed this is the case; or

(ii)	in respect of any member of the Group which is not a Material Company, the Guarantor Coverage Test would still be complied with when taking such resignation into account; or

(iii)	the Majority Lenders have consented to the resignation of that Guarantor.

(b)	Subject to the terms of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 20.1 (Guarantee and indemnity);

(iii)
where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased or simultaneously resigns and ceases to be a Borrower under Clause 28.3 (Resignation of a Borrower); and

(iv)	the Parent has confirmed that it shall ensure that to the extent required the Disposal Proceeds will be applied in accordance with Clause 9.2 (Disposal and Insurance Proceeds).

(c)
Upon notification by the Agent to the Parent of its acceptance of the resignation of a Guarantor, that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 21.33 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.7	Resignation and release of Security on disposal

(a)	If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal or (where such Borrower or Guarantor will cease to exist) a Permitted Merger then:

(i)
where that Borrower or Guarantor (and/or any of its Subsidiaries) created Transaction Security over any of its assets or business in favour of the Security Agent and/or the Secured Parties, or Transaction Security in favour of the Security Agent and/or the Secured Parties was created over the shares (or equivalent) of that Borrower, Guarantor and/or any of its Subsidiaries, the Security Agent (for itself and on behalf of the Secured Parties if applicable) may, at the cost and request of the Parent, release those assets, business or shares (or equivalent) from the Transaction Security and issue certificates of non‑crystallisation;

(ii)
the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (i) above shall not become effective until the date of that disposal or Permitted Merger; and

(iii)
if the disposal or Permitted Merger of that Borrower or Guarantor is not made (and the Parent notifies the Agent that such disposal or Permitted Merger has not been made), the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (i) above shall have no effect and the obligations of that Borrower or Guarantor (and its Subsidiaries) and the Transaction Security created or intended to be created by or over that Borrower or Guarantor (or its Subsidiaries) shall continue in such force and effect as if that release had not been effected.

(b)
For the avoidance of doubt and subject to the Intercreditor Agreement, if an Obligor disposes of any asset as permitted by and in accordance with the terms of this Agreement and such asset is the subject of Transaction Security in favour of the Security Agent and/or the Secured Parties, the Security Agent (for itself and on behalf of the Secured Parties if applicable) shall, at the cost and request of the Parent, release those assets from the Transaction Security and issue certificates of non‑crystallisation and/or return any physical collateral without any recourse to the Security Agent and without any representation by the Security Agent (whether express or implied).

(c)
For the avoidance of doubt and subject to the Intercreditor Agreement, if a Guarantor resigns as permitted by and in accordance with the terms of this Agreement and such Guarantor has granted (or is the subject of) Transaction Security in favour of the Security Agent and/or the Secured Parties, the Security Agent (for itself and on behalf of the Secured Parties if applicable) shall, at the cost and request of the Parent, release that Transaction Security and issue certificates of non‑crystallisation and/or return any physical collateral without any recourse to the Security Agent and without any representation by the Security Agent (whether express or implied).

29.	ROLE OF THE AGENT AND OTHERS

29.1	Appointment of the Agent

(a)	Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)
all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision or the Affected Lenders if the relevant Finance Document stipulates the matter is an Affected Lender decision;

(B)	the Super Majority Lenders if the relevant Finance Document stipulates that the matter is a Super Majority Lender decision; and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a)(i) above.

(b)
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

29.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)
Without prejudice to Clause 26.8 (Copy of Transfer Certificate, Assignment Agreement, Accordion Lender Accession Deed or Increase Confirmation to the Parent), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement, any Accordion Lender Accession Deed, or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Agent is aware of the non‑payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, or the Security Agent) under this Agreement it shall promptly notify the applicable Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

(b)	None of the Agent or the Security Agent shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5	Business with the Group

The Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.6	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked.

(c)	The Agent may rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (c)(i) above, may assume the truth and accuracy of that certificate.

(d)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non‑payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(e)
Subject to prior consultation with the Parent (unless an Event of Default is continuing in which case no such consultation shall be required), the Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisors, surveyors or other professional advisors or experts.

(f)
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(h)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(i)	Without prejudice to the generality of paragraph (h) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Parent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Parent and to the other Finance Parties.

(j)
Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(k)
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(l)
The Agent shall be entitled to deal with money paid to it by any person for the purposes of this Agreement in the same manner as other money paid to a banker by its customers except that it shall not be liable to account to any person for any interest or other amounts in respect of the money.

(m)
The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or by any of its associates) in connection with any transaction effected by the Agent with or for the Lenders or the Parent.

29.7	Responsibility for documentation

Neither the Agent nor the Security Agent is responsible or liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party is non‑public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.8	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.9	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct or breach of the Finance Documents;

(ii)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (a)(i) and (a)(ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever, arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause 29 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
Where the Agent is referred to in this Agreement as acting “reasonably” or in a “reasonable” manner or as coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), unless it is not required to do so, this shall mean that the Agent shall, where it has in fact sought such instructions, be acting or coming to an opinion or determination on the instructions of the Majority Lenders acting reasonably and that the Agent shall be under no obligation to determine the reasonableness of such instructions from the Majority Lenders or whether in giving such instructions the Majority Lenders are acting in a reasonable manner.

(d)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(e)	Nothing in this Agreement shall oblige the Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(f)
Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.10	Lenders’ indemnity to the Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Parent shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

(d)	Each Lender expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 29.10 will not be prejudiced by any termination of this Agreement.

29.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may, subject to obtaining the consent of the Parent (such consent not to be unreasonably withheld or delayed and to be deemed to have been provided where the Parent has not confirmed or refused a request within five Business Days of the provision of such request) (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with the current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees subject to any agreed fee arrangements) reasonably and properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Agent shall resign in accordance with paragraph (b) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 15.7 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 15.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

29.12	Replacement of the Agent

(a)
After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.13	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person:

(i)	any confidential information; or

(ii)	any other information,

if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

29.14	Relationship with the Lenders

(a)
Subject to Clause 26.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)
Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 34.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(ii) of Clause 34.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)
the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.17	Reliance and engagement letters

Each Finance Party and Secured Party confirms that the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants or other professional advisers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.18	Role of Base Reference Banks

(a)	No Base Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)
No Base Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)
No Party (other than the relevant Base Reference Bank) may take any proceedings against any officer, employee or agent of any Base Reference Bank in respect of any claim it might have against that Base Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Base Reference Bank may rely on this Clause 29.18 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

29.19	Third party Base Reference Banks

A Base Reference Bank which is not a Party may rely on Clause 29.18 (Role of Base Reference Banks) and Clause 40 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

29.20	Obligation to return pre‑funding amounts by the Agent

In the event that any Lender makes funds available to the Agent in order that the Agent may fund a Loan pursuant to a Utilisation Request and such Loan is not disbursed on the date requested in that Utilisation Request, the Agent will promptly upon request return such funds to such Lender (unless otherwise agreed between the relevant Lender and the Agent).

30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

(a)	No provision of this Agreement will:

(i)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(ii)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

(b)
Notwithstanding anything in any Finance Document to the contrary, the Security Agent shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of the Financial Services and Markets Act 2000 (“FSMA”), unless it is authorised under FSMA to do so.

(c)	The Security Agent shall have the discretion at any time:

(i)	to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and

(ii)	to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate do to so.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)
This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document or in the Funds Flow Statement) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

Each payment or consideration received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment or consideration in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set‑Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)
If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest‑bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Agent in accordance with Clause 29.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6	Partial payments

(a)
If the Agent receives a payment or any consideration for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment or such consideration towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment or application pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment or application pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment or application pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment or application pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Super Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	Set‑off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set‑off or counterclaim.

32.8	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)
the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)
the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

(e)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.	SET‑OFF

At any time following the occurrence of a Declared Default but without prejudice to any rights of set‑off arising as a matter of law, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off.

34.	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

34.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Original Obligor, that identified with its name below;

(b)	in the case of each Lender or any Obligor, that identified with its name below or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, when received in readable form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify, with notice to the Obligors, for this purpose).

(c)	Subject to Clause 34.5 (Communication when Agent is Impaired Agent), all notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and email address

Promptly upon changing its own address or email address, the Agent shall notify the other Parties.

34.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.6	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

34.7	Use of websites

(a)
Subject to Clause 22.1 (Financial statements), the Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraphs (c)(i) or (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

34.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38.	AMENDMENTS AND WAIVERS

38.1	Intercreditor Agreement

This Clause 38 is subject to the terms of the Intercreditor Agreement.

38.2	Required consents

(a)
Subject to Clause 38.3 (Super Majority Lender matters and all Lender matters) and Clause 38.4 (Structural Adjustment) any term of the Finance Documents shall not be amended or waived except with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)
Without prejudice to the generality of paragraphs (c) to (e) of Clause 29.6 (Rights and discretions), subject to prior consultation with the Parent where practical to do so, the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

38.3	Super Majority Lender matters and all Lender matters

(a)	Subject to Clause 38.4 (Structural Adjustment), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Super Majority Lenders”;

(ii)	an extension to or waiver of the date of payment of any amount under the Finance Documents, other than:

(A)	as a result of a Structural Adjustment;

(B)	solely as a result of the implementation of an Accordion Facility under and in accordance with Clause 2.2 (Accordion Facility);

(C)	in relation to Clause 8.1 (Illegality) in which case only the consent of the relevant Lender to which a payment of any amount under Clause 8.1 (Illegality) is due to be made is required; and

(D)	in relation to Clause 9.2 (Disposal and Insurance Proceeds);

(iii)
a reduction in the amount of any payment of principal or interest, or, other than as a result of a Structural Adjustment or in relation to an Accordion Facility pursuant to Clause 2.2 (Accordion Facility), a reduction in the Margin, the fees or commission payable or a change in the payment currency of any amount payable under this Agreement;

(iv)
an increase in or an extension of any Commitment or the Total Commitments (other than pursuant to Clause 2.2 (Accordion Facility) or Clause 2.3 (Increase) or as a result of a Structural Adjustment), an extension to the Availability Period or any change to Clause 8.2 (Voluntary cancellation) (other than as a result of a Structural Adjustment);

(v)	any provision which expressly requires the consent of all the Lenders;

(vi)	Clause 2.4 (Finance Parties’ rights and obligations), this Clause 38, Clause 43 (Governing Law) or Clause 44 (Enforcement);

(vii)
Clause 26 (Changes to the Lenders), Clause 31 (Sharing among the Finance Parties) or Clause 32.6 (Partial payments) (in each case other than as a result of a Structural Adjustment or in relation to an Accordion Facility pursuant to Clause 2.2 (Accordion Facility) and save to the extent assignments or transfers are made easier by such amendment);

(viii)
any amendment to the order of priority or subordination under the Intercreditor Agreement or any change to the manner in which the proceeds of enforcement of the Transaction Security or guarantee amounts are distributed (other than as a consequence of a Structural Adjustment or in relation to an Accordion Facility pursuant to Clause 2.2 (Accordion Facility) or as contemplated by paragraph (ix) below);

(ix)	a release of security or guarantees (other than any automatic release of security or guarantees required to permit a Permitted Disposals or a Permitted Merger);

(x)	a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors); or

(xi)	the introduction of an additional loan, tranche, commitment or facility into this Agreement ranking senior to the Facilities,

shall not be made without the prior consent of all the Lenders and the Parent.

(b)
Subject to Clause 38.4 (Structural Adjustment), an amendment or waiver that has the effect of changing or which relates to the nature or the scope of the Transaction Security or guarantees (unless permitted under this Agreement), shall not be made without the prior consent of the Super Majority Lenders and the Parent.

(c)
An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent or the Security Agent, as the case may be, and the Parent.

(d)
Notwithstanding anything to the contrary in paragraph (a) of Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3, during the period beginning on the Closing Date and ending on the date falling six months after the Closing Date, the yield on any MFN Accordion Facility or MFN Incremental Equivalent Debt established during this period (calculated as described in paragraph (c) of Clause 2.2 (Accordion Facility) or the definition of “Incremental Equivalent Debt” as the case may be) will not be increased by way of an amendment or waiver such that it is more than [***]% per annum (calculated on a fully drawn basis) above the yield applicable to Facility B on the Closing Date unless:

(i)
the Parent offers to increase the Margin on Facility B (and, should the relevant Lenders accept such offer, the Margin on Facility B shall increase with effect from the date upon which the yield on that MFN Accordion Facility or MFN Incremental Equivalent Debt is increased by way of such amendment or waiver) so that the yield on such MFN Accordion Facility or MFN Incremental Equivalent Debt would not exceed the yield applicable to Facility B as at the Closing Date (assuming such increase was made on the Closing Date) by more than [***]% per annum; and yield shall be calculated on the same basis as set out in paragraph (c)(i) of Clause 2.2 (Accordion Facility) or the definition of Incremental Equivalent Debt (as the case may be); or

(ii)	the prior consent of the Facility B Lenders is obtained.

(e)
Any manifest error in the Finance Documents which is of a typographical, defective, ambiguous or inconsistent nature may be amended by agreement between the Agent and the Parent and any such amendment will be binding on all Parties.

38.4	Structural Adjustment

(a)	In this Agreement:

(i)	“Structural Adjustment” means, otherwise than as contemplated under Clauses 2.2 (Accordion Facility) and 2.3 (Increase):

(A)	the introduction of any additional tranche or facility under the Finance Documents ranking pari passu with or subordinated to the Facilities;

(B)	a change in currency of payment of any amount under the Finance Documents;

(C)
any increase in or addition of any Commitment, any extension of a Commitment’s availability, the redenomination of a Commitment into another currency, the re‑tranching of any Commitment and any extension of the date for, or maturity of, or redenomination of, or a re‑tranching or reduction of, any amount owing under the Finance Documents;

(D)	a reduction in the Margin or a reduction in the amount of fees or commission payable (other than as provided for by application of the Margin ratchet); and

(E)
changes to any Finance Documents (including changes to, the taking of, or the release coupled with the immediate retaking of Transaction Security) that are consequential on or required by reason of applicable law to implement effectively or reflect any of the foregoing.

(b)	A Structural Adjustment shall not be permitted except with the consent of:

(i)
each Lender that is participating in that additional tranche or facility or increasing, extending or redenominating its Commitments or, as applicable, extending or redenominating or reducing any amount due to it or, as applicable, affected by such reduction (each an “Affected Lender”); and

(ii)	the Majority Lenders (for which purpose the existing Commitments of each such Lender will be taken into account).

38.5	Replacement of Screen Rate

If the Parent or the Agent (acting on the instructions of the Majority Lenders) requests any amendment, replacement or waiver to provide for an additional or alternative benchmark rate, base rate or reference rate to apply in respect of the Facilities (including any amendment, replacement or waiver to the definition of EURIBOR or Screen Rate (including an alternative or additional page, service or method for the determination thereof) or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate, base rate or reference rate, including making appropriate adjustments to this Agreement for basis, duration, time and periodicity for determination of that other benchmark rate, base rate or reference rate for any Interest Period and making other consequential and/or incidental changes), then the relevant Screen Rate, benchmark rate, base rate or reference rate (as applicable) shall be an alternate rate of interest proposed by the Parent or the Agent (acting on the instructions of the Majority Lenders), as applicable, that in each case is agreed to by the Parent and that is commercially practicable for the Agent to administer (as reasonably determined by the Agent):

(a)
that the Agent determines (acting reasonably) is generally accepted as the then-prevailing market convention for determining a rate of interest for syndicated loans of the type provided under this Agreement in the European or London market in the relevant currency; or

(b)
to which the Majority Lenders (acting reasonably) and the Parent have given their consent, provided that the provisions of Clause 38.6 (Non responding Lender) shall apply to any request for such consent as if the reference to “10 Business Days” in that Clause were to “five Business Days”, any such rate, a “Successor Rate”, and the Agent and the Parent shall enter into any amendment to this Agreement to implement such Successor Rate and implement other related changes to this Agreement (including, without limitation, any Screen Rate Successor Conforming Changes) as may be required, appropriate, necessary or desirable in connection with and/or to facilitate the implementation and use of such Successor Rate as a replacement for the relevant Screen Rate, which amendments shall, notwithstanding anything in this Clause 38, be effective without any further action or consent of any other Party and shall be binding on all Parties, provided that:

(i)	any alternative interest rate agreed to pursuant to paragraph (a) or paragraph (b) above shall be automatically binding on a Defaulting Lender; and

(ii)
in no circumstance will the operation of this Clause 38 result in any removal of or amendment to any floor applicable to any applicable benchmark rate, base rate or reference rate in respect of the Facilities.

38.6	Non‑responding Lender

(a)
If any Lender fails to accept or refuse a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 10 Business Days (unless the Parent and the Agent agree to a longer time period in relation to any request) of that request being received by the Agent and notified to the Lenders, its Commitments shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request.

(b)
Paragraph (a) above shall not apply to any BXC Lender (including without limitation the Original Lenders) unless, in aggregate, the BXC Lenders hold less than [***]% of the aggregate of the Total Facility B Commitments and the Total Accordion Facility Commitments.

38.7	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non‑Consenting Lender (as defined in paragraph (d) below); or

(ii)
an Obligor becomes obliged to repay any amount in accordance with Clause 8.1 (Illegality) or to pay additional amounts pursuant to Clause 16.1 (Increased costs) or Clause 15.2 (Tax gross‑up), Clause 13.3 (Market disruption) or Clause 15.3 (Tax indemnity), then the Parent may, on not less than five Business Days’ prior written notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Parent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender, in either case, for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 26.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 38.7 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	in the event of a replacement of a Non‑Consenting Lender such replacement must take place no later than 50 days after the earlier of:

(A)	the date the Non‑Consenting Lender notifies the Parent and the Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Parent;

(B)	the first date in respect of which Clause 38.6 (Non‑responding Lender) applies to the relevant consent, waiver or amendment; and

(iv)
in no event shall the Lender replaced under this paragraph (b)(iv) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied (acting reasonably) that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)
A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)
the Parent or the Agent (at the request of the Parent) has requested the Lenders to consent in relation to, or to agree to a consent, waiver or amendment of any provisions of the Finance Documents; and

(ii)
Lenders whose commitments aggregate more than 66⅔% of the Total Commitments (of, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments prior to that reduction) have consented or agreed to such consent, waiver or amendment, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a “Non‑Consenting Lender”.

(e)
Paragraph (a)(i) above shall not apply in respect of any BXC Lender (including without limitation the Original Lenders) unless, in aggregate, the BXC Lenders hold less than 66⅔% of the aggregate of the Total Facility B Commitments and the Total Accordion Facility Commitments.

38.8	Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders, the Super Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (d)(i) and (d)(ii) of Clause 38.7.

(b)	For the purposes of this Clause 38.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; or

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.9	Replacement of a Defaulting Lender

(a)
The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement, to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Parent, and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably) and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 26.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this paragraph (b) shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	the transfer must take place no later than 30 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)
The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

39.	CONFIDENTIALITY

39.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, investment committee members, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, officers, directors, employees, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub‑participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, officers, directors, employees, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the Lenders));

(iv)
(with respect to disclosures by BXC) being actual or prospective investors in the BXC funds, to BXC funding sources (including, for the avoidance of doubt, any funding sources of (A) BXC, (B) a BXC fund or (C) any Affiliate of BXC) and to BXC co‑invest vehicles (to the extent such vehicles are controlled by BXC), provided that the Parent acknowledges and agrees that, at the instructions of BXC, the Agent may disclose such confidential information directly to the Persons described/specified in this paragraph (b)(iv);

(v)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(vi)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.9 (Security over Lenders’ rights);

(viii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(ix)	who is a Party; or

(x)	with the consent of the Parent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs (b)(i), (b)(ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has been made aware of the confidential nature of the information and agrees to keep that information confidential or is otherwise bound by confidentiality requirements owing to BXC (whether generally or specifically) in respect of the information provided and (in each case) is informed that some or all of such Confidential Information may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of BXC, it is not practicable so to do in the circumstances;

(C)
in relation to paragraph (b)(v) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by confidentiality requirements in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price‑sensitive information; and

(D)
in relation to paragraphs (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information.

(e)
Notwithstanding the foregoing, following the Closing Date, BXC and the Original Lenders may publicise its and their roles as Lenders (and as Affiliates of Lenders) to the Group, including the identity of the Group, and the sizes of the Facilities and of BXC’s investments, on BXC’s internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and display of the Group’s logo(s), names, product photos or trademarks, in connection with any such references (provided that any press releases or public announcements are only made after consultation with the Parent).

39.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 43 (Governing Law);

(vi)	the names of the Agent;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

39.4	Entire agreement

This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(i) Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7	Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40.	CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

40.1	Confidentiality and disclosure

(a)
The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 11.4 (Notification of rates of interest); and

(ii)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Base Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)
any of its officers, directors, employees, legal advisers and auditors if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Base Reference Bank, as the case may be.

(d)
The Agent’s obligations in this Clause 40 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 11.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

40.2	Related obligations

(a)
The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price‑sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Base Reference Bank, as the case may be:

(i)
of the circumstances of any disclosure made pursuant to paragraph (c)(i) of Clause 40.1 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 40.

40.3	No Event of Default

No Event of Default will occur under Clause 25.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 40.

41.	DISCLOSURE OF LENDER DETAILS BY AGENT

41.1	Supply of Lender details to the Parent

The Agent shall provide to the Parent, within three Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and email (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means.

41.2	Supply of Lender details at the Parent’s direction

(a)	The Agent shall, at the request of the Parent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)
other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.

(b)
Subject to paragraph (c) below, the Parent shall use reasonable endeavours to procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)	The recipient may disclose such information:

(i)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate;

(ii)
to any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

(iii)	to any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes, provided that, any such person is informed in writing of the confidential nature of such information, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information or, in the case of paragraph (c)(iii) only, if it is not practicable so to do in the circumstances.

42.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

43.	GOVERNING LAW

This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

44.	ENFORCEMENT

44.1	Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) or any non‑contractual obligations arising out of or in connection with this Agreement (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor and the Parent (other than an Obligor incorporated in England and Wales):

(i)
has irrevocably appointed Law Debenture as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Law Debenture Corporate Services Limited has accepted such appointment; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors and the Parent) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part 1
The Original Obligors

Name of Original Borrower	Jurisdiction of Incorporation	Registration number (or equivalent, if any) Jurisdiction of Incorporation
NeoGames Connect S.à r.l.	Luxembourg	B262811

Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
NeoGames S.A.	Luxembourg	B186309
NeoGames Connect S.à r.l.	Luxembourg	B262811
NeoGames Connect Limited	Malta	C101275

Part 2
The Original Lenders

Name of Original Lender	Facility B1 Commitment (EUR)	Facility B2 Commitment (EUR)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total	EUR 187,700,000	EUR 13,100,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part 1
Conditions Precedent to Initial Utilisation

1.	CORPORATE DOCUMENTS FOR THE PARENT, THE ORIGINAL BORROWER AND BIDCO

(a)	A copy of customary constitutional documents in respect of the Parent, the Original Borrower and Bidco.

(b)	A copy of all necessary corporate approvals in respect of the Parent, the Original Borrower and Bidco.

(c)	A copy of specimen signatures of the authorised signatories of the Parent, the Original Borrower and Bidco (to the extent such person will execute a Finance Document).

(d)	A copy of a formalities certificate of each of Bidco, the Parent and the Original Borrower:

(i)
confirming that each copy document relating to it specified in paragraphs (a) and (b) above is correct, complete and, to the extent executed, in full force and effect and has not been amended or superseded prior to the date of this Agreement;

(ii)
certifying that borrowing or guaranteeing or securing (as appropriate) the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it under its constitutional documents to be exceeded;

(iii)
with respect to the Parent and the Original Borrower, attaching an electronic copy of an excerpt (extrait) and a negative certificate (certificat négatif) from the Luxembourg companies register (R.C.S. Luxembourg) in respect of it dated no earlier than one Business Day prior to the date of this Agreement; and

(iv)
with respect to the Parent and the Original Borrower, certifying that it is not (i) subject to bankruptcy (faillite), controlled management (gestion contrôlée), suspension of payments (sursis de paiement), arrangement with creditors (concordat préventif de la faillite) or voluntary or judicial liquidation (liquidation volontaire ou judiciaire) proceedings and no court decision in Luxembourg or no petition for the opening of such proceedings has been presented or filed by the Company and, to the best of its knowledge, neither by another person or (ii) in a situation of cessation of payments (cessation de paiements) without access to credit (credit ébranlé) within the meaning of article 437 of the Luxembourg Commercial Code.

2.	FINANCE DOCUMENTS

(a)	A copy of the Intercreditor Agreement executed by the Parent, the Original Borrower and Bidco.

(b)	A copy of each of the following Transaction Security Documents executed by, as applicable, the Parent, the Original Borrower and/or Bidco:

(i)	a Luxembourg law pledge by the Parent of 100% of the shares issued by the Original Borrower;

(ii)	a Luxembourg law pledge over any Luxembourg bank account of the Parent (if any);

(iii)	a Luxembourg law pledge over any Luxembourg bank accounts of the Original Borrower (if any);

(iv)
an English law security assignment agreement in respect of receivables (if any) arising from any intra-group loans granted to any member of the Group by the Parent, the Borrower or Bidco which, individually or in aggregate as between such member of the Group and the Parent, the Original Borrower or Bidco (as applicable), exceed EUR 5,000,000 per intra-group lender;

(v)	a Maltese law pledge by the Original Borrower of 100% of the shares (or equivalent ownership interests) issued by Bidco; and

(vi)	a Swedish law pledge by the Parent, the Original Borrower and Bidco over certain securities accounts (Sw. depåkonton) held with Mangold Fondkomission AB (the “Swedish Pledge Agreement”).

3.	REPORTS

A copy of each of the following reports (the “Reports”) on a non-reliance basis and subject to the Finance Parties having signed all applicable confidentiality/release letters in relation thereto and the relevant Report provider having approved the release of such Report to the Finance Parties:

(a)	the Structure Memorandum;

(b)	the Red Flag Tax Due Diligence Report prepared by [***] dated [***];

(c)	the Red Flags Financial Due Diligence report prepared by [***] dated [***]; and

(d)	the Legal “Red Flags” Due Diligence Report prepared by [***] dated [***],

provided that this condition will be satisfied if the Reports are not different in respects which are materially adverse to the interests of the Finance Parties compared to the preliminary or draft Reports received by the Original Lenders prior to the date of this Agreement or those differences have been approved by the Original Lenders (acting reasonably).

4.	FINANCIAL INFORMATION

A copy of the agreed base case model (the “Base Case Model”), provided that the Base Case Model shall be deemed to be in form and substance satisfactory to the Original Lenders if provided substantially in the form received by the Original Lenders on or prior to the date of the Commitment Letter or with any amendments or modifications which do not materially and adversely affect the interests of the Finance Parties under the Finance Documents or which have been made with the approval of the Original Lenders (acting reasonably).

5.	PRESS RELEASE

A copy of the Press Release (provided that the Press Release shall be deemed to be in form and substance satisfactory to the Original Lenders if provided substantially in the form received by the Original Lenders on or prior to the date of the Commitment Letter or with any amendments or modifications which do not materially and adversely affect the interests of the Finance Parties under the Finance Documents or which have been made with the approval of the Original Lenders (acting reasonably)).

6.	FUNDS FLOW STATEMENT

A copy of a closing funds flow statement (the “Funds Flow Statement”) setting out the proposed movement of the net proceeds of Facility B1, provided that the Funds Flow Statement shall be for information purposes only and shall not be required to be in form or substance satisfactory to any Finance Party nor subject to any other approval requirement from any Finance Party.

7.	LEGAL OPINIONS

(a)	A copy of a legal opinion of the counsel to the Original Lenders as to English law.

(b)	A copy of an enforceability and validity legal opinion of the counsel to the Original Lenders as to Luxembourg law.

(c)	A copy of a capacity legal opinion of the counsel to the Parent and the Original Borrower as to Luxembourg law.

(d)	A copy of a legal opinion of the counsel to the Original Lenders as to Maltese law.

(e)	A copy of an enforceability legal opinion of the counsel to the Original Lenders as to Swedish law.

8.	KYC

A copy of any document reasonably necessary to satisfy each Original Lender’s “know your customer” requirements in relation to the Parent, the Original Borrower or Bidco under applicable laws and regulations and pursuant to its usual “know your customer” procedures.

9.	APPROVED LIST

A copy of the Approved List.

10.	PROCESS AGENT

Evidence that the process agent appointed in respect of the Finance Documents for each of the Parent, the Original Borrower and Bidco has accepted its appointment as agent for service of process.

11.	OFFER DOCUMENTS

(a)
A copy of the Offer Documents which shall refer to the fairness opinion, provided that this condition shall be satisfied if the Offer Documents do not include an amendment to the Offer that would not be permitted under this Agreement compared to the draft of the Press Release received by Original Lenders prior to the date of this Agreement.

(b)	A copy of a certificate from an authorised signatory of the Parent dated on, or prior to, the Closing Date certifying and confirming that:

(i)	the Offer has become or been declared unconditional in all respects; and

(ii)
the Minimum Acceptance Condition has been, or will by the Closing Date, be met, or, if the Parent has waived the Minimum Acceptance Condition in accordance with paragraph (c) of Clause 24.36 (Offer undertakings), the Parent is, or will by the Closing Date be, the owner of shares and sufficient options (if any) which, after converting such options in the Target owned by the Parent (if any), such conversion being on an unconditional basis, represents not less than 90 per cent. of the total number of outstanding shares in the Target (on a diluted basis (for this purpose, calculating such percentage on the basis that such acquired options had been converted into shares of the Target)).

(c)	A copy of a settlement agent confirmation letter addressed to the Original Lenders dated 14 January 2022 from Mangold Fondkomission AB.

Part 2
Conditions Precedent Required to be Delivered by an Additional Obligor

1.	An Accession Deed executed by the Additional Obligor and the Parent.

2.	A copy of customary constitutional documents in respect of the Additional Obligor.

3.
A copy of all necessary corporate approvals in respect of the Additional Obligor, including, with respect to an Israeli Obligor, confirmation that all approvals required under the Israeli Companies Law have been obtained pursuant to sections 256(d) and 282 of the Israeli Companies Law.

4.
In the case of an Additional Obligor organised under the laws of the United States of America, any state or territory thereof or the District of Columbia, a certificate of good standing from the secretary of state of the state of organisation or equivalent government entity of such Additional Obligor.

5.	A copy of specimen signatures of the authorised signatories of the Additional Obligor (to the extent such person will execute a Finance Document).

6.	A copy of a formalities certificate of the Additional Obligor:

(a)
confirming that each copy document relating to it specified in paragraphs 2 and 3 above is correct, complete and, to the extent executed, in full force and effect and has not been amended or superseded prior to the date of the Accession Deed; and

(b)
certifying that borrowing or guaranteeing or securing (as appropriate) the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it under its constitutional documents to be exceeded.

7.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A copy of a legal opinion of the legal advisers to the Agent and Security Agent in England, as to English law.

(b)
If the Additional Obligor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a copy of a legal opinion of the legal advisers to the Agent and the Security Agent (and/or, if market convention or practice require this, the legal advisers to the Additional Obligor) in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction.

8.
If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent in respect of the Finance Documents for the Additional Obligor has accepted its appointment as agent for the service of process.

9.	A copy of any security document signed by the Additional Obligor which, subject to the Agreed Security Principles, is required pursuant to Clause 24.31 (Guarantors and Security).

10.
A copy of each document reasonably required by the Agent to carry out and be satisfied with the results of all reasonable “know your customer” or other similar checks (if any) to be carried out by any Finance Party under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

SCHEDULE 3

REQUESTS AND NOTICES

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

SCHEDULE 6

FORM OF ACCESSION DEED

SCHEDULE 7

FORM OF RESIGNATION LETTER

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 9

TIMETABLES

Loans in euro
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 12.1 (Selection of Interest Periods and Terms)).	U‑7 3.00pm
Agent determines the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U‑7 4.00pm
Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day 9.30am
Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day Noon
EURIBOR is fixed	Quotation Day as of 11.00 a.m. (Brussels time)

“U”          =          date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U – X”          =          X Business Days prior to date of utilisation.

SCHEDULE 10

AGREED SECURITY PRINCIPLES

1.	GENERAL

The Agreed Security Principles embody the recognition by the Parties that there may be certain legal and practical difficulties in obtaining effective guarantees and/or security from all relevant Obligors in every jurisdiction in which those Obligors are incorporated or resident. In particular:

(a)
General statutory limitations (e.g. financial assistance, transfer of value provisions, ‘thin capitalisation’, capital maintenance and retention of title claims), employee consultation, regulatory restrictions (including restrictions of any lottery commission, lottery administrator or similar person) or approval requirements and in each case analogous restrictions may limit the ability of certain Obligors to provide a guarantee or security or may require that such security or guarantee be limited by an amount or otherwise and any guarantee or security to be granted pursuant to the terms of the Finance Documents shall be limited accordingly, provided that the Parent shall use commercially reasonable endeavours to overcome any limitation (including conducting customary whitewash or equivalent procedures) and assist in demonstrating that the members of the Group will receive adequate corporate benefit (if that would make it possible to provide the relevant security or guarantee). If, following such commercially reasonable endeavours, any limitation continues to apply, guarantees and security will be provided by such Obligor up to such maximum limitation, subject to these Agreed Security Principles.

(b)	No member of the Group will be required to give guarantees or grant security to the extent that such guarantees or security would:

(i)	not be within its legal capacity;

(ii)	contravene any laws or regulations applicable to it; or

(iii)
cause it or the Group to incur costs (including legal fees, registration fees, stamp duty, taxes, notarial fees and other fees or costs directly incurred by the relevant grantor of the guarantee and/or security) that, in the opinion of the Agent and the Security Agent, are materially disproportionate to the benefit to the Lenders of obtaining such guarantees or security, provided in each case that the relevant Obligor will use reasonable endeavours to overcome any such obstacle to the extent that that can be done at a reasonable cost.

(c)
No Material Company which is acquired pursuant to a Permitted Acquisition where acquired financial indebtedness remains outstanding following completion of such acquisition shall be required to become an Obligor or grant Security if prevented by the terms of the documentation governing such acquired financial indebtedness or Security granted by it prior to its acquisition provided that such Financial Indebtedness or Security constitutes Permitted Financial Indebtedness or Permitted Security, respectively, under the terms of this Agreement.

(d)
The giving of guarantees and the granting and perfection of security will not be required to the extent it would have a material adverse effect on the ability of the relevant Obligor to conduct its business in the ordinary course.

(e)
The Lenders and the Parent shall negotiate the form of each Transaction Security Document in good faith in accordance with these Agreed Security Principles and shall ensure that all documentation required to be entered into as a condition precedent to drawdown under a Facility (or immediately thereafter) is in a finally agreed form as soon as reasonably practicable after the date of this Agreement.

(f)	No Security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement.

(g)	Where appropriate to do so under local law, defined terms in this Agreement shall be incorporated by reference into each Security Document.

(h)
Legal fees up to an amount to be agreed, disbursements, registration costs, registration or similar taxes, notary fees and other costs and expenses related to the guarantees and security incurred by legal counsel to the Obligors and by legal counsel to the Agent, Security Agent and Finance Parties will be paid by the Parent.

(i)
Any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body or any lottery commission, lottery administrator or similar person) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant chargor to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document, provided that reasonable endeavours (exercised for a specified period of time which shall be no longer than 20 Business Days) to obtain consent to charging any asset (where otherwise prohibited) shall be used by the Group if the Security Agent specifies prior to the date of the security or accession document that the asset is material and the Obligors’ Agent is satisfied (acting reasonably) that such endeavours will not involve placing relationships with such third parties in jeopardy.

(j)
Security will not be required over any assets subject to security in favour of a third party or any cash constituting regulatory capital or amounts necessary to satisfy payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, customer deposits or winnings or funds owing to or held on behalf of any gaming authority, lottery commission, lottery administrator, client or customer, including as may be placed in trust accounts (and such assets or cash shall be excluded from any relevant security document).

(k)
Notwithstanding any term of any Finance Document to the contrary, (i) no member of the Group that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code) which is a direct or indirect subsidiary of a US member of the Group or that has a “United States shareholder” (as defined in Section 951(b) of the Code) that is a US member of the Group (but (in both cases) excluding any Subsidiary of such a US member of the Group as of the Closing Date) (“CFC”) or that owns no material assets other than equity and/or debt interest in any CFC (“CFC Holdco”) and no subsidiary of a CFC or CFC Holdco shall be required, in each case, to give a guarantee or pledge any of its assets (including shares in a Subsidiary) as security for a loan or other obligation of any US member of the Group; and (ii) not more than [***]% of the total combined voting power of all classes of shares entitled to vote of any CFC or CFC Holdco shall be required to be pledged directly or indirectly as security for a loan or other obligation of any US member of the Group, provided, in each of (i) and (ii), that to provide such guarantee, security or pledge would cause a material adverse U.S. tax consequence to any United States shareholder (as defined in Section 951(b) of the Code) of such CFC or CFC Holdco pursuant to Section 956 of the Code (as reasonably determined by the Parent in good faith).

(l)	No security shall be granted over (and no guarantees shall be required from) NeoPollard Interactive LLC or its assets.

(m)
No security will be granted over any governmental licences or state or local franchises, charters and authorisations, to the extent a security interest in any such licence, franchise, charter or authorisation is prohibited or restricted thereby, subject to the other general principles set out in this Schedule 10.

(n)	No title investigations or other diligence on assets will be required and no title insurance will be required.

2.	OBLIGORS AND SECURITY

(a)	Each guarantee will be:

(i)	an upstream, cross‑stream and downstream guarantee; and

(ii)	will be for all liabilities of the Obligors under the Finance Documents,

in accordance with, and subject to, the requirements of the Agreed Security Principles in each relevant jurisdiction.

(b)
Security will be for all liabilities of the relevant grantor (including its liabilities in respect of any guarantee) under the Finance Documents in accordance with, and subject to, the Agreed Security Principles in each relevant jurisdiction.

(c)
To the extent possible, all Security shall be given in favour of the Security Agent and not the Finance Parties individually. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the Intercreditor Agreement and not the individual Transaction Security Documents unless required under local laws. To the extent possible, there should be no action required to be taken in relation to the guarantees or Security when any Lender transfers any of its participation in any Facility to a new Lender (and notwithstanding anything to the contrary, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Lender).

3.	TERMS OF SECURITY

(a)	The security will be first ranking and comprise only the security set out in Clause 24.31 (Guarantors and Security) of this Agreement.

(b)
All security (other than share security) will be governed by the law of, and secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security and no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated. Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary. Any security over a structural intercompany loan will be governed by the governing law of such structural intra group loan document or English law.

(c)
Any assets subject to third party arrangements (whether in existence as at the signing date of this Agreement or entered into thereafter) which are permitted by the Finance Documents and which prevent those assets from being charged will be excluded from the relevant Security, provided that (i) such restriction was not included primarily so as to fall within this exception and (ii) if the relevant assets are material, the relevant Obligor shall use reasonable endeavours to obtain consent to charging such assets.

(d)	Subject to agreed exceptions, Transaction Security Documents will where possible automatically create Security over future assets of the same type as those already secured.

(e)
The Transaction Security Documents shall not create new commercial obligations and shall not contain additional or duplicate representations, warranties or undertakings to those set out in the Finance Documents that are not required for the creation, perfection, enforcement or maintenance of the relevant Security in order to protect or preserve the Security granted to the Lenders. Save where it is required under applicable law for the creation, perfection or registration of, or to ensure the validity of, security in accordance with these Security Principles or to facilitate the admissibility of a Security Document in court, there shall not be any repetition or extension for Clauses set out in this Agreement or the Intercreditor Agreement such as those relating to cost and expenses, indemnities, stamp duty, tax gross up, distribution of proceeds, notices and release of security.

(f)
Security in respect of any Material Intra-Group Loans shall permit the relevant debtor to make payments of interest to the creditor under the relevant Material Intra-Group Loans up until the occurrence of a Declared Default. Further, they shall permit the debtor to make payments of principal amounts under the relevant Material Intra-Group Loans, provided that such payments are applied towards payments of the secured obligations. For the avoidance of doubt, any loans arising under any cash pooling, netting or set‑off arrangements permitted by this Agreement shall not be subject to Security.

(g)
Save where it is required under applicable law, the Security will not be enforceable (and any power of attorney will not be issued or exercisable) until a Declared Default has occurred, or, in case of the issuance of any power of attorney only, if the relevant Obligor has failed to take all reasonable steps in its power to comply with a further assurance or perfection obligation within 5 Business Days of being notified of that failure and being requested to comply.

(h)	The terms of the Security shall not restrict the execution or implementation of any steps set out in the Structure Memorandum.

(i)
No security will be required over investments or shares in or assets of Joint Ventures or any other companies not wholly owned directly or indirectly by the Parent and no Joint Venture or partially owned company will be required to provide a guarantee:

(i)	where the Joint Venture is NeoPollard Interactive LLC;

(ii)
where the Joint Venture arrangements or shareholder agreements (other than joint venture arrangements or shareholder agreements solely with members of the Group) prohibit or restrict such security from being granted, provided that such prohibition or restriction was not included primarily so as to fall within this exception and, in the case of a non‑wholly owned Obligor, that non‑wholly owned Obligor has taken all reasonable steps to overcome, avoid or remove that restriction but will be under no further obligations thereafter; or

(iii)
to do so (as a matter of law) requires the consent of a certain percentage (the “Minimum Consent Requirement”) of the shareholders in that non‑wholly owned Obligor or, as the case may be, another party to the Joint Venture agreements, in circumstances where (A) the relevant Obligor (when its shareholding or, as the case may be, partnership interest in the Joint Venture is aggregated with the shareholding or, as the case may be, partnership interest in that non‑wholly owned Obligor or Joint Venture (as applicable) held by any other Obligor) holds less than the Minimum Consent Requirement; (B) that Obligor has used all reasonable endeavours to obtain the consent of the other shareholder(s) or, as the case may be, Joint Venture partners to satisfy the Minimum Consent Requirement; and (C) notwithstanding those endeavours, the Minimum Consent Requirement has not been reached.

(j)
Upon request, security over assets shall, provided that it does not adversely affect the security interest purported to be created hereunder, be released (i) if such release is required to permit a Permitted Disposal of such assets, (ii) upon the occurrence of any legal or regulatory prohibition set out in these Agreed Security Principles, (iii) upon the repayment and cancellation in full of the Facilities (other than where an Event of Default has occurred and is continuing), and (iv) where required pursuant to, in connection with or as a consequence of a Permitted Transaction. The same principle shall apply to registrations to be made in connection with any perfection of Security. In respect of any Transaction Security Document governed by Swedish law (subject to what is set out in paragraph (a)(ii) of Clause 1.11 (Swedish terms) the Transaction Security over the relevant assets will not be released unless the Security Agent has given its prior written consent or the secured obligations have been discharged in full. Save for as may be required in order to have a fully valid, perfected and enforceable security, the Transaction Security Documents will not operate so as to prevent transactions which are otherwise permitted under the Finance Documents or require additional consents or authorisations.

(k)
The Transaction Security Documents will not contain any reporting requirements or information undertakings unless (i) such information and/or reporting is required by local law to perfect or register or maintain the security and this information can be provided without breaching confidentiality requirements, and (ii) such information and/or reporting is provided upon request by the Agent for the same reasons as set out in preceding sub‑paragraph (i), and when required, shall be provided annually or, whilst an Event of Default is continuing, on the Security Agent’s request.

(l)	The terms of the Security should not be such that they are unduly burdensome or interfere unreasonably with the ability of the relevant Obligor to conduct its business in the ordinary course.

(m)	Guarantees and Transaction Security Documents relating to any Additional Obligors will (to the extent relevant) be in the form consistent with those previously agreed in relation to existing Obligors.

(n)	To the extent possible, the Security Agent will hold one set of security for the Secured Parties.

4.	PERFECTION OF SECURITY

(a)
Subject to the above, all steps necessary to perfect, or legal formalities required to be carried out in connection with, any of the Transaction Security Documents, will be completed as soon as practicable and, in any event, within the time periods specified in the Finance Documents or (if earlier or to the extent no such time periods are specified in the Finance Documents) within the time periods specified by applicable law in order to ensure due perfection. The Security will not be perfected if to do so would have a material adverse effect on the ability of an Obligor to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents.

(b)	No promissory notes will be issued in respect of any intercompany debt.

(c)
No perfection action will be required in any jurisdiction in which no Obligor is incorporated or registered (other than in respect of share security and security over Material Intra-Group Loans) but perfection action may be required in the jurisdiction of one Obligor in relation to security granted by another Obligor located in another jurisdiction.

5.	BANK ACCOUNTS

(a)
If an Obligor grants Security over its bank accounts it shall be free to deal with those accounts in the course of its business until a Declared Default (other than any accounts which are specifically blocked).

(b)
Subject to the following paragraph, notice of the Security will be served on the account bank within five Business Days of the Security being granted and the Obligor shall use its reasonable endeavours to obtain an acknowledgement of that notice within 20 Business Days of service. If such Obligor has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period. Irrespective of whether notice of the Security is required for perfection, if the service of notice would prevent that Obligor from using a bank account (other than any accounts which are specifically blocked) in the ordinary course of its business (prior to a Declared Default) no notice of Security shall be served until the occurrence of a Declared Default.

(c)
Any Security over bank accounts (other than any accounts which are specifically blocked) shall be subject to any prior security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of Security may request these are waived by the account bank but the Obligor shall not be required to change its banking arrangements if these Security interests are not waived or only partially waived.

(d)	If required under local law Security over bank accounts will be registered subject to the general principles set out in this Schedule 10.

(e)
Each of the Parent, the Borrower and Bidco shall (subject to the other provisions of the Agreed Security Principles) grant security over an applicable bank account to the extent opened by the Parent, the Borrower or Bidco (as applicable) in a jurisdiction in which an Obligor is incorporated. Bank account security shall not include any non-cash account, tax accounts, payroll accounts, employee share scheme accounts, trust accounts or any other bank account to the extent monies deposited therein are held on trust for beneficiaries which are not members of the Group. Control agreements (or perfection by control or similar arrangements) shall only be required with respect to US bank accounts (to the extent required by the applicable account bank).

6.	RECEIVABLES

(a)
If an Obligor grants security over its material intercompany receivables it shall be free to deal with those receivables in the ordinary course of its business in accordance with the terms of this Agreement and the Intercreditor Agreement until a Declared Default.

(b)
Notice of the security will be served on the relevant lender within five Business Days of the security being granted and the relevant Obligor shall use its reasonable endeavours to obtain an acknowledgement of that notice within 20 Business Days of service. Where the relevant creditor and debtor are Obligors, such notice shall be deemed given in the Intercreditor Agreement. Irrespective of whether notice of the Security is required for perfection, if the service of notice would prevent the Obligor from dealing with a receivable in the ordinary course of its business no notice of Security shall be served until the occurrence of a Declared Default.

(c)	If required under local law Security over intercompany receivables will be registered subject to the general principles set out in this Schedule 10.

(d)	For the avoidance of doubt, any loans arising under any cash pooling, netting or set-off arrangements permitted by this Agreement shall not be subject to security.

7.	INTELLECTUAL PROPERTY

(a)	An Obligor will only be required to grant security over its Material Intellectual Property.

(b)
No security interest over any Material Intellectual Property shall be required to be granted (or perfected) with respect to any Excluded Jurisdiction or any other jurisdiction or territory in which an Obligor is not incorporated.

(c)	No security will be granted over any Material Intellectual Property which cannot be secured under the terms of the relevant licensing agreement.

(d)
If security is granted over the relevant Material Intellectual Property, the grantor shall be free to deal with, use, licence and otherwise commercialise those assets in the course of its business (including allowing such Material Intellectual Property to lapse if no longer material to its business) until a Declared Default which is continuing and notice of acceleration in connection thereof has been given by the Agent in accordance with the terms of this Agreement.

(e)
No security shall be granted over any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law.

(f)
Notice of any security interest over Material Intellectual Property will only be served on a third party from whom Material Intellectual Property is licensed upon written request of the Security Agent, which may only be given after the occurrence of a Declared Default which is continuing.

(g)
Material Intellectual Property security will be required to be registered under the law of that security document, at any relevant supra-national registry, or otherwise at any national registry, subject to the general principles set out in this Schedule 10. Security over intellectual property rights will be taken on an “as is, where is” basis and the Group will not be required to procure any changes to, or corrections of filings on, external registers.

8.	SHARES

(a)	Subject to these Security Principles, shares in each Obligor and each Material Subsidiary (in each case, other than the Parent) shall be subject to Security.

(b)
The relevant Transaction Security Document will be governed by the laws of jurisdiction of incorporation of the Obligor whose shares are being secured and not by the laws of the jurisdiction of incorporation of the Obligor granting the Security.

(c)	Until a Declared Default:

(i)
the pledgor will be permitted to retain and to exercise voting rights appertaining to any shares pledged by it in a manner which does not adversely affect the validity or enforceability of the Security; and

(ii)	the pledgor will be permitted to pay, receive and retain dividends (subject to the terms of this Agreement).

(d)
Where customary and applicable as a matter of law, on or as soon as soon as reasonably practicable, and in any event within 20 Business Days of execution of the share charge or share mortgage (as the case may be), share certificates (or other documents evidencing title to the relevant shares) and (stamped, to the extent relevant under applicable law) stock transfer forms executed in blank (or local law equivalent) will be provided to the Security Agent and, where required by law or where customary, the share certificates or shareholders’ register will be endorsed or written up and the endorsed share certificates and/or a copy of the written up register provided to the Security Agent.

(e)
Unless the restriction is required by law or the terms of a shareholders’ agreement entered into with a party that is not a member of the Group, the constitutional documents of a member of the Group whose shares are to be pledged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on enforcement of the Security granted over them. Subject to paragraph 3(i) above, shares in Joint Ventures will not be subject to security where such security is prohibited by the terms of the underlying joint venture agreement.

(f)	If required under local law security over shares will be registered subject to the general principles set out in these Security Principles.

(g)	If required under local law, stamp duty will be paid in respect of such Security subject to the general principles set out in these Security Principles.

9.	RELEASE OF SECURITY

Unless required by local law the circumstances in which the Security shall be released should not be dealt with in individual Transaction Security Documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

10.	INTERCREDITOR AGREEMENT, THIS AGREEMENT AND THE SECURITY DOCUMENTS

Except where it is not possible under local law without the creation, perfection or enforceability of the relevant security being prejudiced, each Transaction Security Document must contain a Clause which records that if there is a conflict between the security document and this Agreement or the Intercreditor Agreement then (to the fullest extent permitted by law) the provisions of this Agreement or (as applicable) the Intercreditor Agreement will take priority over the provisions of the Transaction Security Document.

SCHEDULE 11

FORM OF INCREASE CONFIRMATION

SCHEDULE 12

FORMS OF NOTIFIABLE DEBT PURCHASE NOTICE

SCHEDULE 13

FORM OF ACCORDION FACILITY NOTICE

SCHEDULE 14

FORM OF ACCORDION LENDER ACCESSION DEED

SCHEDULE 15

THE INITIAL GUARANTORS

Name of Original Guarantor	Jurisdiction of Incorporation	Registration number (or equivalent, if any)
NeoGames Systems Ltd	Israel	51-509369-8
NeoGames US, LLP	Delaware, USA	5576821
NeoGames Solutions LLC	Delaware, USA	7078670

Signatories

THE PARENT

NEOGAMES S.A.

By:	/s/ Mordechay Malool

Adress: [ ● ]

Email: [ ● ]

Attention: [ ● ]

ORIGINAL BORROWER

NEOGAMES CONNECT S.À R.L.

By:	/s/ Mordechay Malool

Adress: [ ● ]

Email: [ ● ]

Attention: [ ● ]

ORIGINAL GUARANTOR

NEOGAMES S.A.

By:	/s/ Mordechay Malool

Adress: [ ● ]

Email: [ ● ]

Attention: [ ● ]

ORIGINAL GUARANTOR

NEOGAMES CONNECT S.À R.L.

By:	/s/ Mordechay Malool

Adress: [ ● ]

Email: [ ● ]

Attention: [ ● ]

ORIGINAL GUARANTOR

NEOGAMES CONNECT LIMITED

By:	/s/ Raviv Adler

Adress: [ ● ]

Email: [ ● ]

Attention: [ ● ]

ORIGINAL LENDER

/s/ Marisa J. Beeney

For and on behalf of

BLACKSTONE PRIVATE CREDIT FUND

as Lender

Name: Marisa J. Beeney

Title: Authorised Signatory

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Stefano Ciccarello

For and on behalf of

GSO ESDF II (LUXEMBOURG) HOLDCO S.À R.L.

as Lender

Name: Stefano Ciccarello

Title: Manager A

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Gàbor Bernath

For and on behalf of

GSO ESDF II (LUXEMBOURG) HOLDCO S.À R.L.

as Lender

Name: Gàbor Bernath

Title: Manager B

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Stefano Ciccarello

For and on behalf of

GSO ESDF II (LUXEMBOURG) LEVERED HOLDCO II S.À R.L.

as Lender

Name: Stefano Ciccarello

Title: Manager A

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Gàbor Bernath

For and on behalf of

GSO ESDF II (LUXEMBOURG) LEVERED HOLDCO II S.À R.L.

as Lender

Name: Gàbor Bernath

Title: Manager B

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Stefano Ciccarello

For and on behalf of

GSO ESDF II (LUXEMBOURG) LEVERED HOLDCO I S.À R.L.

as Lender

Name: Stefano Ciccarello

Title: Manager A

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Gàbor Bernath

For and on behalf of

GSO ESDF II (LUXEMBOURG) LEVERED HOLDCO I S.À R.L.

as Lender

Name: Gàbor Bernath

Title: Manager B

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Stefano Ciccarello

For and on behalf of

G QCM (LUXEMBOURG) HOLDCO S.À R.L.

as Lender

Name: Stefano Ciccarello

Title: Manager A

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

ORIGINAL LENDER

/s/ Gàbor Bernath

For and on behalf of

G QCM (LUXEMBOURG) HOLDCO S.À R.L.

as Lender

Name: Gàbor Bernath

Title: Manager B

Notice Details:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

With a copy to:

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

and

Adress: [ ● ]

Email: [ ● ]

FAO: [ ● ]

THE AGENT

GLOBAL LOAN AGENCY SERVICES LIMITED

By:	/s/ Authorised Signatory
Authorised Signatory

Address: [ ● ]

Email: [ ● ]

Attention: [ ● ]

Phone: [ ● ]

Fax: [ ● ]

THE SECURITY AGENT

GLAS TRUST CORPORATION LIMITED

By:	/s/ Authorised Signatory
Authorised Signatory

Address: [ ● ]

Email: [ ● ]

Attention: [ ● ]

Phone: [ ● ]

Fax: [ ● ]

[Signature page to the Connect Senior Facilities Agreement]